                                                            Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933
                            -----------------------
                              FIRSTAR CORPORATION
            (Exact name of Registrant as specified in its charter)

                            -----------------------

       WISCONSIN                                6022                        39-0711710
(State or other jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer
incorporation or organization)         Classification Code No.)             Identification No.)
                                       777 EAST WISCONSIN AVENUE
                                       MILWAUKEE, WISCONSIN 53202
                                       (414) 765-4321

(Address, including ZIP Code and telephone number, including area code, of registrant's principal executive officers)

                            -----------------------

      HOWARD H. HOPWOOD III                                 COPY TO:
SENIOR VICE PRESIDENT & GENERAL COUNSEL               DANIEL O'ROURKE, ESQ.
     FIRSTAR CORPORATION                      VEDDER, PRICE, KAUFMAN & KAMMHOLZ
   777 EAST WISCONSIN AVENUE                        222 NORTH LASALLE STREET
  MILWAUKEE, WISCONSIN 53202                      CHICAGO, ILLINOIS 60601-1003
       (414) 765-5977                                    (312) 609-7500
(Name, address, including ZIP Code, and
telephone number, including area code,
of agent for service)
                            -----------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            -----------------------

                                                  CALCULATION OF REGISTRATION FEE
                                                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED              REGISTERED               UNIT                    PRICE                 FEE
- ------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.25 par value, with           7,720,697 shares
    attached Preferred Share Purchase                 and
    Rights . . . . . . . . . . . . . . .       3,860,349 rights(1)    $26.3425(2)           $203,382,385(2)          $70,132

 Depositary Shares . . . . . . . . . . .         775,000 shares(3)      $30.00(4)            $23,265,000(4)           $8,022

 Series D Convertible Preferred Stock,
    $1.00 par value  . . . . . . . . . .          38,775 shares             N/A(4)                  N/A(4)               N/A(4)

 Common Stock, $1.25 par value, with
    attached Preferred Share Purchase
    Rights . . . . . . . . . . . . . . .             (5)                    N/A                     N/A                  N/A
                                                                                                                   ---------------
                                                                                                                       $78,155
                                                                                                                       =======

(1) Represents the maximum number of shares of Common Stock of Firstar Corporation ("Firstar") and associated Preferred Share Purchase Rights issuable upon consummation of the merger of First Colonial Bankshares Corporation ("First Colonial") into Firstar Corporation of Illinois as described herein. Each share of Firstar Common Stock issued will have attached thereto one-half of one Preferred Share Purchase Right.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933 based on (a) the average of the high and low prices for First Colonial Class A Common Stock as reported on the Nasdaq National Market on November 16, 1994 ($21.50) and the 8,425,829 shares of First Colonial Class A Common Stock that may be outstanding at closing of the merger and which are the maximum number to be received by Firstar or cancelled in the merger and (b) the book value for First Colonial Class B Common Stock on October 31, 1994 ($14.17) and the 1,568,600 shares of First Colonial Class B Common Stock that may be outstanding at closing of the merger and which are the maximum number to be received by Firstar or cancelled in the merger. The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Firstar Common Stock to which the Rights are attached.
(3) Each Depositary Share of Firstar represents 1/20 share of Series D Convertible Preferred Stock of Firstar.
(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933 based on the average of the high and low prices for First Colonial Depositary Shares as reported on the Nasdaq National Market on November 15, 1994 and the 775,500 shares of First Colonial Depositary Shares (representing 38,775 shares of First Colonial Series C Convertible Preference Stock) that are outstanding and which are the maximum number to be received by Firstar or cancelled in the merger.
(5) Such indeterminate number of shares of Firstar common stock and Preferred Share Purchase Rights as may be issuable upon conversion of the Firstar Series D Convertible Preferred Stock registered hereby.

                       -------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              FIRSTAR CORPORATION

                           CROSS-REFERENCE SHEET TO
                    PROXY STATEMENT-PROSPECTUS PURSUANT TO
                         RULE 501(B) OF REGULATION S-K

                                                                                                          LOCATION IN PROXY
           ITEM OF FORM S-4                                                                             STATEMENT-PROSPECTUS
           ----------------                                                                             --------------------

           A.       INFORMATION ABOUT THE TRANSACTION
                                                                                                Cross Reference Sheet; Outside Front
                 1.  Forepart of Registration Statement and Outside Front Cover Page of         Cover Page of Proxy Statement-
                     Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Prospectus

                 2.  Inside Front and Outside Back Cover Pages of Prospectus   . . . . . . .    Available Information; Incorporation
                                                                                                of Certain Information by Reference
                 3.  Risk Factors, Ratio of Earnings to Fixed Charges and Other
                     Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Summary

                 4.  Terms of the Transaction  . . . . . . . . . . . . . . . . . . . . . . .    Summary; Proposed Merger
                                                                                                Pro Forma Combining Financial
                 5.  Pro Forma Financial Information   . . . . . . . . . . . . . . . . . . .    Statements
                 6.  Material Contacts with the Company Being Acquired   . . . . . . . . . .    Proposed Merger

                 7.  Additional Information Required for Reoffering by Persons and Parties
                     Deemed to be Underwriters   . . . . . . . . . . . . . . . . . . . . . .                      *
                 8.  Interests of Named Experts and Counsel  . . . . . . . . . . . . . . . .    Experts; Opinions
                 9.  Disclosure of Commission Position on Indemnification for Securities Act
                     Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      *


           B.    INFORMATION ABOUT THE REGISTRANT
                                                                                                Firstar Corporation; Comparative
                 10. Information with Respect to S-3 Registrants   . . . . . . . . . . . . .    Rights of Stockholders
                                                                                                Incorporation of Certain Information
                 11. Incorporation of Certain Information by Reference   . . . . . . . . . .    by Reference

                 12. Information with Respect to S-2 or S-3 Registrants  . . . . . . . . . .                      *
                 13. Incorporation of Certain Information by Reference   . . . . . . . . . .                      *
                 14. Information with Respect to Registrants other than S-3 or S-2
                     Registrants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      *


           C.    INFORMATION ABOUT THE COMPANY BEING ACQUIRED
                                                                                                First Colonial Bankshares
                                                                                                Corporation; Comparative Rights of
                 15. Information with Respect to S-3 Companies   . . . . . . . . . . . . . .    Stockholders





__________________

* Omitted because answer to item is negative or item is not applicable.

                                                                                                          LOCATION IN PROXY
           ITEM OF FORM S-4                                                                             STATEMENT-PROSPECTUS
           ----------------                                                                             --------------------
                 16. Information with Respect to S-2 or S-3 Companies  . . . . . . . . . . .                      *
                 17. Information with Respect to Companies other than S-3 or S-2
                     Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      *

           D.    VOTING AND MANAGEMENT INFORMATION


                                                                                                Outside Front Cover Page of Proxy
                 18. Information if Proxies, Consents and Authorizations are to be              Statement-Prospectus; Summary;
                     Solicited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    Meeting Information; Proposed Merger

                 19. Information if Proxies, Consents or Authorizations are not to be
                     Solicited or in an Exchange Offer   . . . . . . . . . . . . . . . . . .                      *





__________________

* Omitted because answer to item is negative or item is not applicable.

[First Colonial Logo]

                     FIRST COLONIAL BANKSHARES CORPORATION

                                                               December __, 1994
Dear Fellow Stockholder:

         We are pleased to enclose materials relating to a Special Meeting of Common Stockholders of First Colonial Bankshares Corporation ("First Colonial") to be held at 9:00 a.m. (local time), on Wednesday, January 18, 1995, at the Chicago Cultural Center, 77 East Randolph Street, Chicago, Illinois.

         The purpose of the meeting is to consider and vote on an Agreement and Plan of Reorganization among Firstar Corporation ("Firstar"), Firstar Corporation of Wisconsin ("FCW"), a subsidiary of Firstar, and First Colonial, dated as of July 31, 1994, and the Plan of Merger attached thereto (together, the "Merger Agreements"), relating to the proposed merger (the "Merger") of First Colonial with and into FCW. Pursuant to the Merger, First Colonial will become a wholly owned subsidiary of Firstar.

         Under the terms of the Merger Agreements and upon consummation of the Merger, each outstanding share of Class A Common Stock and Class B Common Stock of First Colonial ("First Colonial Common Stock") will be converted into 0.7725 of a share of Firstar Common Stock (including associated Preferred Share Purchase Rights), and each outstanding Depositary Share representing an interest in First Colonial Series C Convertible Preference Stock ("First Colonial Depositary Shares") will be converted into one Depositary Share representing an interest in a newly created class of Firstar convertible preferred stock having substantially the same terms ("Firstar Preferred Stock"), as more fully described in the accompanying Proxy
Statement-Prospectus.

         The Merger is intended to be tax-free to First Colonial stockholders for federal income tax purposes except as described under "PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger" in the accompanying Proxy Statement-Prospectus.

         The enclosed Proxy Statement-Prospectus of Firstar and First Colonial contains a more complete description of the terms of the proposed Merger. You are urged to read the Proxy Statement-Prospectus carefully.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENTS AS BEING IN THE BEST INTERESTS OF FIRST COLONIAL AND ITS STOCKHOLDERS AND RECOMMENDS THAT HOLDERS OF FIRST COLONIAL COMMON STOCK VOTE IN FAVOR OF THE MERGER. IN MAKING THIS RECOMMENDATION, THE BOARD OF DIRECTORS HAS CONSIDERED NUMEROUS FACTORS, INCLUDING, BUT NOT LIMITED TO THE CONSIDERATION OFFERED BY FIRSTAR AND THE STRUCTURE OF THE PROPOSED MERGER, WHICH IS DESIGNED TO MAKE THE MERGER TAX-FREE FOR FEDERAL INCOME TAX PURPOSES TO STOCKHOLDERS OF FIRST COLONIAL WHO RECEIVE FIRSTAR COMMON STOCK (EXCEPT FOR CASH RECEIVED IN LIEU OF FRACTIONAL SHARES OF FIRSTAR COMMON STOCK) OR FIRSTAR PREFERRED STOCK (OR DEPOSITARY SHARES REPRESENTING AN INTEREST IN SUCH FIRSTAR PREFERRED STOCK) AND TO ALLOW FIRST COLONIAL STOCKHOLDERS TO PARTICIPATE IN THE FUTURE OF THE COMBINED ORGANIZATION.

         Whether or not you plan to attend the Special Meeting, holders of First Colonial Common Stock are asked to please fill out, sign, and date the enclosed proxy card, and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States. If you later find that you may be present at the Special Meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Please note that holders of the receipts representing First Colonial Depositary Shares are not entitled to vote on the Merger.

                                C. Paul Johnson
               Chairman of the Board and Chief Executive Officer

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES OR RECEIPTS AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES AND RECEIPTS.

[First Colonial Logo]

                     FIRST COLONIAL BANKSHARES CORPORATION

                      30 North Michigan Avenue, Suite 300

                          Chicago, Illinois 60602-0493

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 18, 1995


To the Stockholders of First Colonial Bankshares Corporation:

                 NOTICE IS HEREBY GIVEN that a special meeting of the holders of Class A and Class B Common Stock of First Colonial Bankshares Corporation, a Delaware corporation ("First Colonial"), pursuant to action of the Board of Directors, will be held at the Chicago Cultural Center, 77 East Randolph Street, Chicago, Illinois, on January 18, 1995, at 9:00 a.m. local time, for the following purposes:

                 1. To consider and vote upon the approval and adoption of an Agreement and Plan of Reorganization and a Plan of Merger (the "Merger Agreements"), each dated as of July 31, 1994, that provide for, among other things, the merger (the "Merger") of First Colonial with and into Firstar Corporation of Wisconsin, a wholly owned subsidiary of Firstar Corporation, the conversion of the outstanding shares of First Colonial Class A and Class B Common Stock into the right to receive shares of Firstar Corporation Common Stock and associated Preferred Share Purchase Rights, and the conversion of the outstanding shares of First Colonial Series C Convertible Preference Stock into the right to receive shares of Firstar Corporation Series D Convertible Preferred Stock, as described in the Proxy Statement-Prospectus accompanying this notice; and

                 2. To transact such other business as may properly be brought before the Special Meeting or any adjournments thereof.

                 The close of business on December 12, 1994 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Please note that holders of depositary receipts representing an interest in First Colonial Series C Convertible Preference Stock are not entitled to vote on the Merger Agreements but are entitled to receive this notice of the Special Meeting.

                 Holders of First Colonial Class B Common Stock have the statutory right to dissent from the Merger and, if the Merger is consummated, to receive payment in cash for the "fair value" of their shares of First Colonial Class B Common Stock upon compliance with the provisions of Section 262 of the Delaware General Corporation Law. To perfect this right, a holder of First Colonial Class B Common Stock must not vote such shares in favor of the Merger Agreements at the Special Meeting (this may be done by marking a proxy either to vote against the Merger Agreements or to abstain from voting thereon or by not voting at all), must deliver written notice of dissent before the vote on the Merger is taken and must otherwise comply with this statute. A copy of Section 262 of the Delaware General Corporation Law is attached as Appendix A to the Proxy Statement-Prospectus.

                 The Special Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the Special Meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at such postponed or adjourned Special Meeting.

                 THE BOARD OF DIRECTORS OF FIRST COLONIAL BELIEVES THE PROPOSED MERGER IS IN THE BEST INTERESTS OF FIRST COLONIAL AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE COMMON STOCKHOLDERS OF FIRST COLONIAL VOTE "FOR" PROPOSAL NUMBER (1) ABOVE.

                 Whether or not you plan to attend the Special Meeting, holders of First Colonial Class A and Class B Common Stock are asked to please complete, date and sign the enclosed proxy, which is solicited by the Board of Directors of First Colonial, and return it promptly in the accompanying envelope. No postage is required if mailed in the United States. The giving of such proxy does not affect your right to vote in person in the event you attend the Special Meeting. You may revoke the proxy at any time prior to its exercise in the manner described in the Proxy Statement-Prospectus.

                                        By Order of the Board of Directors,



                                        C. Paul Johnson, Chairman of the Board
                                        and Chief Executive Officer

Chicago, Illinois
December __, 1994


PLEASE DO NOT SEND YOUR STOCK CERTIFICATES OR RECEIPTS AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES AND RECEIPTS.

[Firstar Logo]                                           [First Colonial Logo]


                                PROXY STATEMENT

                     FIRST COLONIAL BANKSHARES CORPORATION
                      30 NORTH MICHIGAN AVENUE, SUITE 300
                         CHICAGO, ILLINOIS  60602-0493
                                 (312) 419-9891

                     SPECIAL MEETING OF COMMON STOCKHOLDERS

                              ____________________

                                   PROSPECTUS

                              FIRSTAR CORPORATION

                              ____________________

                 This Proxy Statement-Prospectus is being furnished to the stockholders of First Colonial Bankshares Corporation, a Delaware corporation ("First Colonial"), in connection with the solicitation of proxies of common stockholders of First Colonial by the Board of Directors of First Colonial for use at the special meeting of stockholders of First Colonial to be held on January 18, 1995, at the Chicago Cultural Center, 77 East Randolph Street, Chicago, Illinois, commencing at 9:00 a.m., local time, and any adjournments or postponements thereof (the "Special Meeting"). At the Special Meeting, holders of First Colonial's Class A common stock, $1.25 par value ("First Colonial Class A Common Stock"), and Class B common stock, $1.25 par value ("First Colonial Class B Common Stock" and, together with the First Colonial Class A Common Stock, "First Colonial Common Stock"), will consider and vote upon the approval and adoption of an Agreement and Plan of Reorganization, dated as of July 31, 1994 (the "Reorganization Agreement"), among First Colonial, Firstar Corporation, a Wisconsin corporation ("Firstar"), and Firstar Corporation of Wisconsin (as successor to Firstar Corporation of Illinois), a Wisconsin corporation and wholly owned subsidiary of Firstar ("FCW"), and a related Plan of Merger, dated as of July 31, 1994, by and between First Colonial and FCW and joined in by Firstar for certain limited purposes (the "Plan of Merger" and, together with the Reorganization Agreement, the "Merger Agreements"), which provide for the merger of First Colonial with and into FCW (the "Merger").

                 Under the Merger Agreements, each outstanding share of First Colonial Common Stock will be converted into the right to receive 0.7725 of a share of common stock of Firstar, $1.25 par value, and associated Preferred Share Purchase Rights (collectively referred to herein as "Firstar Common Stock"), and each outstanding share of First Colonial's Series C Convertible Preference Stock, no par value ("First Colonial Series C Preference Stock"), will be converted into the right to receive one share of Series D Convertible Preferred Stock, $1.00 par value, of Firstar ("Firstar Preferred Stock"), which is a new class of preferred stock of Firstar with terms substantially the same as the First Colonial Series C Preference Stock.

                 The Merger will not be taxable for federal income tax purposes, except with respect to cash received by holders of First Colonial Common Stock in lieu of fractional shares of Firstar Common Stock or by holders of First Colonial Class B Common Stock as a result of their exercise of statutory rights to dissent from the Merger. For a more complete description of the Merger Agreements and the terms of the Merger, see "PROPOSED MERGER."

                 This Proxy Statement-Prospectus also constitutes a prospectus of Firstar with respect to shares of Firstar Common Stock to be issued in the Merger in exchange for outstanding shares of First Colonial Common Stock and shares of Firstar Preferred Stock to be issued in the Merger in exchange for outstanding shares of First Colonial Series C Preference Stock. In addition, this Proxy Statement-Prospectus constitutes a prospectus of Firstar with respect to the shares of Firstar Common Stock issuable upon conversion of the Firstar Preferred Stock. This Proxy Statement-Prospectus also relates to depositary shares each of which currently represents ownership of one-twentieth of a share of First Colonial Series C Preference Stock deposited with First Chicago Trust Company of New York and each of which entitles the holder thereof to all proportional rights and preferences of the First Colonial Series C Preference Stock. In accordance with the terms of the Deposit Agreement between First Colonial, First Chicago Trust Company of New York, as depositary (the "Depositary"), and all holders from time to time of the depositary receipts issued thereunder, dated as of April 27, 1992 (the "Deposit Agreement"), upon the conversion of First Colonial Series C Preference Stock into Firstar Preferred Stock in the Merger, each depositary share will thereafter, at the direction of FCW as the surviving corporation in the Merger (the "Surviving Corporation"), represent ownership of one-twentieth of a share of Firstar Preferred Stock. The depositary shares that currently represent First Colonial Series C Preference Stock and that after the Merger will represent Firstar Preferred Stock are collectively referred to herein as the "Depositary Shares".

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION NOR HAS ANY SUCH COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-
                     PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                 Copies of this Proxy Statement-Prospectus are first being mailed to stockholders of First Colonial on or about December __, 1994.


       The date of this Proxy Statement-Prospectus is December __, 1994.

                             AVAILABLE INFORMATION

                 Firstar and First Colonial are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Regional Offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, Firstar Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange, and reports, proxy statements and other information filed by Firstar with such exchanges may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Chicago Stock Exchange Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605.

                 This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") covering the securities offered hereby which Firstar has filed with the Commission, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to Firstar, First Colonial and the securities offered hereby.

                 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRSTAR, FCW OR FIRST COLONIAL. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED HEREBY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRSTAR, FCW OR FIRST COLONIAL SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                 THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF DOCUMENTS RELATING TO FIRSTAR, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE UPON REQUEST WITHOUT CHARGE FROM MR. WILLIAM
H. RISCH, SENIOR VICE PRESIDENT-FINANCE AND TREASURER, FIRSTAR CORPORATION, 777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN 53202 (TELEPHONE 414/765-4985). COPIES OF DOCUMENTS RELATING TO FIRST COLONIAL, EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE FROM MS. BARBARA
A. KILIAN, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, FIRST COLONIAL BANKSHARES CORPORATION, 30 NORTH MICHIGAN AVENUE, SUITE 300, CHICAGO, ILLINOIS 60602-0493 (TELEPHONE (312) 696-1321). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY ______________.

                 The following documents filed with the Commission are incorporated herein by reference:

                 (a) Firstar's Annual Report on Form 10-K for the year ended December 31, 1993;

                 (b) Firstar's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994;

                 (c) the description of Firstar Common Stock (including the Preferred Share Purchase Rights) contained in Firstar's registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description;

                 (d) First Colonial's Annual Report on Form 10-K for the year ended December 31, 1993;

                 (e) First Colonial's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994;

                 (f) First Colonial's Current Report on Form 8-K filed August 4, 1994; and

                 (g) the descriptions of First Colonial Common Stock, First Colonial Series C Preference Stock and the depositary shares representing such preference stock contained in First Colonial's registration statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

                 All documents filed by Firstar or First Colonial pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meeting will be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the date of filing of the documents.

                 Any statement contained in a document incorporated by reference herein or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                              FIRSTAR CORPORATION
                                      AND
                     FIRST COLONIAL BANKSHARES CORPORATION
                           PROXY STATEMENT-PROSPECTUS

                               TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Proposed Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         The Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Recommendation of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Date of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Dividends on First Colonial Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Management and Operations After the Merger . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Waivers and Amendments to the Merger Agreements  . . . . . . . . . . . . . . . . . . . . . .   11
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Resales of Firstar Common Stock by Affiliates  . . . . . . . . . . . . . . . . . . . . . . .   11
         Preferred Share Purchase Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Markets and Market Prices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Comparative Per Common Share Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

COMPARATIVE PER COMMON SHARE DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

HISTORICAL AND PRO FORMA SELECTED FINANCIAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .   14

HISTORICAL AND PRO FORMA SELECTED FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . .   15

MEETING INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Date, Place and Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Record Date; Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Voting and Revocation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

PROPOSED MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         First Colonial's Reasons for the Merger and Board Recommendation . . . . . . . . . . . . . .   25


                                                                                                       Page
                                                                                                       ----
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Firstar Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Depositary Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Assignment and Assumption Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Conditions to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         Business Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Termination, Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Management and Operations After the Merger . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . .   51
         Effect on Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Certain Federal Income Tax Consequences of the Merger  . . . . . . . . . . . . . . . . . . .   56
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Resale of Firstar Common Stock, Firstar Preferred Stock and Firstar Subordinated Notes . . .   58
         Rights of Dissenting Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

COMPARATIVE RIGHTS OF STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Preferred Share Purchase Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Appraisal Rights and Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Assessability; Potential Liability For Wages . . . . . . . . . . . . . . . . . . . . . . . .   61
         Takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Liability of Directors; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Action Without A Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

FIRSTAR CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Supervision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
         Other Acquisitions and Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         Incorporation of Certain Information by Reference  . . . . . . . . . . . . . . . . . . . . .   68

FIRST COLONIAL BANKSHARES CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70


                                                                                                       Page
                                                                                                       ----
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

PRO FORMA COMBINING FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
APPENDIX A -  Section 262 of the Delaware General Corporation Law
APPENDIX B -  Merger Agreements
APPENDIX C -  Fairness Opinion of Donaldson, Lufkin & Jenrette


                                    SUMMARY

                 The following is a brief summary of certain information with respect to matters to be considered at the Special Meeting of holders of First Colonial Common Stock. As used in this Proxy Statement-Prospectus, the terms "Firstar" and "First Colonial" refer to such corporations, respectively, and except where the context otherwise requires, such entities and their respective subsidiaries. All information concerning Firstar included in this Proxy Statement-Prospectus has been furnished by Firstar, and all information concerning First Colonial has been furnished by First Colonial. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement of First Colonial and Prospectus of Firstar, including the appendices hereto (this "Proxy Statement-Prospectus"), and the documents incorporated in this Proxy Statement-Prospectus by reference. Stockholders are urged to review carefully the entire Proxy Statement-Prospectus.

THE COMPANIES

Firstar Corporation and Firstar Corporation of Wisconsin

                 Firstar, a Wisconsin corporation, whose common stock is listed on the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange, is a multi-bank holding company organized in 1929. The principal assets of Firstar are its investments in ____ banks with offices located in the states of Wisconsin, Minnesota, Illinois, Iowa and Arizona. On September 30, 1994, Firstar had consolidated total assets of $14.3 billion and stockholders' equity of $1.2 billion. Firstar's principal executive offices are located at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 (telephone: (414) 765-4321). See "FIRSTAR CORPORATION." Firstar Corporation of Illinois, which was a wholly owned subsidiary of Firstar, merged into FCW on November __, 1994. FCW, a wholly owned subsidiary of Firstar, owns [19 banks with 126 offices, including 15 in Illinois, and a trust subsidiary]. At the time of the Merger, one subsidiary bank of FCW, Firstar Bank Illinois, will operate Firstar's existing Illinois offices.

First Colonial Bankshares Corporation

                 First Colonial, a Delaware corporation, is a multi-bank holding company that commenced operations in 1978. On September 30, 1994, First Colonial had consolidated total assets of $1.8 billion and stockholders' equity of $158 million. First Colonial's principal executive offices are located at 30 North Michigan Avenue, Suite 300, Chicago, Illinois 60602-0493 (telephone (312) 419-9891). The principal assets of First Colonial are its investments in 17 banks located in the Chicago metropolitan area. See "FIRST COLONIAL BANKSHARES CORPORATION."

PROPOSED MERGER

                 Firstar, First Colonial and FCW have entered into an Agreement and Plan of Reorganization dated as of July 31, 1994 and a related Plan of Merger dated as of July 31, 1994, providing, among other things, for the merger of First Colonial with and into FCW, as a result of which Firstar will directly own 100% of the stock of the surviving corporation, FCW. Upon the Merger, the rights of First Colonial stockholders will be governed by Wisconsin law and the Restated Articles of Incorporation and Bylaws of Firstar. See "PROPOSED MERGER."

                 Upon consummation of the Merger, each outstanding share of First Colonial Common Stock will be converted into 0.7725 of a share of Firstar Common Stock (subject to the payment of cash in lieu of fractional shares and, in the case of First Colonial Class B Common Stock, except for shares as to which dissenters' rights are perfected) (such ratio, the "Exchange Ratio") and each outstanding share of First Colonial Series C Preference Stock will be converted into one share of Firstar Preferred Stock. Pursuant to the Deposit Agreement, upon conversion of First Colonial Series C Preference Stock into Firstar Preferred Stock, each Depositary Share will thereafter automatically and with no action on the part of the holder thereof represent ownership of one-twentieth of a share of Firstar Preferred Stock. See "PROPOSED MERGER--Terms of the Merger; Firstar Preferred Stock; Depositary Shares; Options; Assignment and Assumption Agreements."

THE MEETING

        The Special Meeting of the holders of First Colonial Common Stock will be held at the Chicago Cultural Center, 77 East Randolph Street, Chicago, Illinois, on January 18, 1995 at 9:00 a.m., local time. The close of business on December 12, 1994 is the record date (the "Record Date") for determining the stockholders of First Colonial entitled to notice of and, in the case of holders of First Colonial Common Stock, to vote at the Special Meeting and any postponement or adjournments thereof. The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Merger Agreements. For additional information relating to the Special Meeting, see "MEETING INFORMATION."

VOTE REQUIRED

        The Delaware General Corporation Law ("DGCL") requires that the Merger Agreements be approved by the affirmative vote of a majority of the votes attributable to the outstanding shares of First Colonial Common Stock, voting as a single class. As of the Record Date, there were outstanding __________ shares of First Colonial Class A Common Stock, each of which is entitled to one vote, and ___________ shares of First Colonial Class B Common Stock, each of which is entitled to 20 votes. Holders of First Colonial Series C Preference Stock are entitled to notice of the Special Meeting but are not entitled to vote on the Merger Agreements.

        Colonial and their affiliates owned beneficially approximately _____% of the outstanding shares of First Colonial Class A Common Stock and ___% of the outstanding shares of First Colonial Class B Common Stock, representing approximately _____% of the voting power of the First Colonial Common Stock. As of the Record Date, directors and executive officers of First Colonial owned beneficially _____ shares of Firstar Common Stock. As of the Record Date, directors and executive officers of Firstar owned beneficially 7,500 shares (_____% of the voting power of First Colonial Common Stock) of First Colonial Class A Common Stock and no shares of First Colonial Class B Common Stock. See "MEETING INFORMATION--Record Date; Vote Required."

RECOMMENDATION OF THE BOARD OF DIRECTORS

        THE BOARD OF DIRECTORS OF FIRST COLONIAL UNANIMOUSLY RECOMMENDS THAT FIRST COLONIAL'S COMMON STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENTS. The Board, after consideration of the terms and conditions of the Merger Agreements and other factors deemed relevant by the Board of Directors, including the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, First Colonial's financial advisor ("DLJ"), believes that the terms of the Merger Agreements are fair and that the Merger is in the best interest of First Colonial and its stockholders. See "PROPOSED MERGER--Background of the Merger; First Colonial's Reasons for the Merger and Board Recommendation."

OPINION OF FINANCIAL ADVISOR

                 First Colonial's financial advisor, DLJ, has rendered its opinion to the Board of Directors of First Colonial to the effect that the consideration to be received by the holders of First Colonial Common Stock upon consummation of the Merger is fair, from a financial point of view, to such holders. The opinion of DLJ, attached as Appendix C to this Proxy Statement-Prospectus, sets forth the assumptions made, the matters considered, and the limitations in the review undertaken in rendering such opinion. See "PROPOSED MERGER--Opinion of Financial Advisor."

DISSENTERS' RIGHTS

                 Under the provisions of Delaware law, any holders of First Colonial Class B Common Stock who assert dissenters' rights will have a statutory right to have the value of their shares appraised. To perfect this right, a holder of First Colonial Class B Common Stock must not vote such shares in favor of the Merger Agreements at the Special Meeting (this may be done by marking the proxy either to vote against the Merger Agreements or to abstain from voting thereon or by not voting at all) and must take such other action as is required by the provisions of Section 262 of the DGCL, including delivering written demand for appraisal of such First Colonial Class B Common Stock. Under Section 262 of the DGCL, holders of First Colonial Class A Common Stock and First Colonial Series C Preference Stock (represented by the Depositary Shares) are not entitled to assert dissenters' rights. See "PROPOSED MERGER--Rights of Dissenting Stockholders" and Appendix A hereto.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                 The Merger is expected to qualify as a tax-free reorganization for federal income tax purposes. First Colonial and Firstar have received an opinion from Vedder, Price, Kaufman & Kammholz, counsel to First Colonial, that the Merger will be treated as a tax-free reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), subject to customary assumptions and representations. Consummation of the Merger is conditioned on such opinion not having been withdrawn or modified in any material respect prior to such consummation. Such opinion, however, is not binding on the Internal Revenue Service. In the event the Merger qualifies as a tax-free reorganization, stockholders of First Colonial will generally recognize no gain or loss for federal income tax purposes as a result of (a) the exchange of their First Colonial Common Stock for Firstar Common Stock, except to the extent they receive cash in lieu of fractional shares of Firstar Common Stock or, in the case of holders of First Colonial Class B Common Stock, upon the receipt of cash pursuant to the exercise of their statutory dissenters' rights, or (b) the exchange of their First Colonial Series C Preference Stock for Firstar Preferred Stock. See "PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger."

                 FIRST COLONIAL STOCKHOLDERS SHOULD READ CAREFULLY THE DISCUSSION SET FORTH UNDER "PROPOSED MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" AND ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE TAX LAWS.

ACCOUNTING TREATMENT

                 Firstar anticipates that the Merger will be accounted for as a pooling of interests. See "PROPOSED MERGER--Accounting Treatment."

DATE OF MERGER

                 The Merger Agreements provide that the Merger will be consummated on a date (the "Closing Date") within five business days of the latest to occur of (a) expiration of the statutory 15-day to 30-day waiting period after approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), (b) approval of the Merger by the Illinois Commissioner of Banks and Trust Companies (the "Illinois Commissioner"), and (c) the Special Meeting, or on another mutually agreed upon date. It is presently anticipated that the Merger will be consummated in the first quarter of 1995. See "PROPOSED MERGER--Effective Time of the Merger; Conditions to the Merger."

REGULATORY APPROVALS

                 The Merger is conditioned upon prior approval by the Federal Reserve Board and the Illinois Commissioner. Firstar submitted applications with the Federal Reserve Board seeking approval of the Merger and related matters on September 28, 1994, which were accepted for filing on November __, 1994. Firstar submitted an application with the Illinois Commissioner seeking approval of the Merger on September 30, 1994; this application was accepted for processing on October 21, 1994. There are no assurances that all required regulatory approvals will be obtained or when such required approvals will be obtained. See "PROPOSED MERGER--Effective Time of the Merger; Conditions to the Merger; Regulatory Approvals."

DIVIDENDS ON FIRST COLONIAL STOCK

                 Under the Reorganization Agreement, First Colonial is allowed to declare regular quarterly cash dividends on First Colonial Class A Common Stock and First Colonial Class B Common Stock at a rate not in excess of $.15 per share and $.125 per share, respectively, and regular quarterly cash dividends on First Colonial Series C Preference Stock as required by First Colonial's currently effective certificate of incorporation (the "First Colonial Certificate"). Increases in the rates of dividends on the First Colonial Class A Common Stock and First Colonial Class B Common Stock are permitted beginning with the dividends payable in the _____ quarter of 1995 at rates of increase no greater than ______% and ______%, respectively.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

                 In the Merger, First Colonial will be merged into FCW and the separate corporate existence of First Colonial will cease. FCW, as the surviving corporation in the Merger and a wholly owned subsidiary of Firstar, will continue operations and will own the 17 bank subsidiaries now owned by First Colonial (the "First Colonial Banks"). The officers and directors of FCW prior to the Merger will continue as officers and directors of the surviving corporation. Immediately following the Closing Date, one or more management representatives of Firstar will be added to the board of each First Colonial Bank. Within several months of the Closing Date, Firstar and FCW intend to merge each of the First Colonial Banks into Firstar Bank Illinois, FCW's sole Illinois bank subsidiary, subject to regulatory approval. At the time of the bank- level mergers, a management representative of Firstar will serve as President and Chief Executive Officer of Firstar Bank Illinois, and the remainder of management of Firstar Bank Illinois will be drawn from management of Firstar and its subsidiaries and the First Colonial Banks. Certain First Colonial Bank directors may be invited to join the Board of Directors of the surviving bank. See "PROPOSED MERGER-- Management and Operations of First Colonial After the Merger; Interests of Certain Persons in the Merger."

WAIVERS AND AMENDMENTS TO THE MERGER AGREEMENTS

                 Firstar, FCW and First Colonial may amend, modify or waive certain terms and conditions of the Merger Agreements. Any such action taken by First Colonial following a favorable vote by holders of First Colonial Common Stock at the Special Meeting may be taken only if the action would not have an adverse effect on its stockholders, change the amount or kind of consideration in the Merger or have a similar effect. See "PROPOSED MERGER--Termination, Amendment and Waiver."

TERMINATION

                 The Merger may be abandoned (i) by mutual consent of Firstar and First Colonial at any time before the Merger takes place, (ii) by either Firstar or First Colonial if (a) the Merger has not taken place by July 31, 1995; (b) any warranty or representation made by the other party in the Merger Agreements is discovered to have become untrue in any material respect; (c) the other party commits one or more material breaches of the Merger Agreements; (d) any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable; or (e) the Federal Reserve Board or the Illinois Commissioner has denied approval of the Merger and neither Firstar nor First Colonial has filed a petition seeking review of such order within thirty days; or (iii) by First Colonial on either of the two trading days occurring immediately after the ten consecutive trading days commencing on the first business day following the date the Federal Reserve Board approves the Merger, if (1) the average of the daily closing prices of a share of Firstar Common Stock during such ten trading days is less than $29.00 and (2) the percentage decline in the average price of the Firstar Common Stock since July 29, 1994 exceeds by more than 12.5% the percentage decline in the weighted average price of a selected group of bank stocks. See "PROPOSED MERGER--Termination, Amendment and Waiver."

TERMINATION FEE

                 Under the Reorganization Agreement, upon the occurrence of specified events ("Trigger Events"), First Colonial must pay Firstar a fee of $7,500,000 (the "Termination Fee") in addition to expense reimbursement up to $2,000,000 that is due upon certain events of termination of the Agreement.
The Trigger Events relate generally to unopposed offers by, or transactions or proposed transactions with, third parties, acquisition of specified percentages of First Colonial voting stock by third parties, and solicitation of proxies in opposition to the Merger, none of which has occurred as of the date hereof, to the best of Firstar's and First Colonial's knowledge. The Termination Fee may tend to discourage other proposals to acquire First Colonial and is intended to increase the likelihood that the Merger will be consummated. See "PROPOSED MERGER--Termination Fee; Expenses."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

                 In the Reorganization Agreement, Firstar has agreed to elect
C. Paul Johnson, First Colonial's Chairman and Chief Executive Officer, to Firstar's Board of Directors. Further, directors, executive officers and/or employees of First Colonial have an interest in the consummation of the Merger under certain employment and severance agreements, and provisions of the Reorganization Agreement relating to indemnification and insurance for First Colonial directors and officers. See "PROPOSED MERGER--Management and Operations of First Colonial after the Merger; Interests of Certain Persons in the Merger."

RESALES OF FIRSTAR COMMON STOCK BY AFFILIATES

                 Resales of Firstar Common Stock issued to "affiliates" of First Colonial in connection with the Merger and of Depositary Shares held by affiliates of First Colonial have not been registered under applicable securities laws in connection with the Merger. Such shares may only be sold (a) under a separate registration for distribution (which Firstar has not agreed to provide), (b) pursuant to Rule 145 under the Securities Act of 1933, as amended, or (c) pursuant to some other exemption from registration. For Firstar to be able to account for the Merger as a pooling of interests, certain additional restrictions will be placed on affiliates of First Colonial and Firstar with respect to dispositions of First Colonial Common Stock, Firstar Common Stock, Depositary Shares and other instruments during the period beginning 30 days before the Merger and ending when the results for at least 30 days of post-Merger combined operations have been published. See "PROPOSED MERGER--Resale of Firstar Common Stock, Firstar Preferred Stock and Firstar Subordinated Notes; Assignment and Assumption Agreements."

PREFERRED SHARE PURCHASE RIGHTS

                 Firstar has adopted a Shareholder Rights Plan, pursuant to which each share of Firstar Common Stock, including the Firstar Common Stock to be issued in the Merger, entitles its holder to one-half of a right ("Preferred Share Purchase Right") to purchase one one-hundredth of a share of Firstar's Series C Preferred Stock under certain limited circumstances. The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Firstar without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by Firstar's Board of Directors prior to the time that the Rights have become nonredeemable. See "COMPARATIVE RIGHTS OF STOCKHOLDERS."

MARKETS AND MARKET PRICES

                 Firstar Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. First Colonial Class A Common Stock is quoted on the Nasdaq National Market. The Depositary Shares representing interests in the First Colonial Series C Preference Stock are quoted on the Nasdaq National Market. There is no established public trading market for First Colonial Class B Common Stock.

                 The following table sets forth the closing price per share of Firstar Common Stock as reported on the Consolidated Tape System for NYSE stock and the last reported sale price per share of First Colonial Class A Common Stock on the dates set forth, which include July 29, 1994, the last trading day preceding public announcement of the Merger, and December __, 1994, the last trading date available for practical purposes before the mailing of this Proxy Statement-Prospectus, as well as the equivalent per share prices for First Colonial Class A Common Stock as reported on the Nasdaq National Market. The equivalent per share price of First Colonial Class A Common Stock at each specified date represents the closing price of a share of Firstar Common Stock on such date multiplied by the Exchange Ratio of 0.7725. See "PROPOSED MERGER
- --Terms of the Merger."

                                Firstar Common      First Colonial Class     Equivalent First Colonial
                                     Stock             A Common Stock             Per Share Price
 Market Price Per Share at:
   December 31, 1993                  $   .               $19.500                      $   .
   July 29, 1994                      $   .               $24.125                      $   .
   September 30, 1994                 $   .               $22.625                      $   .
   December __, 1994                  $   .               $   .                        $   .

                 Because the market price of Firstar Common Stock is subject to fluctuation and the Exchange Ratio is fixed, the market value of the shares of Firstar Common Stock that holders of First Colonial Common Stock will receive in the Merger may increase or decrease prior to the Merger. First Colonial stockholders are advised to obtain current market quotations for Firstar Common Stock and First Colonial Class A Common Stock.

COMPARATIVE PER COMMON SHARE DATA

                 The following table presents selected comparative unaudited per share data for Firstar Common Stock and First Colonial Common Stock on a historical and pro forma combined basis and for First Colonial Common Stock on a pro forma equivalent basis giving effect to the Merger accounted for as a pooling-of-interests. For a description of the pooling-of-interests accounting basis with respect to the Merger and the related effects on the historical financial statements of Firstar, see "PROPOSED MERGER--Accounting Treatment." The information is derived from the consolidated historical financial statements of Firstar and First Colonial, including the related notes thereto, incorporated by reference into this Proxy Statement-Prospectus, and the pro forma financial statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA COMBINING FINANCIAL STATEMENTS."

                 This information is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated.

                       COMPARATIVE PER COMMON SHARE DATA

                 The following table presents selected comparative unaudited per common share data for Firstar Common Stock and First Colonial Common Stock on a historical and pro forma combined basis and for First Colonial Common Stock on a pro forma equivalent basis giving effect to the Merger on a pooling-of-interests accounting basis.

                 This information is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Merger been consummated prior to the periods indicated.

                                                                                 Years Ended December 31,
                                                      Nine Months Ended         ------------------------
                                                      September 30, 1994       1993        1992        1991
                                                      ------------------       ----        ----        ----
 Firstar - Historical:
   Net income                                                 $   2.36       $   3.15   $   2.62    $   2.14
   Cash dividends declared                                         .86           1.00        .80         .705
   Book value (at period end)                                    19.37          17.96      15.94       14.17
 First Colonial - Historical:
   Net income                                                 $   1.06       $   1.15   $   1.08    $   1.48
   Cash dividends declared-Class A common                          .45            .55        .50         .48
                           Class B common                          .375           .44        .417        .40
   Book value (at period end)                                    14.11          13.72      12.93       12.38
 Firstar-First Colonial - Pro Forma Combined:
   Net income(1)                                              $   2.26       $   2.99   $   2.50    $   2.12
   Cash dividends declared(2)                                      .86           1.00        .80         .705
   Book value (at period end)(3)                                 19.26          17.94      16.02       14.37
 First Colonial Common Stock - Equivalent Pro
 Forma Combined(4):
   Net income(1)                                              $   1.75       $   2.31   $   1.93    $   1.64
   Cash dividends declared                                         .66            .77        .62         .54
   Book value (at period end)                                    14.88          13.86      12.38       11.10

(1) The pro forma combined net income per common share (based on weighted average shares outstanding) is based upon the combined historical net income for Firstar and First Colonial reduced for dividend payments on Firstar's outstanding series B preferred stock and First Colonial's preference stock divided by the average pro forma common shares of the combined entity.

(2) The pro forma combined dividends declared assume no changes in historical dividends per share declared by Firstar.

(3) The pro forma combined book value per share of Firstar common stock are based upon the historical total common equity for Firstar and First Colonial divided by total pro forma common shares of the combined entity assuming conversion of the First Colonial common stock.

(4) The equivalent pro forma combined income, dividends and book value per share of First Colonial common stock represent the pro forma combined amounts multiplied by the assumed exchange ratio of .7725, which is based on the terms of the Merger Agreements.

           HISTORICAL AND PRO FORMA SELECTED FINANCIAL CONTRIBUTIONS

HISTORICAL AND PRO FORMA SELECTED FINANCIAL CONTRIBUTIONS

                 The following table sets forth certain consolidated unaudited financial data of Firstar as of and for the nine months ended September 30, 1994 and the data on a pro forma combined basis after giving effect to the acquisition of First Colonial and other pending Firstar acquisitions.

                                                                      Pro Forma
                                                                      Combined         Other
                                                        First         Firstar &        Pending
                                       Firstar         Colonial         First        Acquisitions     Pro Forma
                                      Historical      Historical      Colonial        Pro Forma        Combined
                                    --------------   ------------   ------------     -----------   -------------
   For the nine months ended
    September 30, 1994:
         (Thousands of dollars)
     Total revenue
     Amount                        $     927,432   $     100,837   $   1,028,269   $      89,053    $  1,117,322
     Percentage of total                  83.00%           9.03%          92.03%           9.97%         100.00%

     Net income
     Amount                        $     151,596   $      12,372   $     163,968   $       9,760    $    173,728
     Percentage of total                  87.26%           7.12%          94.38%           5.62%         100.00%

   At September 30, 1994:

     Total assets
     Amount                        $  14,329,204   $   1,802,941   $  16,132,145   $   1,544,231    $ 17,676,376
     Percentage of total                  81.06%          10.20%          91.26%           8.74%         100.00%

     Stockholders' equity
     Amount                        $   1,241,011   $     157,767   $   1,398,778   $      75,100    $  1,473,878
     Percentage of total                  84.20%          10.70%          94.90%           5.10%         100.00%

     Shares of common stock
     Amount                           64,054,211       7,720,696*     71,774,907       5,004,577*     76,779,484
     Percentage of total                  83.43%          10.05%          93.48%           6.52%         100.00%

__________________
     *Equivalent pro forma shares of Firstar.

                HISTORICAL AND PRO FORMA SELECTED FINANCIAL DATA

SELECTED CONSOLIDATED FINANCIAL DATA OF FIRSTAR

                 The following table sets forth in summary form certain consolidated financial data of Firstar. This summary should be read in conjunction with the financial review and consolidated financial statements included in the documents incorporated by reference in this Proxy
Statement-Prospectus.

                                               Unaudited
                                           Nine Months Ended
                                              September 30                          Years Ended December 31
                                        -----------------------    ----------------------------------------------------------
                                           1994         1993        1993         1992         1991         1990        1989
                                        ----------  ----------   ----------   ----------  -----------  ----------   ---------
   Income Summary
    (Thousands of dollars)
   Net interest revenue                 $  440,106  $  423,108   $  568,056   $  539,152  $   480,596  $  429,954   $ 413,102
   Provision for loan losses                 8,274      18,451       24,567       44,821       50,276      49,161      52,362
                                        ----------  ----------   ----------   ----------  -----------  ----------   ---------
   Net interest revenue after loan
    loss provision                         431,832     404,657      543,489      494,331      430,320     380,793     360,740
   Other operating revenue                 249,612     251,668      342,265      300,767      272,535     248,301     225,521
   Other operating expense                 454,665     434,506      587,744      557,566      515,536     464,800     429,508
                                        ----------  ----------   ----------   ----------  -----------  ----------   ---------
   Income before income taxes              226,779     221,819      298,010      237,532      187,319     164,294     156,753
   Provision for income tax                 75,183      70,041       93,716       71,547       52,988      46,837      45,618
                                        ----------  ----------   ----------   ----------  -----------  ----------   ---------
   Net income                           $  151,596  $  151,778   $  204,294   $  165,985  $   134,331  $  117,457   $ 111,135
                                        ==========  ==========   ==========   ==========  ===========  ==========   =========
   Per common share:
    Net income                          $     2.36  $     2.35   $     3.15   $     2.62  $      2.14  $     1.82   $    1.72
    Dividends                                  .86         .74         1.00          .80          .705        .635        .545

   Selected Period-End Balances
    (Millions of dollars)
   Total assets                         $   14,329  $   13,429   $   13,794   $   13,169  $    12,309  $   12,020   $  11,163
   Loans                                     9,520       8,533        8,984        8,111        7,545       7,346       6,871
   Deposits                                 10,648      10,761       11,164       10,884       10,063       9,721       8,931
   Long-term debt                              125         127          126          158          144         185         166
   Stockholders' equity                      1,241       1,172        1,156        1,048          916         844         790

   Selected Financial Ratios
   Net income as a % of average
    assets                                    1.50%       1.59%        1.59%        1.36%        1.16%       1.06%       1.07%
   Net income as a % of average
    common equity                            16.84       18.81        18.61        17.43        15.85       14.83       15.65
   Net interest margin %                      5.05        5.23         5.21         5.27         5.00        4.76        4.88
   Total capital to risk-adjusted
    assets                                   13.43       13.81        13.18        13.20        11.92       11.94       12.09
   Nonperforming assets as a %
    of period-end loans and
    other real estate                          .73         .81          .72         1.09         1.43        1.87        1.61
   Reserve for loan losses as a %
    of period-end loans                       1.80        2.06         1.95         2.08         2.00        1.83        1.69
   Net charge-offs as a % of
    average loans                              .27         .27          .25          .43          .47         .48         .66

SELECTED CONSOLIDATED FINANCIAL DATA OF FIRST COLONIAL BANKSHARES CORPORATION

                 The following table sets forth in summary form certain consolidated financial data of First Colonial. This summary should be read in conjunction with Management's Discussion and Analysis and consolidated financial statements incorporated by reference in this Proxy
Statement-Prospectus.

                                               Unaudited
                                           Nine Months Ended
                                              September 30                          Years Ended December 31
                                        -----------------------    ----------------------------------------------------------
                                           1994         1993        1993         1992         1991         1990        1989
                                        ----------  ----------   ----------   ----------  -----------  ----------   ---------
  Income Summary
   (Thousands of dollars)
  Net interest revenue                  $  53,871   $   48,836   $   64,773   $   64,020  $    56,474  $   54,039   $  48,153
  Provision for loan losses                 1,733        2,712        3,892        5,043        3,935       3,928       3,511
                                       ----------   ----------   ----------   ----------  -----------  ----------   ---------
  Net interest revenue after loan
   loss provision                          52,138       46,124       60,881       58,977       52,539      50,111      44,642
  Other operating revenue                  16,971       17,090       22,352       23,375       23,787      15,679      13,954
  Other operating expense                  50,819       47,300       63,404       64,793       55,954      48,989      43,001
                                       ----------   ----------   ----------   ----------  -----------  ----------   ---------
  Income before income taxes               18,290       15,914       19,829       17,559       20,372      16,801      15,595
  Provision for income tax                  5,918        5,075        6,210        5,357        5,324       4,239       3,777
                                       ----------   ----------   ----------   ----------  -----------  ----------   ---------
  Net income                           $   12,372   $   10,839   $   13,619   $   12,202  $    15,048  $   12,562   $  11,818
                                       ==========   ==========   ==========   ==========  ===========  ==========   =========
  Per common share:
   Net income                          $     1.06   $      .92   $     1.15   $     1.08  $      1.48  $     1.35   $    1.33
   Dividends
     Class A Common                           .45          .41          .55          .50          .48         .44         .39
     Class B Common                           .38          .33          .44          .42          .40         .36         .32

  Selected Period-End Balances
   (Millions of dollars)
  Total assets                          $   1,803   $    1,574   $    1,604   $    1,581  $     1,635  $    1,531   $   1,251
  Loans                                     1,090          984          962          996          921         948         747
  Deposits                                  1,543        1,346        1,361        1,359        1,415       1,334       1,104
  Long-term debt                               26            9           12           21           14          27          21
  Stockholders' equity                        158          153          156          149          121         109          83

  Selected Financial Ratios
  Net income as a % of average
   assets                                     .96%         .93%         .87%         .77%         .95%        .87%       1.02%
  Net income as a % of average
   common equity                            10.92         9.76         9.10         8.90        13.41       13.42       15.65
  Net interest margin %                      4.93         4.87         4.84         4.74         4.30        4.49        4.87
  Total capital to risk-adjusted
   assets                                   12.90        14.00        14.15        13.44        11.55        9.76        9.87
  Nonperforming assets as a %
   of period-end loans and
   other real estate                         1.95         1.74         1.49         1.70         1.74        1.51         .93
  Reserve for loan losses as a %
   of period-end loans                       1.23         1.20         1.23         1.22         1.15        1.07        1.02
  Net charge-offs as a % of
   average loans                              .18          .41          .43          .36          .38         .33         .44


SELECTED COMBINED PRO FORMA DATA OF FIRSTAR AND FIRST COLONIAL

                 The following table sets forth in summary form certain unaudited pro forma combined financial data of Firstar and First Colonial. This summary should be read in conjunction with the financial review and consolidated financial statements included in the documents incorporated by reference in this Proxy Statement-Prospectus.

                                          Nine Months Ended
                                             September 30                          Years Ended December 31
                                       -----------------------    ----------------------------------------------------------
                                          1994         1993        1993         1992         1991         1990        1989
                                       ----------  ----------   ----------   ----------  -----------  ----------   ---------
   Income Summary
    (Thousands of dollars)
   Net interest revenue                $  493,977  $  471,944   $  632,829   $  603,172  $   537,070  $  483,993   $ 461,255
   Provision for loan losses               10,007      21,163       28,459       49,864       54,211      53,089      55,873
                                       ----------  ----------   ----------   ----------  -----------  ----------   ---------

   Net interest revenue after loan
    loss provision                        483,970     450,781      604,370      553,308      482,859     430,904     405,382
   Other operating revenue                266,583     268,758      364,617      324,142      296,322     263,980     239,475
   Other operating expense                505,484     481,806      651,148      622,359      571,490     513,789     472,509
                                       ----------  ----------   ----------   ----------  -----------  ----------   ---------

   Income before income taxes             245,069     237,733      317,839      255,091      207,691     181,095     172,348
   Provision for income tax                81,101      75,116       99,926       76,904       58,312      51,076      49,395
                                       ----------  ----------   ----------   ----------  -----------  ----------   ---------

   Net income                          $  163,968  $  162,617   $  217,913   $  178,187  $   149,379  $  130,019   $ 122,953
                                        ==========  ==========   ==========   ==========  ===========  ==========   =========
   Per common share:
    Net income                         $     2.26  $     2.23   $     2.99   $     2.50  $      2.12  $     1.82   $    1.73
    Dividends                                 .86         .74         1.00          .80          .705        .635        .545

   Selected Period-End Balances
    (Millions of dollars)
   Total assets                        $   16,120  $   15,003   $   15,398   $   14,750  $    13,944  $   13,551   $  12,414
   Loans                                   10,598       9,517        9,946        9,107        8,466       8,294       7,618
   Deposits                                12,191      12,107       12,525       12,243       11,478      11,055      10,035
   Long-term debt                             151         136          138          179          158         212         187
   Stockholders' equity                     1,399       1,325        1,312        1,197        1,037         953         873

   Selected Financial Ratios
   Net income as a % of average
    assets                                   1.44%       1.52%        1.51%        1.30%        1.13%       1.04%       1.07%
   Net income as a % of average
    common equity                           16.23       17.83        17.59        16.45        15.57       14.67       15.65
   Net interest margin %                     5.04        5.20         5.17         5.20         4.92        4.73        4.88
   Total capital to risk-adjusted
    assets                                  13.38       13.83        13.28        13.22        11.88       11.69       11.88
   Nonperforming assets as a %
    of period-end loans and
    other real estate                         .85         .90          .80         1.16         1.46        1.83        1.55
   Reserve for loan losses as a %
    of period-end loans                      1.75        1.97         1.88         1.98         1.90        1.74        1.63
   Net charge-offs as a % of
    average loans                             .17         .25          .27          .43          .46         .46         .64
   Ratio of earnings to combined
    fixed charges and preferred stock
    dividends                              20.36x      14.47x       14.87x       11.49x        9.06x       6.66x       6.20x


                              MEETING INFORMATION


GENERAL

                 This Proxy Statement of First Colonial and Prospectus of Firstar is being furnished to the stockholders of First Colonial in connection with the solicitation by the Board of Directors of First Colonial of proxies to be voted at the Special Meeting of holders of First Colonial Common Stock to be held on January 18, 1995, and any adjournment thereof. The purpose of the Special Meeting and of the solicitation is (i) to obtain approval of the holders of First Colonial Common Stock of the Merger Agreements and (ii) the transaction of such other business as may properly come before the meeting or any adjournments thereof. Each copy of this Proxy Statement-Prospectus mailed to holders of First Colonial Common Stock is accompanied by a form of proxy for use at the Special Meeting.

DATE, PLACE AND TIME

                 The Special Meeting will be held at the Chicago Cultural Center, 77 East Randolph Street, Chicago, Illinois, on January 18, 1995, at 9:00 a.m. (local time).

RECORD DATE; VOTE REQUIRED

                 The close of business on December 12, 1994, has been fixed by the Board of Directors of First Colonial as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. On that date there were outstanding and entitled to vote _______ shares of First Colonial Class A Common Stock, of which _______ (___%) were held by directors or executive officers of First Colonial, and ________ shares of First Colonial Class B Common Stock, of which ______ (__%) were held by directors or executive officers of First Colonial. Neither Firstar nor any of its or FCW's directors or executive officers owns any shares of First Colonial Common Stock, except that a director of Firstar beneficially owns 7,500 shares of First Colonial Class A Common Stock.

                 Each outstanding share of First Colonial Class A Common Stock entitles the record holder thereof to one vote on all matters to be acted upon at the Special Meeting. Each outstanding share of First Colonial Class B Common Stock entitles the record holder thereof to 20 votes on all matters to be acted upon at the Special Meeting. The DGCL requires that the Merger Agreements be approved by the affirmative vote of a majority of the votes attributable to the outstanding shares of First Colonial Class A Common Stock and First Colonial Class B Common Stock, voting together as a single class. Holders of Depositary Shares are not entitled to vote at the Special Meeting.

VOTING AND REVOCATION OF PROXIES

                 Shares of First Colonial Common Stock represented by a proxy properly signed and received at, or prior to, the Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of First Colonial Common Stock represented by the Proxy will be voted FOR the Merger Agreements. Both broker nonvotes and abstentions have the same effect as votes against the Merger Agreements. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it or of a duly executed proxy bearing a later date with the Secretary of First Colonial prior to or at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

                 The Board of Directors of First Colonial is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.

SOLICITATION OF PROXIES

                 In addition to solicitation by mail, directors, officers, and employees of First Colonial, who will not be specifically compensated for such services, may solicit proxies from the stockholders of First Colonial, personally or by telephone or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. First Colonial does not anticipate that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but First Colonial reserves the right to do so should it conclude that such efforts are needed. First Colonial will bear its own expenses in connection with the solicitation of proxies for the Special Meeting, except that Firstar and First Colonial have agreed to share equally in the expense of printing this Proxy Statement-Prospectus and the expense of all SEC and other regulatory filing fees incurred in connection therewith. See "PROPOSED MERGER--Expenses."

                 HOLDERS OF FIRST COLONIAL COMMON STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO FIRST COLONIAL IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                PROPOSED MERGER

                 The following description of the Merger is qualified in its entirety by reference to the Merger Agreements, which are attached as Appendix B to this Proxy Statement-Prospectus and are incorporated herein by reference. All First Colonial stockholders are urged to read the Merger Agreements in their entirety.

BACKGROUND OF THE MERGER

                 First Colonial. First Colonial has prospered by pursuing its "community banking" philosophy, which emphasizes the delivery of services and products tailored to the diverse banking needs of the communities in which it operates. This approach emphasizes the autonomy of each subsidiary bank, with the local management and board of directors responsible for tailoring the mix of loans, deposits and services to meet the needs of the local community. Utilizing this community banking approach, First Colonial has grown from a one-bank holding company in 1983 to a multi-bank holding company operating 17 subsidiary banks with 30 banking locations, and 5 nonbank subsidiaries which provide mortgage origination, trust services, equipment leasing, broker/dealer investment services and data processing and operational services.

                 First Colonial has from time to time previously received informal inquiries regarding possible merger affiliations, none of which led to substantive discussions because First Colonial's Board of Directors believed that stockholder value was better enhanced by preserving First Colonial's independence. Although maintaining independence has been a successful strategy for First Colonial, the Board of Directors, cognizant of the opportunities presented by the recent consolidation movement in the banking industry and entrance of out-of-state financial institutions into Illinois, determined in the Fall of 1993 that First Colonial should reassess its long-term strategic goals.

                 As a result of this reassessment, the Board of Directors of First Colonial consulted with and retained the law firm of Vedder, Price, Kaufman & Kammholz ("Vedder Price"), a firm with extensive experience in representing financial institutions in mergers and affiliations, to assist the Board in evaluating strategic alternatives. The Board of Directors also decided to retain an independent financial advisor to advise First Colonial on various strategic alternatives, including the possible sale of First Colonial, and to discuss and explore possible merger candidates for First Colonial.

                 Later in the year, First Colonial management raised for the first time with several prospective merger partners, including Firstar, the possibility that First Colonial might be willing to pursue merger discussions. First Colonial also began evaluating financial advisor candidates during this time.

                 On February 25, 1994 First Colonial retained DLJ, a nationally recognized investment banking firm, as its exclusive financial advisor to assist First Colonial in soliciting indications of interest in a possible strategic business combination involving First Colonial. The Board selected DLJ on the basis of, among other things, DLJ's expertise in mergers and acquisitions and its familiarity with the Midwest regional banking industry and the most likely potential affiliation partners for First Colonial.

                 During March and early April 1994, a Confidential Information Memorandum containing financial and other information (the "Memorandum") was prepared by First Colonial with the assistance of DLJ and Vedder Price. On April 20, 1994, after execution and delivery of a Confidentiality and Standstill Agreement, DLJ delivered the Memorandum to Firstar and three other midwestern-based bank holding companies. Firstar and the three other bank holding companies were each asked to review the Memorandum and submit an indication of interest (including a narrow range of value on an aggregate and/or per-share basis, form of consideration and structural features relating to price) as well as certain additional information to assist First Colonial and its advisors in assessing the value, timing and feasibility of the indication of interest.

                 Firstar and two of the other midwestern bank holding companies declined to submit written indications of interest. On May 5, 1994, the remaining midwestern-based bank holding company ("MBHC") submitted a preliminary indication of interest to DLJ.

                 MBHC's May 5, 1994 preliminary indication of interest stated that MBHC was prepared to offer, upon completion of satisfactory due diligence, between $24.50 and $27.00 per share for First Colonial Common Stock and to offer equivalent securities for certain First Colonial stock options, First Colonial Series C Preference Stock and the First Colonial 14% Subordinated Capital Notes due October 17, 1996 ("First Colonial Subordinated Notes") issued pursuant to the Mandatory Stock Purchase Agreements dated as of October 17, 1984 between First Colonial and the noteholders (the "MSP Agreements"). MBHC indicated its expectation that the proposed transaction would qualify as a tax-free reorganization and that it anticipated offering First Colonial stockholders an election to receive cash or MBHC stock, subject to the tax-free reorganization requirements (a "cash election transaction"). MBHC indicated that it would seek as conditions to the execution of a definitive agreement (i) an option to purchase up to 19.9% of the then-outstanding number of shares of First Colonial Class A Common Stock upon the occurrence of certain events (a "treasury stock option") and (ii) agreements from the holders of First Colonial Class B Common Stock to vote in favor of the transaction.

                 MBHC also indicated that it, among other things, (i) was prepared to proceed in an expeditious manner to complete its due diligence investigation of First Colonial and execute a definitive agreement; (ii) had adequate financial resources to complete the proposed transaction; (iii) was unaware of any securities or regulatory issues that would prevent the timely consummation of the proposed transaction; and (iv) believed that it would close the transaction within five months after the date of the execution of a definitive agreement.

                 Discussions between management of First Colonial and MBHC ensued, and in mid-May 1994, MBHC amended its preliminary indication of interest to $27.00 per share of First Colonial Common Stock in a cash election transaction, subject to the terms and conditions of its letter of May 5, 1994.

                 During May 1994, DLJ, Firstar and First Colonial began a series of discussions regarding a possible merger. On May 19, 1994, management of First Colonial met with management of Firstar, at which time they agreed to proceed with discussions with the assistance of DLJ regarding the pricing of a possible transaction. On May 25, 1994, management of Firstar and DLJ agreed to explore the possibility of developing a Firstar proposal to structure a merger involving an exchange of shares of Firstar Common Stock with a nominal value of $25.00 to $26.00 per share of First Colonial Common Stock. These discussions continued during June 1994, focusing primarily on the possibility of a proposal with a nominal value of $26.00 for each share of First Colonial Common Stock.

                 Management of First Colonial and representatives of DLJ discussed MBHC's preliminary indication of interest and the exploratory discussions with Firstar with the Executive Committee of First Colonial's Board of Directors (the "Executive Committee") at a meeting held on June 14, 1994. After such discussion, the Executive Committee determined that First Colonial should pursue each opportunity and seek to improve the consideration to First Colonial stockholders in connection with each opportunity.

                 At its regular meeting on June 15, 1994, First Colonial's Board of Directors was preliminarily informed by the Executive Committee of the potential interest of two prospective merger partners in pursuing a transaction with First Colonial. The Board was further informed of the Executive Committee's view that an effort should be made to pursue such opportunities. After discussing the two opportunities, First Colonial's Board of Directors also directed management and DLJ to pursue the opportunities and to seek to improve the consideration payable to First Colonial's stockholders under each, and discussions continued with each of the two parties.

                 From June 15, 1994 through early July, DLJ and the management of First Colonial contacted MBHC, seeking to improve the financial terms of its indication of interest. A number of meetings ensued, but MBHC was not willing to improve the financial terms of its indication of interest. Thereafter, and prior to July 31, 1994, DLJ representatives had periodic, but nonsubstantive, discussions with MBHC.

                 On June 29, 1994, management of First Colonial and Firstar reached a preliminary agreement on a nominal purchase price of $26.50 per share of First Colonial Common Stock in a pooling transaction, subject to satisfactory completion of due diligence, arriving at a mutually satisfactory transaction structure and negotiation of definitive agreements. C. Paul Johnson, the Chairman of the Board of Directors and Chief Executive Officer of First Colonial, was offered a position on the Firstar Board of Directors, effective with the closing of the proposed merger.

                 A special First Colonial Board meeting was held on July 7, 1994 to discuss and consider the two indications of interest in detail with First Colonial's legal and financial advisors. All members of the Board were present at the meeting. At the meeting, Vedder Price reviewed with the Board members (i) their directors' duties in connection with a proposed transaction;
(ii) certain tax and legal considerations for a publicly held company involved in stock and cash election transactions; (iii) certain requirements of the Securities and Exchange Commission relating to mergers; and (iv) certain requirements for "pooling-of-interests" accounting treatment. Vedder Price then presented to the Board the substance of the two indications of interest and discussed the possible future courses of action available to First Colonial, including (i) continuing negotiations with one or both of Firstar and MBHC; (ii) soliciting indications of interest from other parties; and (iii) discontinuation of the merger process and remaining independent.

                 DLJ then made a presentation to the Board with respect to the two indications of interest. DLJ's presentation included (i) a comparison of the proposed financial and substantive terms of the indications of interest;
(ii) certain analyses regarding the value and prospects of First Colonial and First Colonial Common Stock; (iii) the bank merger and acquisition environment generally and in the Chicago area specifically; (iv) the stock price performance, following announcement of certain mergers, of the larger of the two merging parties in such mergers, and the likely negative, but normal, change in Firstar's stock price that would follow announcement of the proposed transaction; (v) a comparison of the proposed financial terms with those of other recent unrelated but similar merger transactions; (vi) a comparison of the ability to complete the transaction by, and cost of the transaction (in terms of dilution and leverage ratio) to, each of Firstar and MBHC; and (vii) the possibility of enhanced stockholder value for First Colonial's stockholders if there were to be a subsequent merger or sale of Firstar or MBHC at a premium.

                 After a full and thorough discussion of the two indications of interest, the Board of Directors authorized First Colonial's management to continue negotiations with Firstar. Firstar was chosen as the preferred merger partner by the Board of Directors based on a number of factors including the strong track record of Firstar Common Stock, the strong similarities between First Colonial and Firstar businesses, the cultural compatibility between the two organizations, and the perceived greater likelihood of a subsequent sale of Firstar than of MBHC.

                 Subsequent to the July 7, 1994 Board meeting, First Colonial and its legal and financial advisors entered into three weeks of diligence discussions and negotiations with Firstar. MBHC was not informed of the decision by First Colonial's Board authorizing merger negotiations with Firstar, nor was MBHC's offer rejected.

                 On July 19, 1994, Firstar presented its merger proposal in written form by delivering the first drafts of the Merger Agreements, an "Investment Agreement" (i.e., a 19.9% treasury stock option to be granted by First Colonial to Firstar), "Voting Agreements" (i.e., agreements from certain holders of First Colonial Common Stock to vote in favor of the proposed transaction), and Assignment and Assumption Agreements with respect to the MSP Agreements (collectively, the "Related Documents"). The proposal included a limitation on the number of shares of First Colonial Common Stock to be outstanding immediately prior to the effective time of the proposed transaction and reasonable comfort that the transaction would qualify for pooling-of-interests accounting treatment. The First Colonial Board considered the Firstar proposal as set forth in the draft Merger Agreements and Related Documents at its regular Board meeting on July 20, 1994.

                 At the July 20, 1994 meeting of the Board of Directors, Vedder Price informed the Board regarding the course and status of the negotiations with Firstar and reviewed the proposed Merger Agreements and Related Documents in detail with the Board. Vedder Price concluded its presentation by noting there were several issues that required further negotiation, the more significant being (i) the mechanism for establishing the exchange ratio, (ii) Firstar's request for the Investment Agreement and Voting Agreements, (iii) the limitation of the ability of the First Colonial directors to take certain steps in the event of a competing third party offer, (iv) certain "non-standard" representations and warranties, (v) termination rights, and (vii) Firstar's desire to limit the number of shares of First Colonial Common Stock outstanding immediately prior to the effective time of the proposed transaction. After significant discussion and consideration, the First Colonial Board of Directors authorized management, with the assistance of DLJ and Vedder Price, to proceed with due diligence and attempt to negotiate a final definitive agreement with Firstar.

                 On July 29, 1994, the First Colonial Board met with Vedder Price and DLJ to consider the revised merger proposal and proposed form of Merger Agreements that had been negotiated between the parties and their representatives during the preceding week. At the meeting, the Chairman of First Colonial reported on the status of the negotiations with Firstar stating that (i) the exchange ratio was still being negotiated; (ii) the post-signing due diligence termination right of Firstar had been deleted from the Merger Agreements with respect to matters other than environmental; and (iii) certain provisions of the Transitional Compensation Program adopted April 20, 1994 by First Colonial to provide transitional compensation to affected executive and senior officers in the event of a change in control of First Colonial (the "Transitional Compensation Program") required modification in order to assure Firstar that the proposed transaction would qualify for "pooling-of-interests" accounting treatment. See "INTERESTS OF CERTAIN PERSONS IN THE MERGER" for a discussion of the Transitional Compensation Program. The Chairman also related Firstar's desire to limit the number of shares of First Colonial Common Stock that would be outstanding immediately prior to the effective time of the proposed transaction. The Board discussed the need to repurchase shares of First Colonial Common Stock to meet the exercise or conversion of any First Colonial stock options, MSP Agreements, or shares of First Colonial Series C Preference Stock that may occur prior to the effective time of the proposed transaction.

                 Vedder Price then reviewed in detail the principal changes in the proposed Merger Agreements and the proposed side letter regarding employee benefits between Firstar and First Colonial to be executed simultaneously with the Merger Agreements (the "Benefits Letter") and discussed the remaining issues which had been identified at the July 20, 1994 meeting. DLJ followed with a detailed presentation during which the terms and nature of the fairness opinion to be issued by DLJ, and the analyses which DLJ would employ in arriving at its opinion, were discussed and the directors were again informed of the possible negative stock market effect on the price of Firstar Common Stock once the proposed transaction was announced. At the conclusion of the DLJ presentation, Vedder Price presented to the Board of Directors a letter dated July 29, 1994 from Firstar to the effect that, without the Investment Agreement, Voting Agreements and certain other protective provisions, Firstar would be unwilling to enter into the Merger Agreements. The nature, purpose and legal aspects of the Investment Agreement, the Voting Agreements and termination fees demanded by Firstar were reviewed in detail by Vedder Price. After significant discussion and consideration, the First Colonial Board of Directors authorized management, with the assistance of DLJ and Vedder Price, to proceed to negotiate a final definitive agreement with Firstar.

                 On July 31, 1994, the First Colonial Board met with Vedder Price and DLJ to consider the final merger proposal and Merger Agreements. At the meeting, the Chairman of First Colonial announced that (i) the negotiations with Firstar had resulted in an exchange ratio of 0.7725, which provided a valuation of $26.75 per share of First Colonial Common Stock based on the closing price of Firstar Common Stock on July 29, 1994; and (ii) the purchase price was equal to 2.60 times tangible book value of First Colonial Common Stock. The Chairman further reported that, at the request of Firstar, he had agreed to cancel his rights under the Transitional Compensation Program and thereby waive approximately $1.2 million of compensation thereunder immediately prior to the effective time of the proposed transaction under the terms of a letter agreement with Firstar, pursuant to which Firstar consented to First Colonial's approval of bonus and severance payments to Mr. Johnson in an aggregate amount equal to Mr. Johnson's base annual salary of $470,000. See "Interests of Certain Persons In The Merger" for a discussion of the bonus and severance payments to Mr. Johnson.

                 Vedder Price reviewed in detail with the Board the revised Merger Agreements and the form and content of the revisions. In particular, Vedder Price reviewed (i) the changes to the exchange ratio resulting in the
0.7725 exchange ratio; (ii) the removal of the Investment Agreement requirement; (iii) the incorporation of break-up fees of up to $9.5 million (consisting of a $7.5 million payment and up to $2 million in fees and expenses) payable by First Colonial to Firstar in the event the Merger Agreements were terminated due to First Colonial's agreement to a merger with or sale to a third party; (iv) the final terms of the double trigger "walk-away" provision which permits First Colonial to terminate the Merger Agreements under certain circumstances as described under "Termination, Amendment and Waiver"; and (v) certain employee benefits matters set forth in the Benefits Letter.

                 After presentation by the Chairman of First Colonial of the Executive Committee's recommendation in favor of the proposed merger and receipt of an oral opinion from DLJ that the consideration to be received by holders of the First Colonial Common Stock under the Firstar proposal was fair, from a financial point of view, to the holders of First Colonial Common Stock, the First Colonial Board unanimously (i) approved the Merger Agreements and the Benefits Letter; (ii) authorized the execution of both the Merger Agreements and the Benefits Letter; and (iii) approved and authorized the repurchase of up to 550,000 shares of First Colonial Class A Common Stock. The Merger Agreements and Benefits Letter were executed by First Colonial and Firstar on July 31, 1994 at the conclusion of the Board of Directors meeting. Prior to the opening of business on August 1, 1994, First Colonial issued press releases announcing the execution of the Merger Agreements and its plans to undertake the repurchase of up to 550,000 shares of First Colonial Class A Common Stock.

                 On August 8, 1994, MBHC sent to DLJ a letter revising its previous indication of interest as follows: (i) consideration of $27.00 per share, less an amount equal to the per share amount of the break-up fees (up to $9.5 million) that would be due and payable to Firstar if First Colonial terminated the Merger Agreements in order to enter into an agreement with MBHC;
(ii) a structure using either all MBHC stock or 50% stock and 50% cash; and
(iii) an intention to complete its due diligence and execute a definitive agreement within twenty (20) days (the "August Letter"). Based upon aggregate break-up fees of $9.5 million, the net per share consideration implied by the August Letter was approximately $26.05.

                 Consideration of the August Letter occurred at a meeting of the First Colonial Board on August 17, 1994. Vedder Price discussed with the Board the basic contractual obligations of the Merger Agreements in light of the August Letter and the basic Delaware law framework for considering the new MBHC proposal contained in the August Letter. In reviewing the substance of the proposal contained in the August Letter, the Board, among other things, considered the following factors: (i) its view that the long term intrinsic value of an interest in Firstar Common Stock remained unchanged despite the drop in its market price that had occurred since the execution of the Merger Agreements, i.e., $26.75 based on a $34.25 Firstar Common Stock price on July 31 as compared to $25.11 based on a $32.50 price for Firstar Common Stock at approximately noon on August 17;
(ii) the perceived excellent quality of management of Firstar; (iii) Firstar's record of successful merger transactions; (iv) the net per share value of the MBHC proposal of $26.05; and (v) the resulting dip in Firstar's stock price in this stock-for-stock merger transaction was discussed in advance by DLJ and the possibility of it occurring had been factored into the decision by the Board to authorize the Merger Agreements; and (vi) the potential impact of pursuing a transaction with MBHC on First Colonial customers and employees due to the uncertainty that would be created. In the original decision to authorize the Merger Agreements and in its determination on August 17, the Board of Directors took into account the possibility that Firstar might itself be acquired in a business combination in the future at a price that would enhance the value of Firstar Common Stock received by First Colonial stockholders in the Merger.
The Board of Directors judged the likelihood of this event against the likelihood of MBHC being later acquired following a business combination with First Colonial.

                 The Board was advised by Vedder Price that it may have a legal obligation to pursue the MBHC offer in the August Letter if it concluded that the offer was superior to the terms of the Merger Agreements. Vedder Price also advised the Board that if, in the Board's judgment, the MBHC offer was not, as a whole, superior to Firstar's, the Board had no obligation under Delaware law to further explore a transaction with MBHC. DLJ advised the Board of Directors that it had uncovered no evidence that any permanent reevaluation or repricing of Firstar's stock price had occurred as a result of the proposed merger with Firstar or other factors. After consideration of the foregoing and other factors, the Board determined that MBHC's proposal was not, as a whole, better than Firstar's, and unanimously elected not to further explore a transaction with MBHC. On August 17, 1994, MBHC and Firstar were informed of the Board's decision not to pursue a transaction with MBHC.

                 Firstar. Firstar concluded that the Merger would be in the best interests of Firstar and its shareholders. Numerous factors were considered by the Board of Directors of Firstar in approving the terms of the Merger. These factors included information concerning the financial structure, results of operations, and prospects of Firstar and First Colonial; the capital adequacy of the resulting entity; the composition of the businesses of the two organizations; the overall compatibility of the management and employees of the organizations; the outlook for both organizations in the rapidly changing banking and financial services industry; the historical and current market prices of each company's stock and of certain other bank holding companies whose securities are publicly traded; the relationship of the consideration to be paid in the Merger to such market prices and the book value and earnings per share of First Colonial; and the financial terms of certain other recent business combinations in the banking industry. See "PRO FORMA COMBINING FINANCIAL STATEMENTS."

                 The Board of Directors of Firstar believes that the expansion of Firstar's customer base and assets in the Chicago area will enable the new organization to realize certain economies of scale, to provide a wider and improved array of financial services to its customers and those of First Colonial and to achieve added flexibility in dealing with the region's changing competitive environment. Additionally, the Board of Directors of Firstar believes that the Merger will provide the combined company with the market position and financial resources it needs to meet the competitive challenges arising from changes in the banking and financial industry.

FIRST COLONIAL'S REASONS FOR THE MERGER AND BOARD RECOMMENDATION

                 After careful study and evaluation, the First Colonial Board of Directors has unanimously approved the Merger Agreements and has determined that the Merger is fair to, and in the best interests of, First Colonial and First Colonial's stockholders. The First Colonial Board of Directors believes that the Merger will enable First Colonial stockholders to realize significant value on their investment and also will enable them to participate in opportunities for growth that First Colonial believes the Merger makes possible.

                 In reaching its determination that the Merger Agreements is fair to, and in the best interests of, First Colonial and First Colonial's stockholders, the Board of Directors carefully considered a variety of factors with the assistance of its legal and financial advisors. Among the factors it considered were the following:

                 (a) First Colonial's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability were it to remain independent;

                 (b) The current and prospective environment in which First Colonial operates, including national and local economic conditions, the competitive environment for banks and other financial institutions generally, and the trend toward consolidation in the financial services industry generally and in the Chicago metropolitan market specifically;

                 (c) The historical market value, book value, earnings per share and dividends of First Colonial as compared to the historical market value, book value, earnings per share and dividends of Firstar;

                 (d) The strategic and competitive advantages expected to result from the combination of First Colonial and Firstar;

                 (e) The anticipated tax-free nature of the Merger to First Colonial stockholders receiving Firstar Common Stock in exchange for shares of First Colonial Common Stock or Firstar Preferred Stock in exchange for shares of First Colonial Series C Preference Stock;

                 (f) The financial terms of other recent business combinations in the financial services industry generally and in the Chicago metropolitan market specifically;

                 (g) Information concerning the business, financial condition, results of operations and prospects of Firstar;

                 (h) The value to be received by the First Colonial stockholders pursuant to the Merger in relation to the historical trading prices of the First Colonial Common Stock;

                 (i) The review by the First Colonial Board with its legal and financial advisors of the provisions of the proposed Merger Agreements;

                 (j) The financial advice rendered by DLJ to the First Colonial Board of Directors and the opinion rendered by DLJ that the consideration was fair to holders of First Colonial Common Stock (See "Opinion of Financial Advisor");

                 (k) The likelihood that the proposed transaction would be consummated;

                 (l) The likely beneficial effect of the proposed transaction on customers and employees of First Colonial;

                 (m) The expectation that Firstar will continue to provide quality service to the communities and customers served by First Colonial; and

                 (n) The compatibility of the respective businesses and management philosophies of Firstar and First Colonial.

                 The Board of Directors also determined that the Merger is preferable to the other alternatives available to First Colonial, such as (i) pursuing a possible merger with MBHC; (ii) remaining independent and growing internally or through acquisitions; (iii) remaining independent for a relatively short period of time with a view toward being acquired in the future; or (iv) engaging in a merger of equals with another party.

                 While each member of the First Colonial Board of Directors individually evaluated each of the foregoing as well as other factors, the First Colonial Board of Directors collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The First Colonial Board collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members that the Merger, in light of the factors that each of them individually considered as appropriate, is fair and in the best interests of the First Colonial stockholders.

                 FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS OF FIRST COLONIAL UNANIMOUSLY RECOMMENDS THAT HOLDERS OF FIRST COLONIAL COMMON STOCK VOTE TO APPROVE THE MERGER AND THE MERGER AGREEMENTS.

OPINION OF FINANCIAL ADVISOR

                 In February 1994, the First Colonial Board of Directors retained Donaldson, Lufkin & Jenrette Securities Corporation to act as its exclusive financial advisor with respect to the sale, merger, consolidation, or any other business combination involving First Colonial. As part of its services, DLJ analyzed First Colonial and its operations, historical performance and future prospects; identified and contacted a limited number of bank holding companies acceptable to the First Colonial Board of Directors to solicit indications of interest in a possible business combination with First Colonial; participated in negotiations concerning the financial aspects of the Merger Agreements under the guidance of the First Colonial Board of Directors; and provided an opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of First Colonial Common Stock. The First Colonial Board of Directors imposed no limitations upon DLJ with respect to the investigations made or procedures followed by DLJ in rendering its opinion.

                 DLJ has rendered a written opinion to the First Colonial Board of Directors to the effect that, as of the date of this Proxy Statement-Prospectus, the Exchange Ratio is fair, from a financial point of view, to the holders of First Colonial Common Stock. Such opinion describes the assumptions made, matters considered and the scope of the review undertaken and procedures followed by DLJ. DLJ's opinion is attached hereto as Appendix C and is incorporated herein by reference. STOCKHOLDERS ARE ENCOURAGED TO READ SUCH OPINION IN ITS ENTIRETY.

                 DLJ's opinion is directed to the First Colonial Board of Directors only and is directed only to the Exchange Ratio and does not constitute a recommendation to any holder of First Colonial Common Stock as to how such holder should vote at the Special Meeting. Moreover, DLJ's written opinion expressly states that it is not expressing an opinion on the relative financial merits of a transaction with Firstar versus a transaction with MBHC.

                 For purposes of its opinion and in connection with its review of the proposed transaction, DLJ, among other things: (i) participated in discussions and negotiations among representatives of First Colonial and Firstar and their respective financial and legal advisors that resulted in the Merger Agreements; (ii) reviewed the Merger Agreements and this Proxy Statement-Prospectus; (iii) reviewed certain publicly available financial statements, both audited and unaudited, for First Colonial and Firstar, including those included in the Annual Reports on Form 10-K for the five years ended December 31, 1993, the Quarterly Report on Form 10-Q for the period ended September 30, 1994, and the most recent regular annual proxy statement available as of the date of DLJ's opinion for First Colonial and Firstar; (iv) reviewed certain financial statements and other financial and operating data concerning First Colonial and Firstar prepared by their respective managements;
(v) reviewed certain financial projections of First Colonial and Firstar, both on a stand-alone and on a combined basis, prepared by their respective managements; (vi) discussed certain aspects of the past and current business operations, results of regulatory examinations, financial condition and future prospects of First Colonial and Firstar with certain members of the management of First Colonial and Firstar; (vii) reviewed reported market prices and historical trading activity of First Colonial Common Stock and Firstar Common Stock; (viii) reviewed certain aspects of the financial performance of First Colonial and Firstar and compared such financial performance of First Colonial and Firstar, together with the stock market data relating to First Colonial Common Stock and Firstar Common Stock, with similar data available for certain other financial institutions and certain of their publicly traded securities;
(ix) reviewed certain of the financial terms, to the extent publicly available, of certain recent business combinations involving other financial institutions; and (x) conducted such other studies, analyses and examinations as DLJ deemed appropriate.

                 DLJ relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information provided to it by First Colonial, Firstar and their respective representatives and of the publicly available information reviewed by DLJ. At the direction of the First Colonial Board of Directors, DLJ also relied upon the managements of both First Colonial and Firstar as to the reasonableness and achievability of the financial and operating forecasts provided to DLJ (and the assumptions and bases therefor). In that regard, DLJ assumed with the permission of the First Colonial Board of Directors that such forecasts, including without limitation projected cost savings and operating synergies resulting from the Merger, reflect the best currently available estimates and judgments of such respective managements and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the managements of both First Colonial and Firstar. With the permission of the First Colonial Board of Directors, DLJ did not independently verify and relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of First Colonial and Firstar at September 30, 1994 were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. With the permission of the First Colonial Board of Directors, DLJ did not independently verify the carrying values of other real estate owned and loans classified as in-substance foreclosures of each of First Colonial and Firstar in their respective September 30, 1994 balance sheets, and DLJ assumed with the permission of the First Colonial Board of Directors that such carrying values complied fully with applicable law, regulatory policy and sound banking practice as of such date. DLJ was not retained to and did not conduct a physical inspection of any of the properties or facilities of First Colonial or Firstar, nor did DLJ make any independent evaluation or appraisal of the





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
assets, liabilities or prospects of First Colonial or Firstar, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. With the permission of the First Colonial Board of Directors and that of its counsel, in rendering its opinion DLJ relied on the general advice of such counsel on all legal matters. DLJ also assumed with the permission of the First Colonial Board of Directors that the Merger is, and will be, in compliance with all laws and regulations that are applicable to First Colonial and Firstar. With the permission of the First Colonial Board of Directors, DLJ assumed for purposes of its opinion that the Merger will be recorded as a pooling of interests under generally accepted accounting principles and will qualify as a tax-free reorganization.

                 Prior to rendering its written opinion dated as of the date of this Proxy Statement-Prospectus to the First Colonial Board of Directors, DLJ rendered an oral opinion to the First Colonial Board of Directors on July 31, 1994. Set forth below is a brief summary of the analyses performed by DLJ in reaching its July 31, 1994 opinion.

                 Stock Trading History. DLJ examined the history of trading prices and volume for First Colonial Common Stock and Firstar Common Stock and the relationship between the movements of such common stock prices to the market prices of the common stocks of the companies in the First Colonial Peer Group (as defined below) and the DLJ Midwest Universe (as defined below).

                 Discounted Cash Flow Analysis. Using discounted cash flow analysis, DLJ estimated the future dividend streams that First Colonial could produce over the period from June 30, 1994 through December 31, 1998, assuming a minimum required tangible equity level of 6.75% of tangible total assets, if First Colonial performed in accordance with management's forecast. DLJ also estimated the terminal value of First Colonial's common equity as of December 31, 1998 by applying a range of multiples to First Colonial's projected 1998 earnings. The dividend streams and terminal value were discounted to present values as of June 30, 1994 using discount rates ranging from 12% to 13%, which reflect different assumptions regarding the required rates of return of holders and prospective buyers of First Colonial Common Stock. The range of present values per fully diluted share of First Colonial Common Stock resulting from this analysis was $17.02 to $20.63.

                 Comparison with Selected Companies. DLJ compared selected financial ratios for First Colonial to the corresponding ratios of the "First Colonial Peer Group" (consisting of AMCORE Financial, Inc. of Rockford, Illinois; First Midwest Bancorp, Inc. of Naperville, Illinois; First Oak Brook Bancshares, Inc. of Oak Brook, Illinois; Firstbank of Illinois of Springfield, Illinois; Heritage Financial Services, Inc. of Tinley Park, Illinois; Pinnacle Banc Group, Inc. of Oak Brook, Illinois; River Forest Bancorp, Inc. of Chicago, Illinois; and Suburban Bancorp, Inc. of Palatine, Illinois) and for Firstar to the corresponding ratios of the "DLJ Midwest Universe" (consisting of Banc One Corporation of Columbus, Ohio; Boatmen's Bancshares, Inc. of St. Louis, Missouri; Comerica Incorporated of Detroit, Michigan; Fifth Third Bancorp of Cincinnati, Ohio; First Bank System, Inc. of Minneapolis, Minnesota; First of America Bank Corporation of Kalamazoo, Michigan; Huntington Bancshares Incorporated of Columbus, Ohio; National City Corporation of Cleveland, Ohio; NBD Bancorp, Inc. of Detroit, Michigan; Norwest Corporation of Minneapolis, Minnesota; Old Kent Financial Corporation of Grand Rapids, Michigan; and Society Corporation of Cleveland, Ohio). Such ratios included: market price to 1994 estimated earnings per share ("EPS"), market price to 1995 estimated EPS, market price to tangible book value per share, leverage ratio, return on average assets, return on average common equity, loan loss reserve to non-performing loans (defined as non-accrual loans, loans 90 days or more past due but still accruing interest and renegotiated loans), non-performing assets (defined as non-performing loans plus other real estate owned) to total loans plus other real estate owned, five-year historical compound annual growth rates of EPS, five-year historical average return on average assets and five-year historical





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
average return on average common equity. DLJ's analysis was based on financial data at or for the five years ended December 31, 1993 and the six months ended June 30, 1994, except that certain ratios for the companies comprising the First Colonial Peer Group were based on financial data at or for the three months ended March 31, 1994. In performing calculations, DLJ used market prices as of July 29, 1994, except that DLJ used the market price for Suburban Bancorp, Inc. common stock as of March 15, 1994, one month prior the announcement of the merger of Suburban Bancorp, Inc. with Harris Bankcorp, Inc. DLJ used projected earnings estimates for First Colonial and Firstar as provided by management of both companies, and median projected earnings as published by the Institutional Brokers Estimate System ("IBES") for the companies comprising the First Colonial Peer Group and the DLJ Midwest Universe. IBES is a data service which monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

                 DLJ compared the mean values for each of such ratios for the First Colonial Peer Group with the corresponding ratio for First Colonial.
This analysis showed that the First Colonial Peer Group had a mean ratio of market price to 1994 estimated EPS of 12.4 times, as compared with 16.6 times for First Colonial; a mean ratio of market price to 1995 estimated EPS of 11.3 times, as compared with 14.7 times for First Colonial; a mean ratio of market price to tangible book value per share of 1.86 times, as compared to 2.34 times for First Colonial; a mean leverage ratio of 7.90%, as compared to 6.95% for First Colonial; a mean return on average assets of 1.11%, as compared to 1.05% for First Colonial; a mean return on average stockholders' equity of 12.7%, as compared to 11.9% for First Colonial; a mean ratio of loan loss reserves to non-performing loans of 98.3%, as compared to 112.8% for First Colonial; a mean ratio of non-performing assets to total loans plus other real estate owned of 1.65%, as compared with 1.51% for First Colonial; a mean five year historical compound annual growth rate of EPS of 8.6%, as compared to negative 3.6% for First Colonial; a mean five-year historical average return on average assets of 1.26%, as compared with 0.90% for First Colonial; and a mean five-year historical average return on average common equity of 15.0%, as compared with 12.1% for First Colonial.

                 DLJ also compared the mean values for each of such ratios for the DLJ Midwest Universe with the corresponding ratio for Firstar. This analysis showed that the DLJ Midwest Universe had a mean ratio of market price to 1994 estimated EPS of 10.1 times, as compared with 10.5 times for Firstar; a mean ratio of market price to 1995 estimated EPS of 9.1 times, as compared with
9.1 times for Firstar; a mean ratio of market price to tangible book value per share of 2.10 times, as compared to 1.98 times for Firstar; a mean leverage ratio of 7.57%, as compared to 8.50% for Firstar; a mean return on average assets of 1.39%, as compared to 1.64% for Firstar; a mean return on average common equity of 17.6%, as compared to 18.2% for Firstar; a mean ratio of loan loss reserves to non-performing assets of 193%, as compared to 149% for Firstar; a mean ratio of non-performing assets to total loans plus other real estate owned of 1.24%, as compared with 1.30% for Firstar; a mean five year historical compound annual growth rate of EPS of 12.0%, as compared to 13.9%, for Firstar; a mean five-year historical average return on average assets of 1.15%, as compared with 1.27% for Firstar; and a mean five-year historical average return on average common equity of 15.3%, as compared with 17.0% for Firstar.

                 Analysis of Selected Mergers. As part of its analyses, DLJ reviewed three sets of mergers: (i) selected mergers involving Chicago-area banks or bank holding companies announced between January 1, 1991 and July 29, 1994 in which the total assets of the smaller of the merging parties were between $1 billion and $2 billion (the "Chicago-Area Mergers"); (ii) selected mergers involving banks or bank holding companies headquartered in Iowa, Illinois, Indiana, Minnesota, Ohio or Wisconsin announced between January 1, 1992 and July 29, 1994 in which the total assets of the smaller of the merging parties were between $1 billion and $5 billion (the "Midwestern Mergers"); and
(iii) selected mergers involving banks or bank holding companies headquartered anywhere in the United States





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
announced between January 1, 1992 and July 29, 1994 in which the total assets of the smaller of the merging parties were between $1 billion and $5 billion (the "National Mergers"). Specifically, DLJ reviewed the mergers involving the
following pairs of institutions:   the Chicago-Area Mergers consisted of Harris
Bankcorp, Inc./Suburban Bancorp, Inc., First Chicago Corporation/Lake Shore Bancorp., Inc., Banc One Corporation/First Illinois Corp., and NBD Bancorp, Inc./FNW Bancorp, Inc.; the Midwestern Mergers consisted of Harris Bankcorp, Inc./Suburban Bancorp, Inc., First Chicago Corporation/Lake Share Bancorp., Inc., First Bank System, Inc./Boulevard Bancorp, Marshall & Ilsley Corporation/Valley Bancorp, National City Corporation/Ohio Bancorp, Norwest Corporation/Lincoln Financial Corp., and First Bank System, Inc./Bank Shares Inc.; and the National Mergers consisted of 34 mergers involving banks or bank holding companies headquartered anywhere in the United States in which the total assets of the smaller of the merging parties were between $1 billion and $5 billion. For each transaction, DLJ calculated the multiple of the offer value to the acquired company's: (i) EPS for the twelve months preceding ("LTM"), fiscal year containing ("FY Est.") and fiscal year following ("FY+1 Est.") the announcement date of the transaction; (ii) book value per share;
(iii) tangible book value per share; and (iv) market price per share.

                 The calculations for the Chicago-Area Mergers yielded a range of multiples of offer value to LTM EPS of 14.8 times to 18.5 times, with a mean of 17.0 times and a median of 17.3 times; a range of multiples of offer value to FY Est. EPS of 16.0 times to 20.1 times, with a mean of 18.1 times and a median of 18.2 times; a range of multiples of offer value to FY+1 Est. EPS of
14.8 times to 18.0 times, with a mean of 16.6 times and a median of 16.8 times; a range of multiples of offer value to book value of 2.20 times to 2.75 times, with a mean of 2.46 times and a median of 2.44 times; a range of multiples of offer value to tangible book value of 2.48 times to 2.92 times, with a mean of
2.62 times and a median of 2.56 times; and a range of multiples of offer value to market price of 1.41 times to 1.78 times, with a mean of 1.54 times and a median of 1.48 times.

                 The calculations for the Midwestern Mergers yielded a range of multiples of offer value to LTM EPS of 10.9 times to 33.0 times, with a mean of
19.7 times and a median of 18.4 times; a range of multiples of offer value to FY Est. EPS of 11.3 times to 29.7 times, with a mean of 20.4 times and a median of 18.7 times; a range of multiples of offer value to FY+1 Est. EPS of 13.6 times to 22.3 times, with a mean of 17.1 times and a median of 16.2 times; a range of multiples of offer value to book value of 1.10 times to 2.46 times, with a mean of 1.91 times and a median of 2.05 times; a range of multiples of offer value to tangible book value of 1.27 times to 2.62 times, with a mean of
2.05 times and a median of 2.24 times; and a range of multiples of offer value to market price of 1.22 times to 1.78 times, with a mean of 1.44 times and a median of 1.39 times.

                 The calculations for the National Mergers yielded a range of multiples of offer value to LTM EPS of 7.4 times to 67.0 times, with a mean of
22.3 times and a median of 17.0 times; a range of multiples of offer value to FY Est. EPS of 11.3 times to 45.2 times, with a mean of 23.0 times and a median of 19.3 times; a range of multiples of offer value to FY+1 Est. EPS of 10.3 times to 22.3 times, with a mean of 16.1 times and a median of 15.0 times; a range of multiples of offer value to book value of 0.23 times to 3.12 times, with a mean of 1.85 times and a median of 2.04 times; a range of multiples of offer value to tangible book value of 0.99 times to 3.22 times, with a mean of
2.03 times and a median of 2.16 times; and a range of multiples of offer value to market price of 0.64 times to 1.78 times, with a mean of 1.35 times and a median of 1.36 times.

                 DLJ compared these multiples with the corresponding multiples for the Merger, valuing the shares of Firstar Common Stock that would be received pursuant to the Merger Agreements at $26.75 (the "Announced Nominal Dollar Value") and $22.40 (the "Walkaway Value") per share of First Colonial





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
Common Stock. In calculating the multiples for the Merger, DLJ used First Colonial's EPS for the twelve months ended June 30, 1994, estimated EPS for the year ending December 31, 1994, estimated EPS for the year ending December 31, 1995, book value per share and tangible book value per share as of June 30, 1994, and the closing price per share of First Colonial Class A Common Stock on December 31, 1993. DLJ calculated that the Announced Nominal Dollar Value represented multiples of First Colonial's LTM EPS, 1994 estimated EPS, 1995 estimated EPS, book value per share, tangible book value per share and market price per share of 22.7 times, 18.4 times, 16.3 times, 1.90 times, 2.59 times and 1.41 times respectively. DLJ calculated that the Walkaway Value represented multiples of First Colonial's LTM EPS, 1994 estimated EPS, 1995 estimated EPS, book value per share, tangible book value per share and market price per share of 19.0 times, 15.5 times, 13.7 times, 1.59 times, 2.17 times and 1.18 times, respectively.

                 No company or transaction used in the above analyses as a comparison is identical to First Colonial, Firstar or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

                 Pro Forma Merger Analysis. In the course of discussions preceding execution of the Merger Agreements, Firstar informed DLJ that, with various cost savings and revenue enhancements that it believed could be obtained as a result of the Merger, Firstar expected the transaction to be modestly dilutive to EPS in the first year following the Effective Time and slightly accretive in the second. Firstar also informed DLJ that it anticipated the transaction would initially be modestly dilutive to Firstar's book value and tangible book value per share. DLJ performed certain calculations to confirm Firstar's statements regarding the anticipated effect of the Merger on Firstar's EPS, book value per share and tangible book value per share.

                 DLJ also analyzed certain additional pro forma effects of the Merger. DLJ's analysis showed that holders of First Colonial Common Class A Common Stock would experience an increase in dividend income of 54.5%, based on First Colonial's and Firstar's current dividend payments as of July 29, 1994, and that the shares of Firstar Common Stock issued in the Merger would represent 10.8% of the pro forma total number of outstanding shares of Firstar Common Stock.

                 In connection with its written opinion dated as of the date of this Prospectus and Proxy Statement, DLJ performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

                 Although the summary set forth above does not purport to be a complete description of the analyses performed by DLJ, the material analyses performed by DLJ in rendering its opinion have been summarized above. However, the preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. DLJ believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses by which DLJ reached its opinions. In addition, DLJ may have given various analyses more or less weight than other analyses, but no analysis was given materially more weight than any other analysis. Also, DLJ may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be DLJ's view of the actual value of First Colonial or the combined company.





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
                 In performing its analyses, DLJ made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of First Colonial and Firstar. The analyses performed by DLJ are not necessarily indicative of actual value or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of DLJ's analysis of the fairness of the Exchange Ratio, from a financial point of view, to the holders of First Colonial Common Stock. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. DLJ used in its analyses various projections of future performance prepared by the managements of First Colonial and Firstar. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and any related analyses. DLJ's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for First Colonial or the effect of any other business combination in which First Colonial might engage. In addition, as described above, DLJ's opinion to the First Colonial Board of Directors was one of many factors taken into consideration by the First Colonial Board of Directors in making its determination to approve the Merger Agreements.

                 Pursuant to the terms of a letter agreement dated February 25, 1994 (the "Engagement Letter"), for DLJ's services in connection with the Merger, including the rendering of its opinions, First Colonial (i) has paid DLJ $425,000 and (ii) has agreed to pay DLJ an amount equal to 0.57% of the aggregate amount of consideration received by First Colonial and/or its stockholders (treating any shares of First Colonial issuable upon exercise of options, warrants or other rights of conversion as outstanding), plus the amount of any preferred stock redeemed or remaining outstanding in connection with the Merger, including the net value of any assets not sold by First Colonial, less the amount paid by First Colonial pursuant to clause (i) above. Because the major portion of the aggregate consideration to be received by the holders of First Colonial Common Stock is to be paid in the form of securities, the Engagement Letter provides that the value of such securities, for purposes of calculating the fee payable to DLJ, will be determined by the last sale price for such securities on the last trading day thereof prior to consummation of the Merger. Such fee shall be payable in cash upon consummation of the Merger. First Colonial has also agreed under the Engagement Letter to reimburse DLJ for all reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, and has agreed to indemnify DLJ against certain expenses and liabilities incurred in connection with its engagement, including liabilities under federal securities law. The DLJ fee is an obligation of First Colonial, which is payable at closing, and will have no impact on the consideration to be received by the holders of First Colonial Common Stock.

                 DLJ may, in the ordinary course of its business, actively trade securities of First Colonial and Firstar for its own account or for the accounts of customers and thus may hold long or short positions in such securities at any time.

                 DLJ has from time to time in the past been, and may in the future be, considered or employed by First Colonial or Firstar to provide investment banking and securities brokerage services. These relationships are considered by First Colonial and Firstar, respectively, to be in the ordinary course of business and to be immaterial to DLJ's engagement relative to the Merger.

TERMS OF THE MERGER

                 At the Effective Time (as defined below), First Colonial will merge with and into FCW, which will be the surviving corporation. The Articles of Incorporation and By-laws of FCW in effect at the Effective Time will govern the surviving corporation until amended or repealed in accordance with applicable law. At the Effective Time, each outstanding share of First Colonial Common Stock will be converted into the right to receive 0.7725 of a share of Firstar Common Stock, subject in the case of First Colonial Class B Common Stock to statutory dissenters' rights. See "Rights of Dissenting Stockholders." At the Effective Time, each outstanding share of First Colonial Series C Preference Stock will be converted into the right to receive one share of Firstar Preferred Stock with the result that, pursuant to the Deposit Agreement, each outstanding Depositary Share will thereafter, with no action on the part of the holder thereof, represent ownership of one-twentieth of a share of Firstar Preferred Stock.

                 The Reorganization Agreement provides that, if between the date of the Reorganization Agreement and the Effective Time, Firstar declares a stock dividend or distribution upon or subdivides, splits up, reclassifies or combines its shares of Firstar Common Stock or declares a dividend or makes distribution on Firstar Common Stock of any security convertible into Firstar Common Stock, appropriate adjustment or adjustments will be made in the Exchange Ratio.

                 No fractional shares of Firstar Common Stock will be issued in the Merger. Instead, Firstar will pay to each holder of First Colonial Common Stock who would otherwise be entitled to a fractional share an amount of cash equal to the fraction of a share of Firstar Common Stock to which the First Colonial stockholder would otherwise be entitled multiplied by the closing price per share of Firstar Common Stock at the Effective Time on the NYSE. The shares of Firstar Common Stock and shares of common stock of FCW issued and outstanding immediately prior to the Effective Time will remain issued and outstanding.

                 The terms of the Merger were determined on the basis of arm's length negotiations. The conversion ratios applicable to First Colonial Common Stock and First Colonial Series C Preference Stock were determined by First Colonial, after consideration of the advice and recommendations of its financial advisor, and by Firstar. See "Opinion of Financial Advisor."

FIRSTAR PREFERRED STOCK

                 At the Effective Time, each outstanding share of First Colonial Series C Preference Stock will be converted into the right to receive one share of Firstar Preferred Stock. The rights, preferences and privileges of the Firstar Preferred Stock will be substantially the same as those of the First Colonial Series C Preference Stock, and the Firstar Preferred Stock will be limited to the estimated 39,700 shares to be exchanged in connection with the Merger. No other shares of any series of preferred stock of Firstar are currently outstanding, although Firstar has reserved 600,000 shares of Series C Preferred Stock for issuance upon the exercise of the Preferred Share Purchase Rights. See "COMPARATIVE RIGHTS OF STOCKHOLDERS--Preferred Stock; Preferred Share Purchase Rights." Upon issuance in accordance with the Merger Agreements, the Firstar Preferred Stock will be fully paid and nonassessable, except with respect to assessability as provided in the Wisconsin Business Corporation Law. See "COMPARATIVE RIGHTS OF STOCKHOLDERS--Assessability; Potential Liability for Wages." Holders of Firstar Preferred Stock will have no preemptive rights.

                 The following is a brief description of the terms of the Firstar Preferred Stock (which will be represented by the Depositary Shares after the Effective Time) and, although it encompasses all of the material terms of the Firstar Preferred Stock, it does not purport to be complete and is qualified in its entirety by the terms of the Firstar Preferred Stock. Such terms are filed as an exhibit to the Registration Statement of which this Proxy Statement-Prospectus is a part.





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
                 Rank. Each share of the Firstar Preferred Stock will rank on a parity with each other share of preferred stock, $1.00 par value, of Firstar, irrespective of series, with respect to dividends and distributions upon liquidation, dissolution or winding up of Firstar in the respective amounts determined for such shares by the Board of Directors of Firstar. Firstar's Board of Directors may issue additional series of preferred stock in the future without shareholder action. See "COMPARATIVE RIGHTS OF STOCKHOLDERS--Preferred Stock."

                 Dividends. Holders of the Firstar Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of Firstar, out of assets of Firstar legally available for such payment, cash dividends at the annual amount of $35 per share (equivalent to $1.75 per Depositary Share). Dividends will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing at the end of the first calendar quarter following consummation of the Merger. The initial dividend to be paid by Firstar will be $8.75 (equivalent to approximately $.44 per Depositary Share) and will be payable at the end of the first calendar quarter following consummation of the Merger. Dividends on the Firstar Preferred Stock will be cumulative from the Effective Time. Each dividend will be payable to holders of record as they appear on the stock register of Firstar on the record date fixed by the Board of Directors of Firstar.

                 No full dividends shall be declared or paid or set apart for payment on any class or series of capital stock of Firstar ranking, as to dividends, on a parity with the Firstar Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Firstar Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such dividends. If dividends on the Firstar Preferred Stock and on any other class or series of stock ranking on a parity as to dividends with the Firstar Preferred Stock are in arrears, in making any dividend payment on account of such arrears Firstar shall make payments ratably upon all outstanding shares of the Firstar Preferred Stock and shares of such other class or series of stock of Firstar in proportion to the respective amounts of dividends in arrears on the Firstar Preferred Stock and on such other class or series of stock to the date of such dividend payment. Holders of shares of the Firstar Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends as set forth above.

                 Unless full cumulative dividends on all outstanding shares of Firstar Preferred Stock shall have been paid or declared and set aside for payment for all past dividend payment periods, no dividend (other than a dividend in Firstar Common Stock or in any other class or series of stock ranking junior to the Firstar Preferred Stock as to dividends and upon liquidation, and other than as described in the preceding paragraph) shall be declared or made upon the Firstar Common Stock or upon any other stock ranking junior to or on a parity with the Firstar Preferred Stock as to dividends or upon liquidation, nor shall any Firstar Common Stock or any other stock of Firstar ranking junior to or on a parity with the Firstar Preferred Stock as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration by Firstar (except by conversion into or exchange for stock of Firstar ranking junior to the Firstar Preferred Stock as to dividends and upon liquidation). No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Firstar Preferred Stock which may be in arrears.

                 Conversion Rights. Shares of Firstar Preferred Stock will be convertible at any time at the option of the holder into shares of Firstar Common Stock. The number of shares of Firstar Common Stock issuable upon conversion of each share of Firstar Preferred Stock will be equal to $500 divided by a conversion price of $23.30 per share of Firstar Common Stock (equivalent to a conversion rate of 1.073 shares of Firstar Common Stock per Depositary Share), subject to adjustment as described below (except that a share of Firstar Preferred Stock that has been called for redemption will be convertible up to and including but not after the close of business on the date fixed for redemption, unless Firstar defaults in the payment of the redemption price). As provided by the terms of the First Colonial Series C Preference Stock (which are virtually identical to the terms of the Firstar Preferred Stock set forth in the second paragraph below), the conversion price of $23.30 per share of Firstar Preferred Stock was calculated based on the number of shares of Firstar Common Stock a holder of First Colonial Series C Preference Stock would have received for each such share as a result of the Merger (21.46 shares) if such holder had converted, at the current conversion price of $18.00 per share, his or her shares of First Colonial Series C Preference Stock into shares of First Colonial Class A Common Stock prior to the Merger.

                 The conversion price is subject to adjustment upon certain events, including the declaration and payment by Firstar of a dividend on shares of Firstar Common Stock in shares of its capital stock; subdivisions, splits, combinations or reclassifications of outstanding shares of Firstar Common Stock; the issuance to holders of Firstar Common Stock generally of rights or warrants to subscribe for Firstar Common Stock at less than the then current market price; or the distribution to holders of the Firstar Common Stock of evidences of indebtedness, assets (excluding dividends or other distributions paid out of earned surplus), or rights or warrants to subscribe for securities of Firstar other than those mentioned above.

                 In the case of (i) any consolidation or merger to which Firstar is a party (other than one in which Firstar is the continuing corporation) or (ii) a sale or transfer of all or substantially all of the assets of Firstar, there will be no adjustment of the conversion price, but the holder of each share of Firstar Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash or other property that the holder would have been entitled to receive immediately after such consolidation, merger, sale or transfer if such share had been converted into Firstar Common Stock immediately before the effective date of such consolidation, merger, sale or transfer.

                 Upon conversion, no adjustments or payments will be made for accrued dividends, and therefore, shares of Firstar Preferred Stock surrendered for conversion after the record date next preceding a dividend payment date for the Firstar Preferred Stock and before the dividend payment date must be accompanied by payment of an amount equal to the dividend thereon which is to be paid on such dividend payment date (unless the shares of Firstar Preferred Stock surrendered for conversion have been called for redemption prior to such dividend payment date).

                 No adjustment of the conversion price will be required to be made in any case unless the adjustment amounts to one percent or more of the conversion price, but any adjustment not made by reason of this limitation will be required to be carried forward cumulatively and taken into account in any subsequent adjustments.

                 If at any time Firstar makes a distribution of property to its shareholders which would be taxable to such shareholders as a dividend for federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of Firstar, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the antidilution provisions described above, the conversion price of the Firstar Preferred Stock is reduced, such reduction may be deemed to be the receipt of taxable income by holders of the Firstar Preferred Stock.

                 Fractional shares of Firstar Common Stock will not be delivered upon conversion. Instead, a cash payment will be made in respect of such fractional interest, based on the then current market price of the Firstar Common Stock.

                 A holder may effect the conversion of any shares of Firstar Preferred Stock or any whole number of Depositary Shares (whether or not evenly divisible by 20) by (i) delivering the certificate or certificates evidencing shares of Firstar Preferred Stock or the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts"), as the case may be, to the transfer agent for the Firstar Preferred Stock or at such other place as the Board of Directors of Firstar designates and (ii) giving written notice to Firstar that he or she elects to convert the same and stating in writing therein the name or names (with addresses) in which the certificate or certificates for Firstar Common Stock shall be issued. Firstar will, as soon as practicable thereafter, issue at said place or office to such holder a certificate for the appropriate number of full shares of Firstar Common Stock together with cash in lieu of any fraction of a share.

                 Treasury Regulations issued under Section 305 of the Code treat as taxable events certain constructive distributions of stock or stock rights. An adjustment in the conversion price of the Firstar Preferred Stock to reflect taxable distributions on Firstar Common Stock (but not stock splits or non-taxable stock dividends) may be treated as a constructive distribution of stock that is taxable as a dividend to the extent of the current and accumulated earnings and profits of Firstar.

                 Redemption. Shares of Firstar Preferred Stock will not be redeemable prior to June 30, 1997. Subject to obtaining any requisite prior approval of the Federal Reserve Board, the shares of Firstar Preferred Stock will be redeemable at the option of Firstar, in whole or in part, at any time or from time to time, on and after June 30, 1997, on not less than 30 nor more than 60 days' notice by mail, at a redemption price of $500 per share (equivalent to $25 per Depositary Share) plus accrued and unpaid dividends to the redemption date.

                 The Firstar Preferred Stock will not be subject to any sinking fund or other obligation of Firstar to redeem or retire the Firstar Preferred Stock.

                 At its election, Firstar, before the redemption date, may deposit the funds for such redemption, in trust, with a designated depository and authorize such depository to complete the redemption notice, and after such deposit, all rights of the holders of Firstar Preferred Stock so called for redemption shall cease, except the right to receive the redemption price. However, as and to the extent that Firstar or such depository is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held for the benefit of any holder, Firstar and said depository shall be absolved of any further liability or obligation to such holder to the full extent provided by law.

                 If a notice of redemption has been given, from and after the redemption date for the shares of Firstar Preferred Stock called for redemption (unless default shall be made by Firstar in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the Firstar Preferred Stock so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of Firstar (except the right to receive the redemption price) shall cease. Upon surrender in accordance with such notice of the certificates representing any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of Firstar shall so require and the notice shall so state), the redemption price set forth above shall be paid out of funds provided by Firstar. If fewer than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                 Liquidation Rights. In the event of any voluntary or involuntary dissolution, liquidation, or winding up of Firstar, the holders of the Firstar Preferred Stock will be entitled to receive out of the assets of Firstar available for distribution to its shareholders, before any payment or distribution is made to holders of Firstar Common Stock or any other class or series of stock ranking junior to the Firstar Preferred Stock as to distributions upon liquidation, dissolution or winding up, a liquidating distribution of $500 per share (equivalent to $25 per Depositary Share) plus accrued and unpaid dividends. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Firstar Preferred Stock will have no right or claim to any of the remaining assets of Firstar. If, upon any voluntary or involuntary dissolution, liquidation, or winding up of Firstar, the amounts payable with respect to the Firstar Preferred Stock and any other shares of stock of Firstar ranking as to any such distribution on a parity with the Firstar Preferred Stock are not paid in full, the holders of the Firstar Preferred Stock and of such other shares will share ratably in any such distribution of assets of Firstar in proportion to the full respective distributable amounts to which they are entitled. Neither the sale of all or substantially all the property or business of Firstar, nor the merger or consolidation of Firstar into or with any other corporation, shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, of Firstar.

                 Voting. Except as otherwise expressly required by applicable law or as described below, holders of Firstar Preferred Stock or Depositary Shares will not be entitled to vote on any matter, including but not limited to any merger, consolidation or transfer of assets, and will not be entitled to notice of any meeting of shareholders of Firstar. Whenever the approval or other action of holders of the Firstar Preferred Stock is required, each share of the Firstar Preferred Stock will be entitled to one vote. Holders of Depositary Shares will be entitled to vote the shares of Firstar Preferred Stock which their Depositary Shares represent. See "Depositary Shares--Voting."

                 The affirmative vote of the holders of a majority of the outstanding shares of Firstar Preferred Stock is required to (i) amend the Restated Articles of Incorporation of Firstar to create or authorize, or increase the authorized number of, any shares of any class or series of stock ranking prior to the Firstar Preferred Stock in respect of dividends or distribution of assets on liquidation or dissolution of Firstar or otherwise alter or abolish the liquidation preferences or any other preferential right of the Firstar Preferred Stock, (ii) alter or abolish the conversion rights of the Firstar Preferred Stock, (iii) reduce the redemption price or otherwise alter any redemption rights of the Firstar Preferred Stock, (iv) alter or abolish any right of the Firstar Preferred Stock to receive dividends, or (v) exclude or limit the voting rights as to these matters.

                 If at any time Firstar falls in arrears in the payment of dividends on the Firstar Preferred Stock in an aggregate amount at least equal to the full accrued dividends for six quarterly dividend periods, the number of directors of Firstar will be increased by two and the holders of the Firstar Preferred Stock, voting separately as a single class, will have the right to elect two directors to fill the positions so created, and such right will continue until all dividends in arrears shall have been paid.

                 Under regulations adopted by the Federal Reserve Board, if the holders of the Firstar Preferred Stock become entitled to vote for the election of directors because dividends on the Firstar Preferred Stock are in arrears, the series may then be deemed a "class of voting securities", and a holder of, or a person seeking to acquire, 25% or more of the shares of Firstar Preferred Stock (or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over Firstar) may then be required to seek the approval of the Federal Reserve Board to become a bank holding company under the Bank Holding Company Act of 1956, as amended. If such holder fails to receive approval, such holder may be required to sell some or all of the shares of Firstar Preferred Stock. In addition, at such time as the Firstar Preferred Stock is deemed a class of voting securities, any other bank holding company may be required to obtain the approval of the Federal Reserve Board to retain or acquire 5% or more of the Firstar Preferred Stock, and any person other than a bank holding company may be required by the Change in Bank Control Act to obtain the prior approval of the Federal Reserve to acquire 10% or more of the Firstar Preferred Stock.

                 Transfer Agent. The transfer agent and registrar for the Firstar Preferred Stock will be Firstar Trust Company, Milwaukee, Wisconsin.

DEPOSITARY SHARES

                 Each Depositary Share currently represents one-twentieth of one share of First Colonial Series C Preference Stock deposited under the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is currently entitled, proportionately, to all the rights and preferences of the First Colonial Series C Preference Stock represented thereby (including dividend, conversion, liquidation, redemption and voting rights). The Deposit Agreement provides that in the event of a merger affecting First Colonial, the Depositary Shares will thereafter, at the direction of First Colonial or its successors, represent the same proportionate interest in any stock that is received in exchange for or upon conversion of the underlying First Colonial Series C Preference Stock. Accordingly, upon conversion of the First Colonial Series C Preference Stock into Firstar Preferred Stock in the Merger, each Depositary Share will, at the direction of FCW, thereafter represent one-twentieth of one share of Firstar Preferred Stock. At the Effective Time, it is anticipated that First Chicago Trust Company of New York will resign as Depositary and will be succeeded by Firstar Trust Company. Simultaneous with the appointment of Firstar Trust Company as successor Depositary, Firstar will become a signatory to the Deposit Agreement and the Deposit Agreement will be amended and restated to reflect the conversion of the First Colonial Series C Preference Stock. Firstar Trust Company is a subsidiary of Firstar and is the transfer agent and registrar for Firstar Common Stock.

                 The Depositary Shares are evidenced by the Depositary Receipts issued pursuant to the Deposit Agreement. Following consummation of the Merger, the Depositary Receipts will remain outstanding and will thereafter, at the direction of FCW, represent an interest in shares of Firstar Preferred Stock. Holders of Depositary Receipts are not required to take any action in connection with the Merger.

                 The following is a brief description of the terms of the Deposit Agreement as such will be amended and restated to reflect, among other things, the conversion of the First Colonial Series C Preference Stock into Firstar Preferred Stock. Although the following discussion encompasses all of the material terms of the Deposit Agreement, it does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and form of Depositary Receipt, as such are proposed to be amended. The Deposit Agreement and form of Depositary Receipt as proposed to be amended and restated are filed as an exhibit to the Registration Statement of which this Proxy Statement-Prospectus is a part.

                 Withdrawal of Stock. Upon surrender of the Depositary Receipts at the office of the Depositary (unless the related Depositary Shares have previously been called for redemption), the owner of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his order, of the number of whole shares of Firstar Preferred Stock and any money or other property represented by such Depositary Shares. Owners of Depositary Shares will be entitled to receive whole shares of Firstar Preferred Stock on the basis of one share of Firstar Preferred Stock for each 20 Depositary Shares. Fractional shares of Firstar Preferred Stock will not be delivered. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Firstar Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of shares of Firstar Preferred Stock thus withdrawn, and any subsequent holders of those shares, will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Shares therefor. Firstar does not expect that there will be any public trading market for the Firstar Preferred Stock except as represented by the Depositary Shares.

                 Dividends and Other Distributions. The Depositary will distribute all cash dividends and other cash distributions received in respect of the Firstar Preferred Stock to the record holders of Depositary Shares relating to such Firstar Preferred Stock in proportion to the number of Depositary Shares owned by such holders. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the Depositary shall be authorized to round up to the next whole cent any fraction of one-half cent or greater and round down to the last whole cent any fraction less than one-half cent.

                 In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of Firstar, adopt such method as it deems equitable and practical for purposes of making such distribution, including selling such property and distributing the net proceeds from such sale to such holders.

                 The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by Firstar or the Depositary on account of taxes.

                 Conversion of Firstar Preferred Stock. The Depositary Shares, as such, are not convertible into Firstar Common Stock or any other securities or property of Firstar. Nevertheless, Firstar has agreed, as a matter of convenience, to accept delivery of Depositary Receipts for purposes of effecting conversion of the Firstar Preferred Stock underlying the Depositary Shares evidenced by such Depositary Receipts into Firstar Common Stock, utilizing the same procedures as those provided for delivery of certificates for shares of Firstar Preferred Stock to effect conversions in accordance with the Restated Articles of Incorporation of Firstar. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Firstar Common Stock will be issued upon conversion, but if such conversion results in a fraction, an amount in respect thereof will be paid in cash by Firstar. See "Firstar Preferred Stock--Conversion Rights."

                 Redemption of Depositary Shares. The Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, at Firstar's option but subject to the terms and conditions applicable thereto, of Firstar Preferred Stock held by the Depositary (including any accrued but unpaid dividends). The Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Depositary's books. The redemption price per Depositary Share will be $25, which is equal to one-twentieth of the redemption price per share of Firstar Preferred Stock. Whenever Firstar redeems shares of Firstar Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Firstar Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata (with adjustments to avoid fractional shares) or in any other equitable manner determined by Firstar.

                 From and after the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

                 Voting. Upon receipt of notice of any meeting at which the holders of the Firstar Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares representing such Firstar Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for the Firstar Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Firstar Preferred Stock underlying such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of Firstar Preferred Stock underlying such Depositary Shares in accordance with such instructions, and Firstar has agreed to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of Firstar Preferred Stock to the extent it does not receive specific instructions from the holders of the Depositary Shares representing such Firstar Preferred Stock.

                 Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between Firstar and the Depositary. However, any amendment which imposes any fees, taxes or charges upon holders of Depositary Shares (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated below under "Charges of Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Shares, will not take effect as to outstanding Depositary Shares until the expiration of 30 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Shares. In no event may any amendment impair the right of any owner of any Depositary Shares, subject to the conditions specified in the Deposit Agreement, to surrender any Depositary Receipt or Receipts evidencing such Depositary Shares with instructions to the Depositary to deliver to such holder the Firstar Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

                 Whenever directed by Firstar, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the owners of all outstanding Depositary Shares at least 30 days prior to the date of termination. The Depositary may likewise terminate the Deposit Agreement at any time 45 days after the Depositary has delivered to Firstar a written notice of its election to resign if a successor depositary has not theretofore been appointed and accepted its appointment. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Shares, will suspend the distribution of dividends to the owners thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue
(i) to collect
dividends on the Firstar Preferred Stock and any other distributions with respect thereto and (ii) to deliver Firstar Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest, in exchange for Depositary Shares surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the shares of Firstar Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest, for the pro rata benefit of the owners of Depositary Shares which have not been surrendered. In the event the Deposit Agreement is terminated, Firstar will use its best efforts to list or designate the Firstar Preferred Stock for quotation on a national securities exchange or the Nasdaq National Market, as the case may be. Firstar does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor depositary.

                Charges of Depositary.  Firstar will pay all transfer and
other taxes and governmental charges arising solely from the existence of the depositary arrangements. Firstar will pay charges of the Depositary in connection with the initial deposit of the Firstar Preferred Stock as a result
of the Merger   and any redemption of the Firstar Preferred Stock.  Holders of
Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

                Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to Firstar notice of its election to do so, and Firstar may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 45 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

   Registrar.  The Depositary will be the registrar for the Depositary Shares.

                Federal Income Taxation. Owners of Depositary Shares will be treated for federal income tax purposes as if they were owners of the Firstar Preferred Stock represented by such Depositary Shares and, accordingly, must take into account for federal income tax purposes income, gain, or loss to which they would be entitled if they were holders of such Firstar
Preferred Stock. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of Firstar Preferred Stock in exchange for the Depositary Shares as provided in the Deposit Agreement, (ii) the tax basis of each share of Firstar Preferred Stock to an exchanging owner of Depositary Shares will, upon such exchange, be the same as the aggregate tax basis of the Depositary Shares exchanged therefor, and (iii) the holding period for shares of the Firstar Preferred Stock in the hands of an exchanging owner of Depositary Shares who holds such Depositary Shares at the time of the exchange thereof for Firstar Preferred Stock will include the period during which such person owned such Depositary Shares.

                General. The Depositary will forward to the holders of Depositary Shares all reports and communications from Firstar which are delivered to the Depositary and which Firstar is required to furnish to the holders of the Firstar Preferred Stock.

                Neither the Depositary nor Firstar will be liable if the Depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of Firstar and the Depositary under the Deposit Agreement are limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Firstar Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting Firstar Preferred Stock for deposit, holders of Depositary Shares or other persons believed to be competent and on documents believed to be genuine.

                [The Depositary Shares have been approved for quotation on the Nasdaq National Market under the symbol "_____."] [Firstar has applied to have the Depositary Shares quoted on the Nasdaq National Market under the symbol "_____."]

OPTIONS

                Options to purchase First Colonial Class A Common Stock ("First Colonial Stock Options") are outstanding under several different stock option plans of First Colonial or its subsidiaries (the "First Colonial Stock Option Plans"). A total of _______ First Colonial Stock Options have been issued to date to First Colonial's directors, officers and other key individuals. Upon consummation of the Merger, each First Colonial Stock Option that is outstanding immediately prior to the Effective Time will automatically become an option to purchase the number of shares of Firstar Common Stock (a "Firstar Stock Option") determined by multiplying the number of shares of First Colonial Class A Common Stock subject to the First Colonial Stock Option by 0.7725, the Merger conversion ratio. The exercise price per share of Firstar Common Stock will be equal to the exercise price per share of First Colonial Class A Common Stock under the First Colonial Stock Option divided by 0.7725. Pursuant to the terms of the First Colonial Stock Option Plans, the First Colonial Stock Options become immediately exercisable upon a "change in control" (which includes a transaction such as the Merger). Therefore, the Firstar Stock Options that replace the First Colonial Stock Options upon consummation of the Merger will be immediately exercisable. Each Firstar Stock Option will otherwise be exercisable on the same terms and conditions as applied to the First Colonial Stock Options.

ASSIGNMENT AND ASSUMPTION AGREEMENTS

                The First Colonial Subordinated Notes were issued in tandem with the MSP Agreements. The obligors under the MSP Agreements ("Obligors") have agreed to purchase shares of First Colonial Class B Common Stock at a price within a range of $3.40 to $4.60 per share. The Obligors must, at any time prior to October 17, 1996, purchase First Colonial Class B Common Stock
equal to the    amount of notes they hold.  The First Colonial Subordinated
Notes are redeemable only to the extent of First Colonial Class B Common Stock purchased. All current holders of First Colonial Subordinated Notes and Obligors under the MSP Agreements are executive officers or directors of First Colonial or its subsidiaries.

                As of August 8, 1994, Firstar entered into Assignment and Assumption Agreements with each of the Obligors (the "Assignment and Assumption Agreements"). Under the Assignment and Assumption Agreements, as of the Effective Time, each of the MSP Agreements will represent the obligation to purchase shares of Firstar Common Stock, and Firstar will assume obligations under the First Colonial Subordinated Notes.

                Set forth below are the names of the executive officers and directors of First Colonial who are Obligors and the number of shares of First Colonial Class B Common Stock each Obligor has agreed to purchase:

                                                                  SHARES OF FIRST COLONIAL
                                  PRINCIPAL AMOUNT                CLASS B COMMON STOCK
                                  ----------------                ----------------------
C. Paul Johnson                      $486,370                             105,733
Robert F. Sherman                     249,190                              54,172
Robert J. Leander                     116,563                              25,340
John F. Burns*                        124,592                              27,085
Thomas J. Wigdahl                     124,592                              27,085
Ronald J. Aronberg                    124,592                              27,085
Alan G. Schwartz                      124,592                              27,085
Wallace E. Zook                       118,904                              25,849
John A. Benson                         30,604                               6,653



*Director Emeritus

EFFECTIVE TIME OF THE MERGER

                 Subject to satisfaction or waiver of all other conditions to the Merger, the closing of the Merger will take place on a date to be specified by Firstar and First Colonial which is required to be no later than the fifth business day after the later to occur of (i) approval of the Merger by the Federal Reserve Board and the expiration of any waiting period, (ii) approval of the Merger by the Illinois Commissioner and (iii) the date on which the Special Meeting is held. If the closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of Firstar and FCW, on the one hand, or First Colonial, on the other hand, under the Reorganization Agreement is not met on that date, the other party may postpone the closing from time to time to any designated subsequent business day not more than ten business days after the original or postponed date on which the closing was to occur. As soon as practicable on or after the closing date, executed Articles of Merger will be filed with the Secretary of State of the State of Wisconsin and an executed Certificate of Merger will be filed with the Secretary of State of the State of Delaware, and the Merger will become effective upon the filing of such Articles of Merger and Certificate of Merger (the "Effective Time"). Subject to the conditions contained in the Merger Agreements, the closing date is currently expected to occur during the first quarter of 1995. See "Conditions to the Merger" and "Regulatory Approvals."

SURRENDER OF CERTIFICATES

                 As soon as reasonably practicable after the Effective Time, Firstar Trust Company, or such other bank or trust company designated as exchange agent for Firstar (the "Exchange Agent"), is required to mail to each holder of record of First Colonial Common Stock a letter of transmittal and instructions for use in effecting the surrender of such holder's First Colonial stock certificates for certificates representing Firstar Common Stock ("Certificates").

                 FIRST COLONIAL STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES OR DEPOSITARY RECEIPTS UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

                 Upon surrender to the Exchange Agent of one or more certificates for First Colonial Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder a Certificate or Certificates to which the holder is entitled and, where applicable, a check for the amount representing any fractional share. A Certificate may be issued in a name other than the name in which the surrendered certificate is registered only if a certificate representing such First Colonial Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect a transfer to the new name and by evidence that any applicable stock transfer taxes have been paid.

                 All Firstar Common Stock and Firstar Preferred Stock issued pursuant to the Merger will be deemed issued as of the Effective Time. No dividends or other distributions declared or made after the Effective Time with respect to Firstar Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate representing First Colonial Common Stock with respect to the shares of Firstar Common Stock represented thereby, and no cash payment in lieu of fractional shares will be paid to any such holder, until the holder of record of such certificate surrenders the certificate. Subject to the effect of applicable laws, following surrender of any certificate, there will be paid to the record holder of the Certificates issued in exchange, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Firstar Common Stock and the amount of dividends or other distributions with record and payment dates after the Effective Time and before the date of such surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to the whole shares of Firstar Common Stock represented by the Certificates. In no event shall the persons entitled to receive such dividends, distributions and cash in lieu of fractional shares be entitled to receive interest on amounts payable.

                 HOLDERS OF THE DEPOSITARY RECEIPTS ARE NOT REQUIRED TO TAKE ANY ACTION IN CONNECTION WITH THE MERGER. Following the Effective Time, the Depositary Receipts will remain outstanding and will thereafter, at the direction of the Surviving Corporation, represent an interest in shares of Firstar Preferred Stock.

CONDITIONS TO THE MERGER

                 The Merger will occur only if the Merger Agreements are approved by the requisite vote by the holders of First Colonial Common Stock. Consummation of the Merger is subject to the satisfaction of certain other conditions unless waived to the extent waiver is permitted by applicable law. Such conditions include the following, which constitute all material conditions: (i) the receipt of all necessary regulatory approvals, including the approval of the Federal Reserve Board and the Illinois Commissioner, with no terms or conditions that Firstar does not accept and that (A) are not customarily contained in such approvals, or (B) would, as determined by Firstar in good faith, have a material adverse effect on its business or financial condition, or materially detract from the value of First Colonial to Firstar;
(ii) the effectiveness of the Registration Statement and the absence of a stop order suspending such effectiveness or proceedings seeking a stop order; (iii) the absence of a temporary restraining order, injunction or other order of any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger; (iv) authorization for listing on the NYSE upon official notice of issuance of the shares of Firstar Common Stock issuable in the Merger, pursuant to the Firstar Stock Options and under the Mandatory Stock Purchase Agreements; (v) the receipt by Firstar of opinions from KPMG Peat Marwick LLP, as Firstar's independent auditors and as First Colonial's independent auditors, to the effect that the Merger qualifies for pooling of interests accounting treatment; (vi) the receipt by Firstar of executed letter agreements in the form attached to the Agreement, relating to securities law matters and pooling of interests treatment, from affiliates of First Colonial; (vii) the opinion of Vedder Price delivered to Firstar and First Colonial that the Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) of the Code shall not have been withdrawn or modified in any material respect; (viii) the receipt of all consents or approvals from third parties required under agreements for consummation of the Merger other than those agreements for which failure to obtain such consents or approvals would not have a material adverse effect on First Colonial; (ix) the receipt by Firstar of "cold comfort" letters of KPMG Peat Marwick LLP, as First Colonial's independent auditors, dated the date on which the Registration Statement becomes effective and the Effective Time; (x) the absence of any material adverse change since December 31, 1993, in the financial condition, results of operations or business of First Colonial and Firstar, other than any changes resulting primarily by reason of changes in banking business of First Colonial and Firstar, other than any changes resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in the general level of interest rates or changes in economic, financial or market conditions affecting the banking industry generally in the regions in which First Colonial or Firstar, as the case may be, operates; (xi) the absence of any material action, suit or proceeding commenced against Firstar, First Colonial or any affiliate, associate, officer or director of either of them seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated by the Merger Agreements or questioning the validity or legality of any such transaction which action, suit or proceeding Firstar reasonably determines does not involve only frivolous claims; (xii) the continued accuracy of representations and warranties by Firstar and First Colonial regarding, among other things, the organization of the parties, financial statements, capitalization, pending and threatened litigation, enforceability of the Merger Agreement, compliance with law, and tax matters; (xiii) the aggregate of (A) the fractional share interests in Firstar Common Stock that will be paid in cash and (B) the shares of Firstar Common Stock that would be issuable by virtue of the Merger with respect to shares of First Colonial Class B Common Stock outstanding on the record date for the Special Meeting that will not be converted into Firstar Common Stock due to the exercise of dissenters' rights shall not be more than 10% of the maximum aggregate number of shares of Firstar Common Stock which could be issued as a result of the Merger; (xiv) First Colonial's consolidated allowance for loan losses shall not be less than an amount requested by Firstar; and (xv) the number of outstanding shares of First Colonial Common Stock shall not be greater than 9,994,429. See "Termination, Amendment and Waiver" and "Regulatory Approvals."

                 As of November ___, 1994, __________ shares of First Colonial Common Stock were issued and outstanding, and ___________ shares of First Colonial Common Stock were issuable pursuant to exercisable First Colonial Stock Options and pursuant to the Mandatory Stock Purchase Agreements. First Colonial Common Stock is also issuable upon conversion of First Colonial Series C Preference Stock. First Colonial has agreed to use its best efforts to repurchase First Colonial Common Stock under certain conditions. See "Business Pending the Merger."

                 In addition, unless waived, each party's obligation to effect the Merger is subject to performance by the other party of its obligations under the Merger Agreements and the receipt of certain certificates from the other party and legal opinions.

REGULATORY APPROVALS

                 Federal. The Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), which requires that the Federal Reserve Board take into consideration, among other factors, the financial and managerial resources and future prospects of the respective institutions and the convenience and needs of the communities to be served. The BHC Act prohibits the Federal Reserve Board from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. Furthermore, the Federal Reserve Board must also assess the records of the bank subsidiaries of Firstar and First Colonial under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board analyze, and take into account when evaluating an application, each bank's record of meeting the credit needs of it local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation.

                 Under the BHC Act, the Merger may not be consummated until up to 30 days following the date of Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise. The BHC Act provides for the publication of notice and public comment on the applications and authorizes the regulatory agency to permit interested parties to intervene in the proceedings.

                 Firstar filed an application with the Federal Reserve Bank of Chicago (the "Federal Reserve Bank") that was accepted for filing by the Reserve Bank on November __, 1994.

                 [Firstar has been advised that the Federal Reserve Bank has accepted the application for processing under delegated authority from the Federal Reserve Board. Under the regulations of the Federal Reserve Board, the Federal Reserve Bank will act on the application within the 30-day period that began on the date the application was accepted for filing (a period that will be tolled by any public comments or other circumstances that may trigger further requests for information from the Federal Reserve Bank). There can be no assurance that the Federal Reserve Bank will continue processing the application under delegated authority.]

                 There can be no assurance that the Federal Reserve Board will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval. There can likewise be no assurance that the Department of Justice will not challenge the Merger or, if such a challenge is made, as to the result thereof.

                 Illinois. The Merger is also subject to the prior approval by the Illinois Commissioner under the Illinois Bank Holding Company Act of 1957, as amended (the "Illinois Act"), which requires that the Illinois Commissioner take into consideration whether (i) the proposed transaction will promote the safety and soundness of the institution to be acquired, (ii) the banks already controlled by the applicant meet the convenience and needs of the communities served by them in accordance with the CRA, (iii) the applicant intends to adequately meet the convenience and needs of the communities serviced by the institution to be acquired in accordance with the CRA, and (iv) the transaction will bring net new benefits to the state of Illinois. Under the Illinois Act, the Merger may be consummated immediately following an approval from the Illinois Commissioner.

                 Firstar filed an application with the Illinois Commissioner that was accepted for processing on October 21, 1994. There can be no assurance that the Illinois Commissioner will approve the Merger, and if the Merger is approved, there can be no assurance as to the date of such approval.

                 General. The Merger cannot proceed in the absence of all requisite regulatory approvals. See "Conditions to the Merger," "Effective Time of the Merger" and "Termination, Amendment and Waiver." In the Agreement, Firstar and First Colonial have agreed to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Merger, including furnishing information to the Federal Reserve Board or in connection with approvals or filings with other governmental entities. Firstar and First Colonial have also agreed to take all reasonable action necessary to obtain approvals of the Federal Reserve Board, the Illinois Commissioner and other governmental entities. However, the obligation to take reasonable actions is not to be construed as including an obligation to accept any terms of or conditions to an agreement or other approval of, or any exemption by, any party that are not customarily contained in approvals of similar transactions granted by such regulators or if Firstar in good faith determines that such terms or conditions would have a material adverse effect on its business or financial condition or would materially detract from the value of First Colonial to Firstar. There can be no assurance that any regulatory approvals will not contain a term or condition that causes such approvals to fail to satisfy the conditions described above under "Conditions to the Merger."

                 Firstar and First Colonial are not aware of any other governmental approvals or actions that are required for consummation of the Merger except as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof.

BUSINESS PENDING THE MERGER

                 Under the Reorganization Agreement, First Colonial is generally obligated to, and to cause its subsidiaries to, operate their respective businesses only in the usual, regular and ordinary course consistent with past practices; use its best efforts to preserve its business organization and assets, maintain its rights and franchises, retain the services of employees and maintain its relationships with customers; maintain its properties; keep in full force and effect insurance; perform obligations under material agreements; and comply with obligations imposed by laws. The Reorganization Agreement also provides that prior to the Effective Time, without Firstar's prior written consent, First Colonial may not, and may not allow its subsidiaries to, among other things: (i) incur any material liabilities or obligations, except in the ordinary course; (ii) increase the compensation of employees, directors or officers, except in accordance with past practice; (iii) increase retirement benefits or change any other benefit plans, or enter into employment or similar agreements; (iv) effect any fundamental corporate acquisition; (v) issue or redeem any of its capital stock, other than (A) repurchase of First Colonial Common Stock in satisfaction of its obligation under the Reorganization Agreement as described in the next paragraph, (B) the issuance of First Colonial Class A Common Stock upon conversions at the option of the holder of First Colonial Series C Preference Stock or First Colonial Class B Common Stock, or pursuant to the First Colonial Stock Option Plans, or (C) issuances of First Colonial Class B Common Stock pursuant to the Mandatory Stock Purchase Agreements; (vi) propose or adopt any amendments to its corporate charter or bylaws in any way adverse to Firstar;
(vii) except in fiduciary capacities, purchase any shares of Firstar Common Stock; or (viii) change the lending, investment, liability, management and other material policies concerning the banking business of First Colonial.

                 First Colonial has agreed to use its best efforts, consistent with law, pooling-of-interests accounting rules and the provisions of the Code governing tax-free reorganizations, to repurchase enough First Colonial Common Stock to satisfy anticipated future issuances of such stock upon the conversion of First Colonial Series C Preference Stock, upon the exercise of First Colonial Stock Options or pursuant to the Mandatory Stock Purchase Agreements.

                 In addition, the Reorganization Agreement provides that prior to the Effective Time First Colonial may not initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any "Competing Transaction," or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors, employees, investment banker, financial advisor, attorney, accountant or other representative to take any such action. "Competing Transaction" means any of the following involving First Colonial or any of its subsidiaries: any merger or other business combination; a sale or other disposition of a substantial portion of assets; a sale of capital stock or a right to acquire capital stock; a tender offer or exchange offer for at least 10% of the outstanding share of any class of its capital stock; a solicitation of proxies in opposition to approval of the Merger by First Colonial's stockholders; or a public announcement of a bona fide proposal, plan or intention to do any of the foregoing. The Reorganization Agreement provides, however, that the Board of Directors of First Colonial is not prohibited from (i) furnishing or permitting certain persons to furnish information to any party that requests information as to First Colonial if the Board of Directors is required to take such action, and receives an opinion of counsel confirming such requirements, to comply with its fiduciary duties to stockholders imposed by law and, prior to furnishing such information, First Colonial receives a confidentiality agreement or (ii) complying with Rules 14d-2 and 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction.

                 First Colonial has agreed to, through its Board of Directors,
(i) unanimously recommend to its stockholders approval of the Merger Agreements; (ii) not withdraw, modify, or amend such recommendation; and (iii) use its best efforts to obtain stockholder approval. However, the Reorganization Agreement does not prohibit the Board of Directors of First Colonial from failing to recommend such approval or withdrawing, modifying or amending its recommendation if (A) the Board of Directors of First Colonial is required to take such action to comply with its fiduciary duty to stockholders imposed by law as a result of the receipt by such Board of Directors of a bona fide proposal from a third party not affiliated with First Colonial to acquire control of First Colonial or substantially all of the assets of First Colonial after July 31, 1994, (B) First Colonial's Board obtains an opinion of counsel confirming such requirement prior to taking such action and (C) First Colonial's Board takes such action as is necessary to allow First Colonial's stockholders to vote upon the Merger Agreements in accordance with the DGCL.

DIVIDENDS

                 Under the Reorganization Agreement, First Colonial is allowed to declare regular quarterly cash dividends on First Colonial Class A Common Stock and First Colonial Class B Common Stock at a rate not in excess of $.15 per share and $.125 per share, respectively, and regular quarterly cash dividends on its Series C Preference Stock as required by the First Colonial Certificate. Increases of up to _____% in the rate of dividends on the First Colonial Class A Common Stock and up to _____% in the rate of dividends on the First Colonial Class B Common Stock are permitted beginning with the dividends payable in the second quarter of 1995.

TERMINATION, AMENDMENT AND WAIVER

                 The Reorganization Agreement provides that it may be terminated, whether before or after approval of the matters presented in connection with the Merger by the stockholders of First Colonial or Firstar,
(i) by mutual consent of Firstar and First Colonial; (ii) by either Firstar or First Colonial (A) if there has been a material breach of a representation, warranty, covenant or agreement on the part of the other party set forth in the Reorganization Agreement or (B) if any representation or warranty of the other party shall be discovered to have become materially untrue, in either case which breach or other condition has not been cured within ten business days following receipt by the nonterminating party of notice of such breach or other condition; (iii) by either Firstar or First Colonial if any permanent injunction preventing the consummation of the Merger shall have become final and non-appealable; (iv) by either Firstar or First Colonial if the Merger shall not have been consummated before July 31, 1995, for a reason other than the failure of the terminating party to comply with its obligations under the Reorganization Agreement; and (v) by either Firstar or First Colonial if the Federal Reserve Board or the Illinois Commissioner has denied approval of the Merger and neither Firstar nor First Colonial has, within 30 days after the entry of the order denying such approval, filed a petition seeking review of such order.

                 The Reorganization Agreement also provides that it may be terminated by First Colonial on either of the two trading days occurring immediately after the ten consecutive trading days commencing on the first business day following the date the Federal Reserve Board approves the Merger (the "Ten-Day Calculation Period"), if both of the following conditions are satisfied: (i) the average of the daily closing prices of a share of Firstar Common Stock as reported on the Consolidated Tape System for NYSE stocks during the Ten-Day Calculation Period is less than $29.00 and (ii) the percentage decline in the price of Firstar Common Stock after July 29, 1994, determined by reference to such average of the daily closing prices, exceeds the percentage decline in the weighted average price of a selected group of bank stocks by more than 12.5%. If the foregoing conditions were applied as of November ___, 1994, the applicable average Firstar Common Stock price would be $___________ per share, representing a percentage [decline/increase] in the price of such stock from July 29, 1994 that exceeded by _____% the percentage [decline/increase] in the weighted average price of such group of bank stocks. The selected group of bank stocks is identified on Exhibit 10.01 to the Reorganization Agreement, which is included in Appendix B to this Proxy Statement-Prospectus.

                 The Reorganization Agreement also gave Firstar the right to terminate the Agreement at any time prior to November 3, 1994, if certain environmental conditions were found. Firstar did not exercise this right.

                 The Merger Agreements may be amended by the parties at any time before or after approval of the matters presented in connection with the Merger by the stockholders of First Colonial, but after any such approval, no amendment may be made which would have an adverse effect on First Colonial's stockholders, change the consideration to be provided to such shareholders pursuant to the Merger Agreements or have a similar effect. At any time prior to the Effective Time, either party may, to the extent legally allowed, extend the time for performance of any of the obligations of the other party, waive any inaccuracies and representations and warranties of the other and waive compliance with any of the agreements or conditions.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

                 In the Merger, First Colonial will be merged into FCW and the separate corporate existence of First Colonial will cease. Firstar will thereby acquire control of First Colonial and the 17 bank subsidiaries it now owns (the "First Colonial Banks"), as well as its five nonbank subsidiaries. FCW, as the surviving corporation in the Merger and a wholly owned subsidiary of Firstar, will continue operations under the name "Firstar Corporation of Wisconsin."

                 The officers and directors of FCW prior to the Merger will continue as officers and directors of the surviving corporation. First Colonial's current Chairman and CEO, C. Paul Johnson, will become a director of Firstar but plans to retire from management after the Merger. Immediately following the Closing Date, one or more management representatives of Firstar will be added to the board of each First Colonial Bank. Within several months of the Effective Time, Firstar and FCW intend to merge each of the First Colonial Banks into Firstar Bank Illinois, subject to regulatory approval.
When this planned consolidation into one bank is completed, John B. ("Jay") Williams, an Executive Vice President of Firstar's lead bank, Firstar Bank Milwaukee, N.A., will serve as Firstar Bank Illinois' President and Chief Executive Officer, and the remainder of management of Firstar Bank Illinois will be drawn from management of Firstar and its subsidiaries and the First Colonial Banks. Certain First Colonial bank directors may be invited to join the Board of Directors of the surviving bank. See "Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

                 The directors and executive officers of First Colonial hold First Colonial Stock Options granted pursuant to the First Colonial Stock Option Plans. Pursuant to their terms, such options, to the extent not then exercisable, will become immediately exercisable upon the occurrence of a "change in control" (which includes a transaction such as the Merger). Therefore, upon the consummation of the Merger and related replacement of the First Colonial Stock Options with Firstar Stock Options in accordance with of Merger Agreements, all the resulting Firstar Stock Options will be immediately exercisable.

                 Set forth below is certain information with respect to the Firstar Stock Options which will replace the First Colonial Stock Options held by First Colonial's directors and executive officers upon consummation of the Merger.

                                                     OPTIONS EXERCISABLE                           OPTIONS FIRST
                                                    AS OF JANUARY 18, 1995                  EXERCISABLE UPON THE MERGER
                                                    ----------------------                  ---------------------------

                                                Shares of                                 Shares of
                                                 Firstar        Average Per Share          Firstar          Average Per Share
                                              Common Stock       Exercise Price         Common Stock         Exercise Price
                                              ------------     -------------------      ------------       -------------------

                 OUTSIDE DIRECTORS
                 -----------------
                 Ronald J. Aronberg                 14,136                 $16.55              5,716                   $21.84
                 Thomas L. Cox                       8,497                  21.70                 --                       --
                 Robert J. Leander                  14,078                  16.53              5,542                    21.86
                 Patrick L. O'Malley                 5,330                  16.56              2,394                    21.50
                 Henry B. Pearsall                   7,010                  16.38              2,027                    21.68

                                                     OPTIONS EXERCISABLE                           OPTIONS FIRST
                                                    AS OF JANUARY 18, 1995                  EXERCISABLE UPON THE MERGER
                                                    ----------------------                  ---------------------------

                                                Shares of                                 Shares of
                                                 Firstar        Average Per Share          Firstar          Average Per Share
                                              Common Stock       Exercise Price         Common Stock         Exercise Price
                                              ------------     -------------------      ------------       -------------------
                 Alan G. Schwartz                35,844             $16.09                  8,458                $21.92
                 William P. White                 1,989              17.53                  1,873                 21.52
                 Thomas J. Wigdahl                4,821              16.61                  1,873                 21.52

                 EXECUTIVE OFFICERS

                 John A. Benson                  17,381             $16.63                  8,961                $21.74
                 Thomas A. Caravello             17,381              16.63                  8,883                 21.73
                 Michael J. Clawson              21,050              16.62                  9,076                 21.68
                 Craig B. Collinson               9,752              16.87                  6,083                 21.92
                 William J. Hornig                2,414              21.57                  7,242                 22.40
                 C. Paul Johnson                 88,258              16.60                 21,436                 23.39
                 Barbara A. Kilian                4,635              16.96                  5,021                 22.51
                 Jon Knutsen                      1,931              15.05                  8,111                 21.91
                 Martin J. Noll                   1,448              21.69                  5,890                 22.19
                 Debra J. Pawlik                  8,207              17.25                  6,933                 21.91
                 Bette B. Sherman                 5,021              17.23                  8,111                 21.91
                 Robert F. Sherman               28,862              16.30                 20,471                 21.76
                 Wallace E. Zook                 22,981              16.59                  9,076                 21.68

                 The Reorganization Agreement provides, among other things, that upon the consummation of the Merger the Firstar Board of Directors will be increased by one director and C. Paul Johnson will be elected to fill the newly created vacancy. The Reorganization Agreement also provides that upon consummation of the Merger Firstar will indemnify and obtain insurance coverage for each officer and director of First Colonial and its subsidiaries against all losses, claims, damages, costs, expenses, liabilities or judgments (i) arising out of the fact that such person was an officer or director of First Colonial or one of its subsidiaries prior to the consummation of the Merger, and (ii) arising out of or pertaining to the Reorganization Agreement or the transactions contemplated thereby, in each case to the fullest extent permitted under applicable law.

                 On April 20, 1994, First Colonial adopted the Transitional Compensation Program to provide transitional compensation to affected executive and senior officers in the event of a change in control of First Colonial
(which includes a transaction such as the Merger). Pursuant to the Reorganization Agreement and the Benefits Letter, First Colonial has agreed to amend the Transitional Compensation Program in certain respects prior to the Merger. The Transitional Compensation Program, as amended, will provide for monthly cash payments, payment of a pro rata bonus and continuation of certain benefits under employee benefit plans for a Transitional Period (as defined below) for Participants (as defined below) whose employment is terminated within such Transitional Period after the Merger. "Participants" under the Transitional Compensation Plan are members of the First Colonial Senior Management Committee ("Senior Management Committee") and each of those employees designated a "Senior Officer Group Member" by the First Colonial
Board of Directors. A Participant is considered terminated under the Transitional Compensation Plan if termination of employment occurs during such Participant's Transitional Period (as defined below) and is (i) employer-initiated for reasons other than a felony conviction, or the Participant's continued and willful failure to be present and perform his or her duties, or (ii) employee-initiated within ninety days after (a)(1) the failure by the employer to maintain the Participant's salary, benefits or perquisites at the same level as in effect upon the occurrence of the "change in control," or as may be increased from time to time in accordance with the regular practices of the employer with respect to employees with similar duties,
(2) a change in the Participant's duties and responsibilities such that they are not at least commensurate with those of other employees of equivalent compensation, or (3) a change in the Participant's primary employment location by more than 35 miles, or (b) with respect to Senior Management Committee members only, a good faith determination by the Participant that there has been a significant adverse change in the Participant's working conditions or status. Monthly cash payments begin upon termination, continue through the Transitional Period and are equal to the Participant's base annual salary as of the date of termination, or if greater, as of the date of the "change of control," divided by twelve. Certain employee benefit plan coverage continues after termination through the Transitional Period. If termination of employment occurs during the first six months of the Transitional Period, the Participant will be entitled to out placement counseling. Compensation payable under the Transitional Compensation Program is limited, however, to the extent necessary so that such compensation will not be subject to excise tax as an excess parachute payment under the Code. A Participant's "Transitional Period" is twenty-one months for members of the Senior Management Committee, and fifteen months for Senior Officer Group Members. However, the otherwise applicable Transitional Period is extended by (i) two months for Participants with ten but less than fifteen years of service upon the "change in control," (ii) four months for Participants with fifteen but less than twenty years of such service, and (iii) six months for Participants with twenty or more years of such service. Set forth below are the names of executive officers of First Colonial who are Participants and the estimated amount, based on 1994 salary levels, of the aggregate cash payments that would be due to the executive in the event of termination of employment subsequent to the Merger:


                                                    ESTIMATED CASH PAYMENT
                                                    ----------------------
 John A. Benson                                              $269,100
 Thomas A. Caravello                                          295,650
 Michael J. Clawson                                           246,750
 Craig B. Collinson                                           138,125
 William J. Hornig                                            175,000
 Barbara A. Kilian                                            154,000
 Jon Knutsen                                                  220,500
 Martin J. Noll                                               218,750
 Debra J. Pawlik                                               93,750
 Bette B. Sherman                                             179,375
 Wallace E. Zook                                              314,167


The maximum aggregate amount of all monthly cash payments that could be required to be made to Participants under the Transitional Compensation Program, based upon the Participants' 1994 annual salaries, is approximately $4,360,000.

                 Also on April 20, 1994, C. Paul Johnson, Chairman and Chief Executive Officer, and Robert F. Sherman, President and Chief Operating Officer, of First Colonial entered into Transitional Employment Agreements with First Colonial providing for Transitional Periods of thirty and thirty-two months, respectively. In connection with the consummation of the Merger, Mr. Johnson has agreed to the cancellation of his Transitional Employment Agreement, thereby waiving his right to approximately $1.2 million of aggregate cash compensation based on his 1994 base annual salary of $470,000. In connection with such cancellation and waiver, First Colonial has awarded to Mr. Johnson a one-time bonus of $200,000 for services rendered in connection with the negotiation of the Merger Agreements and has authorized cash payments aggregating $270,000 and other benefits in connection with Mr. Johnson's retirement upon the Merger. See "PROPOSED MERGER - Background of the Merger." Mr. Sherman has agreed to amend his Transitional Employment Agreement to conform its terms and conditions to those of the amended Transitional Compensation Program applicable to Senior Management Committee Participants, except with a Transitional Period of thirty-two months. Based upon his 1994 annual salary, the maximum aggregate amount of monthly cash payments that could be required to be paid to Mr. Sherman under his Transitional Employment Agreement is approximately $715,000.

                 On April 20, 1994, First Colonial also adopted the First Colonial Bankshares Corporation SuperCobra Continuation Plan ("SuperCobra Plan") to provide the opportunity for certain eligible officers and employees to have access to group medical coverage in the event of termination of employment following a change in control (which includes a transaction such as the Merger). Pursuant to the Reorganization Agreement, First Colonial has agreed to amend the SuperCobra Plan prior to the Merger. The SuperCobra Plan, as amended, will provide for the continuation of the applicable employer group health plan benefits implementing the continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA Coverage"), following the maximum required period of COBRA Coverage. The opportunity to maintain extended coverage will be provided to Covered Persons (as defined below) whose employment is terminated within a certain period of time after the Merger. In most cases, the group health plan benefits available will be limited to a health maintenance organization (HMO), unless such option is determined to be unavailable, in which case coverage under another group health plan maintained by FCW will be permitted. "Covered Persons" include Participants under the Transitional Compensation Program, parties to Transitional Employment Agreements, and employees who are fifty years of age or who have completed twenty years of service, in all cases as of the date of the Merger. A Covered Person is considered terminated under the SuperCobra Plan if such person is considered terminated under either the Transitional Compensation Program and is a Participant thereunder, or a Transitional Employment Agreement and is a party thereto. Any other Covered Person is considered terminated if such termination occurs within twelve months of the Merger and is (i) employer-initiated for reasons other than misconduct or performance below acceptable standards under the disciplinary policy applicable to such Covered Person, or (ii) employee-initiated within thirty days of (a) a reduction in the Covered Person's base annual salary or hourly rate of pay or benefits, or (b) transfer of such Covered Person to an employment location more than thirty-five miles from such Covered Person's location as of the date of the "change in control." However, such other Covered Persons are not considered terminated if they (x) leave employment voluntarily under non-qualifying circumstances, or (y) are offered another position with comparable compensation and decline such position. A Covered Person's continuation of COBRA Coverage under the SuperCobra Plan expires upon the earlier to occur of (A) their eligibility for Medicare benefits, (B) upon the occurrence of any event which would then entitle an employer to terminate COBRA Coverage (other than the expiration of the maximum required period of COBRA Coverage), or (C) the completion of sixty months of such extended COBRA Coverage.

                 Certain directors and executive officers of First Colonial have entered into MSP Agreements with First Colonial. See "PROPOSED MERGER - Assignment and Assumption Agreements."

EFFECT ON EMPLOYEE BENEFITS

                 Under the Reorganization Agreement, Firstar covenants to comply with its agreements to provide certain employee benefits set forth in the Benefits Letter. The Benefits Letter states, among other things, that Firstar will provide, or cause to be provided, to each employee of FCW or its subsidiaries who was an employee of First Colonial at the time of the consummation of the Merger the opportunity to participate in Firstar's employee benefit plans on a basis comparable to that of similarly situated employees of Firstar and its subsidiaries, with full credit for years of employment with First Colonial. The Benefits Letter also provides that Firstar will implement such bonus, incentive and equity-based plans for former First Colonial employees as Firstar deems appropriate, after giving consideration to factors similar to those used in creating and administering similar plans for current employees in the Firstar organization. Finally, the Benefits Letter provides that after the Merger, Firstar will honor or will cause FCW to honor the Transitional Compensation Program, Transitional Employment Agreements and SuperCobra Plan described above, as well as the First Colonial Severance Benefits Program, as such programs and agreements may be amended by the Benefits Letter, and will maintain the employee benefit plans of First Colonial for the benefit of the employees of First Colonial at the time of the Merger until such time as corresponding Firstar plans are extended to such employees.

TERMINATION FEE

                 As a condition to Firstar's willingness to enter into the Agreement, First Colonial agreed to pay to Firstar a fee of $7,500,000 (the "Termination Fee") within two days of a "Trigger Event." A Trigger Event means the occurrence of one or more of the following events: (i) a Transaction Proposal (as defined below); (ii) termination of the Reorganization Agreement following a wilful and material breach thereof by First Colonial; or (iii) any withdrawal, modification or amendment in any respect by First Colonial's Board of Directors of its approval or recommendation regarding the Reorganization Agreement and stockholder vote relating thereto or First Colonial's Board of Directors adopting a resolution relating to any such withdrawal, modification or amendment.

                 A "Transaction Proposal" means any of the following: (a) a bona fide tender offer or exchange offer for at least 25% of the then outstanding shares of any class of capital stock of First Colonial made by any entity or person other than Firstar or its subsidiaries or affiliates, (b) any entity or person filing an application under the BHC Act or the Change in Bank Control Act with respect to the acquisition by such entity or person of any shares of capital stock of First Colonial, (c) a merger, consolidation or other business combination with First Colonial or any of its subsidiaries is effected by any entity or person, (d) any sale, lease, transfer, mortgage or other disposition involving a substantial part of First Colonial's or any of its subsidiaries' consolidated assets, or any agreement to effect such a transaction, (e) the acquisition by any entity or person of 10% or more of the outstanding shares of any class of capital stock of First Colonial or acquisition of additional shares by any entity or person currently holding 10% or more of such shares, except for certain acquisitions made pursuant to certain First Colonial benefit plans, (f) any reclassification of the securities of, or recapitalization of, First Colonial that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security of First Colonial that is owned by an entity or person other than Firstar or its subsidiaries or affiliates, or any agreement to effect such a reclassification or recapitalization, (g) any transaction having an effect similar to those described in (a) through (f) above, or (h) a public announcement regarding a proposal, plan or intention by First Colonial or another entity or person to effect any of the foregoing transactions; provided, however, that events described in clauses (a), (b) and (h) of this definition do not constitute a "Transaction Proposal" unless either (x) the Board of Directors of First Colonial takes or fails to take certain actions in connection therewith or
(y) First Colonial's stockholders fail to approve the Merger Agreements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

                 Firstar and First Colonial have received an opinion of Vedder Price that the Merger will qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Accordingly First Colonial, Firstar and FCW will recognize no gain or loss for federal income tax purposes as a result of the Merger and no gain or loss will be recognized by any First Colonial stockholder upon receipt of Firstar Common Stock or Firstar Preferred Stock pursuant to the Merger (except upon the receipt of cash in lieu of fractional shares of Firstar Common Stock). This discussion of federal income tax consequences of the Merger assumes that none of the holders of First Colonial Class B Common Stock will exercise dissenters' rights. The Internal Revenue Service ("Service") has not been asked to rule upon the tax consequences of the Merger and such request will not be made. The opinion of Vedder Price is based entirely upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. Unlike a ruling from the Service, an opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service. EACH STOCKHOLDER OF FIRST COLONIAL IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE MERGER.

                 Based upon the opinion of Vedder Price, which in turn is based upon various representations and subject to various assumptions and qualifications, the following federal income tax consequences to the First Colonial stockholders will result from the Merger. For purposes of this discussion, holders of Depositary Shares are treated as if they directly held the stock represented by such Depositary Shares:

                          (i) Provided that the Merger of First Colonial with and into FCW qualifies as a statutory merger under applicable law, the Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and First Colonial, Firstar and FCW will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code for purposes of this reorganization.

                          (ii) No gain or loss will be recognized by the holders of First Colonial Common Stock or First Colonial Series C Preference Stock upon the exchange of First Colonial Common Stock or First Colonial Series C Preference Stock solely for Firstar Common Stock or Firstar Preferred Stock, respectively, pursuant to the Merger, except with respect to cash received in lieu of fractional shares of Firstar Common Stock.

                          (iii) A First Colonial stockholder's aggregate basis in the Firstar Common Stock (including any fractional share interest to which he or she may be entitled) or Firstar Preferred Stock received in the exchange will be the same as the aggregate basis of the First Colonial Common Stock or First Colonial Series
                 C Preference Stock exchanged therefor, respectively.

                          (iv) The holding period of the Firstar Common Stock and Firstar Preferred Stock received by a stockholder of First Colonial pursuant to the Merger will include the period during which the First Colonial Common Stock or First Colonial Series C Preference Stock exchanged therefor was held, provided that the First Colonial stock surrendered was held as a capital asset as of the time of the Merger.

                          (v) A First Colonial stockholder receiving cash in lieu of fractional share interests of Firstar Common Stock in the Merger will be treated as if he or she actually received such fractional share interests which were subsequently redeemed by Firstar. The cash a First Colonial stockholder receives will be treated as having been received as full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code.

                 The foregoing is only a general description of certain material federal income tax consequences of the Merger for stockholders who are citizens or residents of the United States and who hold their shares as capital assets, without regard to the particular facts and circumstances of the tax situation of each stockholder of First Colonial. It does not discuss all of the consequences that may be relevant to First Colonial stockholders entitled to special treatment under the Code (such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations or foreign persons). The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Merger Agreements or the Merger itself. No information is provided herein with respect to the tax consequences, if any, of the Merger under state, local or foreign tax laws.

ACCOUNTING TREATMENT

                 Consummation of the Merger is conditioned upon qualification of the Merger as a pooling-of-interests for accounting purposes as evidenced by the receipt by Firstar of opinions from Firstar's and First Colonial's independent public accountants to the effect that the Merger qualifies for pooling-of-interests method of accounting. Under the pooling-of-interests accounting treatment the historical basis of the assets and liabilities of Firstar and First Colonial will be combined at the Effective Time and carried forward at their previously recorded amounts and the shareholders' equity accounts of First Colonial will be combined on Firstar's consolidated balance sheet. Income and other financial statements of Firstar issued after consummation of the Merger will be restated retroactively to reflect the consolidated operations of Firstar and First Colonial as if the Merger had taken place prior to the periods covered by such financial statements.

                 For the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding First Colonial Common Stock must be exchanged for Firstar Common Stock. Firstar and First Colonial have agreed not to take any action which would preclude use of pooling-of-interests accounting treatment for the Merger by Firstar.

EXPENSES

                 The Agreement provides that if the Merger Agreements or the transactions contemplated thereby are terminated, other than for certain excepted reasons including a termination due to a breach by Firstar of its obligations under the Merger Agreement, First Colonial will pay Firstar its out-of-pocket expenses incurred in connection with the consummation of the transactions contemplated by the Merger Agreements, but not to exceed $2.0 million. If the Merger Agreements or the transactions contemplated thereby are terminated by First Colonial as a result of Firstar's breach of the Merger Agreement, Firstar will pay First Colonial its out-of-pocket expenses incurred in connection with the consummation of the transactions contemplated by the Merger Agreements, but not to exceed $2.0 million.

                 Firstar and First Colonial have also agreed to share equally in the expense of printing this Proxy Statement-Prospectus and the expense of all SEC and regulatory filing fees incurred in connection therewith.

                 Except as described above, the Merger Agreement provides, in general, that Firstar and First Colonial will each pay its own expenses in connection with the Merger and the transactions contemplated thereby, including fees and expenses of its own accountants and counsel. For information with respect to financial advisory fees incurred in connection with the Merger, see "Opinions of Financial Advisors."

RESALE OF FIRSTAR COMMON STOCK, FIRSTAR PREFERRED STOCK AND FIRSTAR SUBORDINATED NOTES

                 The shares of Firstar Common Stock to be issued in connection with the Merger to stockholders of First Colonial and the Depositary Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may be freely traded by stockholders of First Colonial who, at the Effective Time, are not "affiliates" of First Colonial (and are not affiliates of Firstar at the time of the proposed resale). Pursuant to the Merger Agreements, First Colonial must use its best efforts to cause each affiliate of First Colonial to deliver to Firstar a written undertaking to the effect that (a) he or she will not sell or dispose of the Firstar Common, Depositary Shares or the Subordinated Notes to be assumed by Firstar pursuant to the Assignment and Assumption Agreements (the "Firstar Subordinated Notes") acquired by him or her in connection with the Merger other than in accordance with the Securities Act, except under (i) a separate registration statement for distribution (which Firstar has not agreed to provide), or (ii) Rule 145 promulgated thereunder by the Commission, or (iii) pursuant to some other exemption from registration; and (b) he or she will not otherwise dispose of the Firstar Common Stock, Depositary Shares or Firstar Subordinated Notes or otherwise reduce his or her risk relative to the Firstar Common Stock or Firstar Subordinated Notes prior to the publication by Firstar of an earnings statement covering at least 30 days of combined operations after the Effective Time.

RIGHTS OF DISSENTING STOCKHOLDERS

                 Under the provisions of Section 262 of the DGCL, a copy of which is attached to this Proxy Statement-Prospectus as Appendix A, any holder of record of First Colonial Class B Common Stock has the right to object to the Merger and demand payment of the fair value of any of the stockholder's shares in cash. Any such stockholder electing to do so must file a written objection with First Colonial, at 30 North Michigan Avenue, Suite 300, Chicago, Illinois 60602-0493, before the vote on the Merger at the Special Meeting. A stockholder may object as to less than all of the shares registered in the stockholder's name. A PROXY OR VOTE AGAINST THE MERGER WILL NOT, OF ITSELF, BE REGARDED AS A WRITTEN OBJECTION FOR PURPOSES OF ASSERTING APPRAISAL RIGHTS.

                 If the Merger is approved by the requisite vote of holders of First Colonial Common Stock, any holder of First Colonial Class B Common Stock seeking appraisal rights who has preserved his or her rights of appraisal by filing an objection and refraining from voting in favor of the Merger

("Stockholder Seeking Appraisal Rights"), will, within ten days after the Closing Date, be notified by the surviving corporation of the Closing Date. Within 120 days after the Closing Date, any Stockholder Seeking Appraisal Rights may file a petition in the Delaware Court of Chancery demanding a determination of the value of the First Colonial Class B Common Stock of all Stockholders Seeking Appraisal Rights. Notwithstanding the foregoing, any such Stockholder, within 60 days after the Closing Date, has the right to withdraw his or her demand for appraisal and accept the terms of the Merger Agreements. Within 120 days after the Closing Date, any Stockholder Seeking Appraisal Rights, upon written request, will be entitled to receive from the surviving corporation a statement setting forth the aggregate numbers of Stockholders Seeking Appraisal Rights and shares they hold. The surviving corporation will mail such a statement to the Stockholder Seeking Appraisal Rights within ten days of the request or within ten days after the Closing Date, whichever is later.

                 Upon the filing of such a petition by a Stockholder Seeking Appraisal Rights, the Delaware Court of Chancery will appraise the shares of Class B Common Stock as to which the Stockholder has demanded appraisal rights, determining their "fair value" exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a "fair rate of interest," if any, to be paid on the amount determined to be the fair value. The court may require the Stockholders Seeking Appraisal Rights to submit their certificates of First Colonial Common Stock as to which appraisal rights have been demanded to the Delaware Register in Chancery for notation thereon that the appraisal proceedings are pending.

                 The Delaware Court of Chancery will direct the payment of such fair value and interest, if any, by the surviving corporation to the Stockholders Seeking Appraisal Rights upon their surrender of the certificate or certificates representing such shares of First Colonial Class B Common Stock.

                 In the event any holder of First Colonial Class B Common Stock fails to perfect his or her rights of appraisal by failing to comply strictly with the applicable statutory requirements, the stockholder will be bound by the terms of the Merger Agreements and will not be entitled to payment for the stockholder's shares under Section 262. Any holder of First Colonial Class B Common Stock who wishes to object to the transaction and demand payment for the Stockholder's shares of First Colonial Class B Common Stock should consider consulting his or her own legal advisor.

                 Because an executed proxy relating to First Colonial Class B Common Stock on which no voting direction is made will be voted at the Special Meeting in favor of the Merger, a Stockholder Seeking Appraisal Rights who wishes to have his or her shares of First Colonial Class B Common Stock represented by proxy at the Special Meeting but preserve statutory rights of appraisal must mark his or her proxy either to vote against the Merger or to abstain from voting thereon, give the required notice of intent to seek appraisal rights and make the required submission of stock certificates, as described herein.

                 Only holders of record of First Colonial Class B Common Stock may assert rights of appraisal. Such rights are not available for holders of First Colonial Class A Common Stock or First Colonial Series C Preference Stock (represented by the Depositary Shares). Any written objection or demand should be signed by or for the holder of record of the shares to which it relates in the same manner indicated on the accompanying proxy card. Any beneficial owner of First Colonial Class B Common Stock who is not also the holder of record of the shares, and who wishes to assert statutory rights of appraisal with respect thereto, should instruct the holder of record to act accordingly on the beneficial owner's behalf. First Colonial will not accept written objections or demands for payment from any party other than the holder of record (whose name appears in the stock records of First Colonial) of the shares to which the objection or demand relates.

                 The foregoing is only a summary of the provisions of the DGCL and is qualified in its entirety by reference to the text of Section 262, which is set forth in Appendix A hereto.


                       COMPARATIVE RIGHTS OF STOCKHOLDERS


                 First Colonial is incorporated under the laws of the state of Delaware, and Firstar is incorporated under the laws of the state of Wisconsin. Stockholders of First Colonial, whose rights are governed by First Colonial's Certificate of Incorporation and By-laws and by the DGCL, will, on consummation of the Merger, become shareholders of Firstar. Their rights as Firstar shareholders will then be governed by Firstar's Restated Articles of Incorporation and By-laws and by the Wisconsin Business Corporation Law (the "WBCL"). The following is a summary of the material differences between the rights of stockholders of First Colonial and the rights of shareholders of Firstar.

PREFERRED STOCK

                 The Certificate of Incorporation of First Colonial authorizes the Board of Directors of First Colonial to issue up to 200,000 shares of preference stock, no par value, from time to time in one or more series with such rights, preferences, limitations and powers as the Board of Directors of First Colonial may establish. As of October 31, 1994, 38,775 shares of First Colonial Series C Preference Stock were issued and outstanding, which shares entitle the holders to priority over the rights of holders of First Colonial Common Stock with respect to the payment of dividends and distribution of assets in the event of any voluntary or involuntary liquidation or dissolution of First Colonial.

                 The Restated Articles of Incorporation of Firstar authorize the Board of Directors of Firstar to issue up to 2,500,000 shares of preferred stock, $1.00 par value. The Board of Directors may establish the relative rights and preferences of preferred stock issued in the future without shareholder action and issue such stock in series. As of the date hereof, no shares of any series of Firstar preferred stock are issued and outstanding; however, upon consummation of the Merger, up to 39,700 shares of Firstar Preferred Stock will be issued to the holders of First Colonial Series C Preference Stock. See "The Proposed Merger." Firstar has reserved 600,000 shares of Series C Preferred Stock for issuance upon exercise of the Preferred Share Purchase Rights, as further described below.

PREFERRED SHARE PURCHASE RIGHTS

                 Firstar has adopted a Shareholder Rights Plan, pursuant to which each share of Firstar Common Stock entitles its holder to one-half Preferred Share Purchase Right. Under certain conditions, each Right entitles the holder to purchase one one-hundredth of a share of Firstar's Series C Preferred Stock at a price of $85, subject to adjustment. Recipients of Firstar Common Stock in connection with the Merger will also receive one-half Right per share of Firstar Common Stock. The description of the terms of the Rights Agreement is set forth in a Rights Agreement dated as of January 19, 1989 (the "Rights Agreement"), between Firstar and Firstar Trust Company (formerly First Wisconsin Trust Company) as Rights Agent. The description of the Rights contained herein is qualified in its entirety by reference to the Rights Agreement. The Rights will only be exercisable if a person or group has acquired, or announced an intention to acquire, 20% or more of the outstanding shares of Firstar

Common Stock. Under certain circumstances, including the existence of a 20% acquiring party, each holder of a Right, other than the acquiring party, will be entitled to purchase at the exercise price Firstar Common Stock having a market value of two times the exercise price. In the event of the acquisition of Firstar by another company subsequent to a party acquiring 20% or more of the Firstar Common Stock, each holder of a Right is entitled to purchase the acquiring company's common shares having a market value of two times the exercise price. The Rights may be redeemed at a price of $.01 per Right prior to the existence of a 20% acquiring party, and thereafter may be exchanged for one share of Firstar Common Stock per Right prior to the existence of a 50% acquiring party. The Rights will expire on January 19, 1999. The Rights do not have voting or dividend rights, and until they become exercisable, have no dilutive effect on the earnings of Firstar. Under the Rights Agreement, the Board of Directors of Firstar may reduce the thresholds applicable to the Rights from 20% to not less than 10%.

                 First Colonial does not have a shareholder rights plan.

APPRAISAL RIGHTS AND DISSENTERS' RIGHTS

                 Under the DGCL, stockholders of a corporation who dissent from a merger or consolidation of the corporation in the manner provided by Delaware law are entitled to receive payment of the fair value of their stock, as determined by the Court of Chancery. However, such right is not available to stockholders (i) whose shares are listed on a national securities exchange, quoted on The Nasdaq Stock Market or held of record by more than 2,000 stockholders, or (ii) where the vote of such stockholders of the corporation surviving or resulting from the merger or consolidation was not required for approval thereof. First Colonial's Class A Common Stock is quoted on the Nasdaq National Market; its Class B Common Stock is not listed on any national exchange. Delaware law does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of the corporation's assets unless the corporation's certificate of incorporation provides otherwise.
First Colonial's Certificate of Incorporation does not provide for appraisal rights in the context of a sale of all or substantially all of First Colonial's assets.

                 Under the WBCL, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder's stock if such shareholder dissents from a proposed merger or share exchange or a sale or exchange of all or substantially all of the property and assets of the corporation. However, dissenters' rights are not available to holders of shares, such as shares of Firstar Common Stock, which are registered on a national securities exchange or quoted on NASDAQ on the record date fixed to determine shareholders entitled to notice of the meeting at which shareholders are to vote on the proposed corporation action. Firstar Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange.

ASSESSABILITY; POTENTIAL LIABILITY FOR WAGES

                 Firstar Common Stock and Firstar Preferred Stock are subject to possible assessment in certain circumstances. Section 180.0622(2)(b) of the WBCL provides that shareholders of Wisconsin corporations are personally liable to an amount equal to the par value of shares owned by them (and to the consideration for which shares without par value were issued) for debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case. The liability imposed by the predecessor to this statute was interpreted in a trial court decision to extend to the original issue price for shares, rather than the stated par value. Although affirmed by the Wisconsin Supreme Court, the case offers no precedential value due to the fact that the decision was affirmed by an equally divided court. Firstar Common Stock is not otherwise subject to call or assessment.

                 Shares of stock of Delaware corporations are nonassessable under the DGCL. The DGCL does not impose personal liability on holders of First Colonial Common Stock for debts owing to employees or otherwise.

TAKEOVER STATUTES

                 Wisconsin law regulates a broad range of "business combinations" between a Wisconsin corporation and an "interested stockholder." Wisconsin law defines a "business combination" as including a merger or a share exchange, sale of assets, issuance of stock or rights to purchase stock and certain related party transactions. An "interested stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. In certain cases, Wisconsin law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not owned by the interested stockholder, (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount or (iv) the business combination is of a type specifically excluded from the coverage of the statute.

                 Section 180.1150 of the WBCL provides that in particular circumstances the voting of shares of a Wisconsin "issuing public corporation" (a Wisconsin corporation which has at least 100 Wisconsin resident shareholders, 500 or more shareholders of record and total assets exceeding $1 million) held by any person in excess of 20% of the voting power is limited to 10% of the full voting power of such excess shares. Full voting power may be restored under Section 180.1150 if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of such restoration.

                 In addition, the WBCL sets forth certain fair price provisions which govern mergers and share exchanges with, or sales of substantially all a Wisconsin issuing public corporation's assets to, a 10% shareholder, mandating that any such transaction meet one of two requirements. The first requirement is that the transaction be approved by 80% of all shareholders and two-thirds of "disinterested" shareholders, which generally exclude the 10% shareholder. The second requirement is the payment of a statutory fair price, which is intended to insure that shareholders in the second step merger, share exchange or asset sale receive at least what shareholders received in the first step.

                 Further, the WBCL requires shareholder approval for certain transactions in the context of a tender offer or similar action for in excess of 50% of a Wisconsin corporation's stock. Shareholder approval is required for the acquisition of more than 5% of the corporation's stock at a price above market value, unless the corporation makes an equal offer to acquire all shares. Shareholder approval is also required for the sale or option of assets which amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation meets certain minimum outside director standards.

                 DGCL Section 203 (the "Delaware Business Combination Statute") applies to certain business combinations involving a corporation and certain of its stockholders. The Delaware Business

Combination Statute prevents an "interested stockholder" (defined generally as a person with 15% or more of the corporation's outstanding voting stock) from engaging in a "business combination" (defined to include a variety of transactions, including the sale of assets, mergers and almost any related party transaction) with a Delaware corporation for three years following the date such person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by certain employee stock ownership plans), or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

DIRECTORS

                 The Board of Directors of First Colonial consists of a single class of eleven directors, each of whom serves a term of one year. Holders of First Colonial Class A Common Stock, voting as a separate class (each share entitled to one vote), are entitled to elect one director. Holders of First Colonial Common Stock, voting as a single class, are entitled to elect the remaining number of directors. Any director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of stockholders called for that purpose.

                 The Board of Directors of Firstar is divided into three classes as nearly equal in number as possible, with the directors in each class serving for staggered three-year terms. At each annual meeting of Firstar's shareholders, the successors to the class of directors whose term expires at the time of such meeting are elected by a majority of the votes cast, assuming a quorum is present. A director of Firstar may be removed, with or without cause, only by the affirmative vote of not less than 75% of the then issued and outstanding shares taken at a special meeting of shareholders called for that purpose.

LIABILITY OF DIRECTORS; INDEMNIFICATION

                 In accordance with the DGCL, First Colonial has indemnified its directors and officers against liabilities arising because the indemnified individual is or was a director or officer if the individual acted in good faith, reasonably believed his or her conduct was in the corporation's best interests (or in certain cases at least not opposed to the corporation's best interests) and, in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. However, under the DGCL a corporation cannot indemnify a director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit in which the individual was adjudged liable on the basis that personal benefit was improperly received. Further, the DGCL allows a corporation, by amendment to its articles of incorporation, to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that the provision cannot eliminate or limit the liability of a director for a breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for a transaction from which the director derives an improper personal benefit or with respect to liability relating to a distribution to shareholders made in violation of law. First Colonial adopted an amendment to its Restated Certificate of Incorporation to eliminate personal liability under this provision.

                 Under Firstar's By-laws and the WBCL, Firstar indemnifies its directors and officers against liability incurred by the director or officer in a proceeding to which the indemnified person was a party because he or she is a director or officer, unless liability was incurred because a director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure constitutes a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest, a violation of criminal law (unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful), a transaction from which the director or officer derived an improper personal benefit or willful misconduct. In addition, under the WBCL, a director of Firstar is not liable to the corporation, its shareholders or any person asserting rights on behalf of the corporation or its shareholders for liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the circumstances under which indemnification would not be provided.

ACTION WITHOUT A MEETING

                 Under the DGCL, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by holders of not less than the minimum number of shares necessary to authorize or approve such action. Under the WBCL, such action without a meeting is allowed only if the consent is signed by all of the shareholders entitled to vote with respect to the subject matter.

VOTING RIGHTS

                 The Certificate of Incorporation of First Colonial provides that, except as otherwise required by law, the holders of First Colonial Class A Common Stock are entitled to one vote per share on all matters to be voted on by First Colonial's stockholders, and the holders of First Colonial Class B Common Stock are entitled to 20 votes per share on all matters to be voted on by First Colonial's stockholders. The shares of First Colonial Common Stock vote together as a single class on all matters, except (i) the holders of First Colonial Class A Common Stock and First Colonial Class B Common Stock are entitled to vote as separate classes on any merger or similar transaction that requires the approval of the stockholders and in which the consideration per share to be received by holders of one class differs in any respect from the consideration to be received by the holders of the other class, (ii) as described above in connection with the election of one director by the holders of First Colonial Class A Common Stock, (iii) the holders of First Colonial Class A Common Stock are entitled to vote as a separate class on any proposal to issue any shares of First Colonial Class B Common Stock after December 31, 1994 and (iv) as otherwise required by law. Each share of Firstar Common Stock is entitled to one vote on any matter requiring shareholder action.

DIVIDEND RIGHTS

                 First Colonial's Certificate of Incorporation provides that no dividend, other than a dividend payable in shares of First Colonial Class B Common Stock, may be declared or paid on shares of First Colonial Class B Common Stock, unless there is declared or paid, as the case may be, an accompanying dividend on the shares of First Colonial Class A Common Stock of at least 120% of the dividend on the shares of First Colonial Class B Common Stock. In the event that dividends are declared that are payable in shares of First Colonial Class A Common Stock or First Colonial Class B Common Stock, dividends will be declared that are payable at the same rate on both classes of stock, and the dividends payable in shares of First Colonial Class A Common Stock will be payable to the holders of such shares, and the dividends payable in shares of First Colonial Class B Common Stock will be payable to holders of such shares.

                 Each share of Firstar Common Stock carries an identical entitlement to dividend payments.


                              FIRSTAR CORPORATION


GENERAL

                 Firstar is a registered bank holding company incorporated in Wisconsin in 1929. Firstar is the largest bank holding company headquartered in Wisconsin. Firstar's 17 bank subsidiaries in Wisconsin had total assets of $10.1 billion at September 30, 1994. Its eleven Iowa banks, four Illinois banks and one Minnesota bank had total assets of approximately $2.6 billion, $988 million and $1.2 billion, respectively, as of September 30, 1994. Firstar has one bank in Phoenix, Arizona, with total assets of $96 million.

                 Firstar provides banking services throughout Wisconsin and Iowa and in the Chicago, Minneapolis-St. Paul and Phoenix metropolitan areas. Its Wisconsin bank subsidiaries operate in 111 locations, with offices in eight of the ten largest metropolitan population centers of the state, including 47 offices in the Milwaukee metropolitan area. Its Iowa bank subsidiaries operate in 42 locations; its Illinois bank subsidiaries in 15 locations; its Minnesota bank subsidiary in 24 locations; and its Arizona bank in 3 locations; and a trust subsidiary in Florida in 2 locations. Firstar's bank subsidiaries provide a broad range of financial services for companies based in Wisconsin, Iowa, Illinois and Minnesota, national business organizations, governmental entities and individuals. These commercial and consumer banking activities include accepting demand, time and savings deposits; making both secured and unsecured business and personal loans; and issuing and servicing credit cards. The bank subsidiaries also engage in correspondent banking and provide trust and investment services to individual and corporate customers. Firstar Bank Milwaukee, N.A., Firstar Bank Cedar Rapids, N.A. and Firstar Bank Madison, N.A. also conduct international banking services consisting of foreign trade financing, issuance and confirmation of letters of credit, funds collection and foreign exchange transactions. Nonbank subsidiaries provide retail brokerage services, trust and investment services, residential mortgage banking activities, title insurance, business insurance, consumer and credit related insurance, and corporate computer and operational services.

                  At September 30, 1994, Firstar and its subsidiaries employed 7,393 full-time and 2,223 part-time employees, of which approximately 956 full-time employees are represented by a union under a collective bargaining agreement that expires on August 31, 1996. Management considers its relations with its employees to be good.

COMPETITION

                 Banking and bank-related services is a highly competitive business. Firstar's subsidiaries compete primarily in Wisconsin and the Midwestern United States. Firstar and its subsidiaries have numerous competitors, some of which are larger and have greater financial resources. Firstar competes with other commercial banks and financial intermediaries, such as savings banks, savings and loan associations, credit unions, mortgage companies, leasing companies and a variety of financial services and advisory companies located throughout the country.

SUPERVISION

                 Firstar's business activities as a bank holding company are regulated by the Federal Reserve Board under the BHC Act, which imposes various requirements and restrictions on its operations. The activities of Firstar and those of its banking and nonbanking subsidiaries are limited to the business of banking and activities closely related or incidental to banking.

                 The business of banking is highly regulated, and there are various requirements and restrictions in the laws of the United States and the states in which the subsidiary banks operate, including the requirement to maintain reserves against deposits and adequate capital to support their operations, restrictions on the nature and amount of loans which may be made by the banks, restrictions relating to investment (including loans to and investments in affiliates), branching and other activities of the banks.

                 Firstar's subsidiary banks with a national charter are supervised and examined by the Comptroller of the Currency. The subsidiary banks with a state charter are supervised and examined by their respective state banking agencies and either by the Federal Reserve if a member bank of the Federal Reserve or by the FDIC if a nonmember. All of the Firstar subsidiary banks are also subject to examination by the Federal Deposit Insurance Corporation.

                 In recent years Congress has enacted significant legislation which has substantially changed the federal deposit insurance system and the regulatory environment in which depository institutions and their holding companies operate. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990 and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") have significantly increased the enforcement powers of the federal regulatory agencies having supervisory authority over Firstar and its subsidiaries. Certain parts of such legislation, most notably those which increase deposit insurance assessments and authorize further increases to recapitalize the bank deposit insurance fund, increase the cost of doing business for depository institutions and their holding companies. FIRREA also provides that all commonly controlled FDIC insured depository institutions may be held liable for any loss incurred by the FDIC resulting from a failure of, or any assistance given by the FDIC, to any of such commonly controlled institutions. Federal regulatory agencies have implemented provisions of FDICIA with respect to taking prompt corrective action when a depository institution's capital falls to certain levels. Under the new rules, five capital categories have been established which range from "critically undercapitalized" to "well capitalized." Failure of a depository institution to maintain a capital level within the top two categories will result in specific actions from the federal regulatory agencies. These actions could include the inability to pay dividends, restricting new business activity, prohibiting bank acquisitions, asset growth limitations and other restrictions on a case by case basis.

                 In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy. Changes to such monetary policies have had a significant effect on operating results of financial institutions in the past and are expected to have such an effect in the future; however, the effect of possible future changes in such policies on the business and operations of Firstar cannot be determined.

                 The following table sets out the risk-based capital position of both Firstar Corporation and each of Firstar's bank subsidiaries as of September 30, 1994. Both Firstar and all of the subsidiaries exceeded the risk-based capital requirements as of such date.

                     Firstar Corporation Bank Subsidiaries
                           Risk-Based Capital Ratios
                               September 30, 1994

                                                            Tier 1            Total
                                                            Capital          Capital
                                                            -------          -------
     Minimum Statutory Requirement                            4.00%            8.00%

     Firstar Bank Milwaukee, N.A.                             9.58            11.42
     Firstar Bank Appleton                                   10.25            11.50
     Firstar Bank Eau Claire, N.A.                           10.59            11.84
     Firstar Bank Fond du Lac, N.A.                          10.87            12.12
     Firstar Bank Grantsburg, N.A.                           16.30            17.56
     Firstar Bank Green Bay                                  10.77            12.02
     Firstar Bank Lake Geneva, N.A.                          14.94            16.20
     Firstar Bank Madison, N.A.                              12.58            13.84
     Firstar Bank Manitowoc                                  11.25            12.51
     Firstar Bank Minocqua                                   15.32            16.58
     Firstar Bank Oshkosh, N.A.                              10.10            11.35
     Firstar Bank Portage                                    18.30            19.56
     Firstar Bank Rice Lake, N.A.                            13.45            14.71
     Firstar Bank Sheboygan, N.A.                            10.02            11.27
     Firstar Bank Wausau, N.A.                               15.10            16.39
     Firstar Bank Wisconsin Rapids, N.A.                     14.17            15.42
     Firstar Bank Ames                                       11.50            12.75
     Firstar Bank Burlington, N.A.                           13.18            14.44
     Firstar Bank Cedar Falls                                10.16            11.41
     Firstar Bank Cedar Rapids, N.A.                          9.88            11.13
     Firstar Bank Council Bluffs                             10.28            11.53
     Firstar Bank Davenport, N.A.                            10.95            12.20
     Firstar Bank Des Moines, N.A.                           10.13            11.39
     Firstar Bank Mount Pleasant                             11.64            12.89
     Firstar Bank Ottumwa                                    12.02            13.27
     Firstar Bank Red Oak, N.A.                              12.66            13.91
     Firstar Bank Sioux City, N.A.                            9.60            10.85
     Firstar Bank of Minnesota, N.A.                         12.94            14.20
     Firstar Bank DuPage                                     15.75            17.01
     Firstar Bank North Shore                                17.10            18.36


                                                            Tier 1            Total
                                                            Capital          Capital
                                                            -------          -------
     Firstar Bank Park Forest                                14.36            15.61
     Firstar Bank West, N.A.                                 11.95            13.20
     Firstar Metropolitan Bank & Trust                       22.55            23.81


OTHER ACQUISITIONS AND TRANSACTIONS

                 Since the enactment of interstate banking statutes by Wisconsin, Minnesota, Illinois and Iowa, Firstar has actively acquired banks within that four-state area. Firstar has also acquired one bank in Arizona, primarily to offer trust services to customers in that state.

                 On August 22, 1994, Firstar announced that it had signed a definitive agreement to acquire Investors Bank Corp., parent company of Investors Savings Bank, FSB, a $1 billion savings bank headquartered in Wayzata, Minnesota. Up to 3.2 million shares of Firstar Common Stock will be issued, and $8.4 million in cash paid, in the transaction. It is anticipated that this acquisition will be completed in the first quarter of 1995.

                 On August 26, 1994, Firstar announced that it had signed a definitive agreement to acquire First Moline Financial Corp., parent of the $80 million First Federal Savings Bank, of Moline, Illinois. Under the agreement, Firstar would issue up to 314,000 shares of Firstar Common Stock in exchange for all the common stock of First Moline Financial Corp. This acquisition is also expected to close in the first quarter of 1995.

                 Firstar anticipates that it will acquire additional banks in the Midwest region in the future. Firstar may pay cash or issue common stock, debt securities, preferred stock or combinations of the foregoing in connection with any such acquisitions.

                 Firstar also will continue to monitor external markets and may raise additional capital as needed and when financially attractive by issuing common stock, debt securities, preferred stock or combinations of the foregoing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                 Additional information concerning Firstar, including certain financial information, information regarding voting securities of Firstar and principal holders thereof, and information concerning directors and executive officers of Firstar, is included in the documents filed by Firstar with the Commission under the Exchange Act.


                     FIRST COLONIAL BANKSHARES CORPORATION

GENERAL

                 First Colonial is a registered bank holding company, incorporated in Delaware, with 17 subsidiary banks located in the Chicago metropolitan area. First Colonial augments the products and services offered by the subsidiary banks through 5 nonbank subsidiaries engaged in mortgage origination, trust services, equipment leasing, broker/dealer-investment services, and data processing and operational
services.   At September 30, 1994, First Colonial had total assets of
approximately $1.8 billion, total deposits of $1.5 billion and stockholders' equity of $157.8 million.

                 First Colonial employs a community bank business philosophy in serving the diverse banking needs of retail and commercial customers in the communities in which it operates. Contrary to the industry trend toward branch banking, this approach maintains the independent status of an individual subsidiary bank, with the local management and board of directors responsible for tailoring the loan, deposit and other service mix to meet the needs of the local community. First Colonial believes that the support from its specialized staff in the areas of marketing and product development provides a competitive advantage over smaller, local competitors, while at the same time, its localized decision making responsibilities for credit extensions and product pricing are believed to provide faster response time and greater flexibility than larger competitors. The equipment leasing, brokerage, investment and trust services offered by the nonbank subsidiaries of First Colonial have become increasingly important both in the product and service mixes of the subsidiary banks and as sources of fee income. Cost efficiencies are derived in the operation of the subsidiary banks through the centralization of support functions such as data processing, asset/liability management, human resources, audit, loan review, compliance and strategic planning.

                 First Colonial has expanded through acquisitions and the formation of bank and nonbank subsidiaries. In 1983, First Colonial was a one-bank holding company with one nonbank subsidiary and total assets of approximately $250 million. Since that time First Colonial has acquired 15 additional subsidiary banks and 2 nonbank subsidiaries and formed 2 de novo subsidiary banks and 2 nonbank subsidiaries.

                 First Colonial's executive offices are located at 30 North Michigan Avenue, Suite 300, Chicago, Illinois 60602, and its telephone number is (312) 419-9891.

SUBSIDIARY BANKS

                 The following table identifies First Colonial's bank subsidiaries and sets out the risk-based capital position of both First Colonial and of each of the bank subsidiaries as of September 30, 1994. Both First Colonial and all of the bank subsidiaries exceeded the risk-based capital requirements as of such date.

            First Colonial Bankshares Corporation Bank Subsidiaries
                           Risk-Based Capital Ratios
                               September 30, 1994


                                                            Tier 1                    Total
                                                            Capital                  Capital
                                                            -------                  -------
Minimum Statutory Requirement                                 4.0 %                   8.0 %

First Colonial Bankshares Corporation                        9.85%                    10.99%

All American Bank                                            9.34%                    10.48%
Colonial Bank                                                9.96%                    10.73%
Community Bank of Edgewater                                  9.89%                    10.99%
Michigan Avenue National Bank                                9.36%                    10.58%
First Colonial Bank Southwest                               14.68%                    15.90%
First Colonial Bank of McHenry County                       16.02%                    16.98%
First Colonial Bank of Downers Grove                        13.76%                    14.68%
York State Bank                                             12.40%                    13.40%
Fox Lake State Bank                                         10.18%                    11.20%
First Colonial Bank of DuPage County                        13.57%                    14.56%
First Colonial Bank Northwest                                9.86%                    10.86%
First Colonial Bank/Northlake                               10.54%                    11.66%
Avenue Bank of Oak Park                                     12.27%                    13.25%
First Colonial Bank/Rosemont                                 9.87%                    11.07%
First Colonial Bank of Lake County                           9.20%                     9.98%
First Colonial Bank/Highwood                                10.86%                    11.99%
First Colonial Bank/Mundelein                               12.53%                    13.78%

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         Additional information concerning First Colonial, including certain financial information, information regarding the voting securities of First Colonial and principal holders thereof, and information concerning the executive officers and directors of First Colonial, is included in the documents filed by First Colonial with the Commission under the Exchange Act.


                                    OPINIONS


                 Certain legal matters in connection with the Merger will be passed upon for First Colonial by Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601-1003, and for Firstar by Howard H. Hopwood III, Senior Vice President and General Counsel of Firstar. Mr. Hopwood is a full-time employee of Firstar and at September 30, 1994, directly or beneficially owned approximately 20,048 shares of Firstar Common Stock. He also holds 34,800 options to acquire Firstar Common Stock under Firstar's 1988 Incentive Stock Plan.

                                    EXPERTS


                 The consolidated financial statements of Firstar and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                 The consolidated financial statements of First Colonial and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                             STOCKHOLDER PROPOSALS


                 If the Merger has not been consummated, pursuant to Rule 14a-8 under the Exchange Act, First Colonial stockholders may present proper proposals for inclusion in First Colonial's proxy statement for consideration at First Colonial's next annual meeting of its stockholders by submitting their proposals to First Colonial in a timely manner. As noted in First Colonial's proxy statement relating to the 1994 annual meeting of First Colonial stockholders, in order to be so included for the 1995 annual meeting stockholder proposals must have been received by First Colonial no later than December 1, 1994.

                 Pursuant to Rule 14a-8 under the Exchange Act, Firstar shareholders may present proper proposals for inclusion in Firstar's proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to Firstar in a timely manner. As noted in Firstar's proxy statement relating to the 1994 annual meeting of Firstar shareholders, in order to be so included for the 1995 annual meeting shareholder proposals must have been received by Firstar no later than November 29, 1994.

                    PRO FORMA COMBINING FINANCIAL STATEMENTS


The following unaudited pro forma combining capitalization, balance sheet and statements of income are based upon the historical results of Firstar and First Colonial giving effect to the acquisition accounted for as a pooling of interests. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying footnotes to the pro forma combining financial statements. The other pending acquisitions refers to and includes the historical results and pro forma adjustments to effect the acquisitions of three additional companies as described in the accompanying footnotes. These financial statements should be read in conjunction with the historical financial statements of Firstar and First Colonial, incorporated by reference into this Proxy Statement-Prospectus. The pro forma combining financial statements are not necessarily indicative of the results that would have occurred had the companies constituted a single entity during the respective periods, nor are they indicative of future results of operations.


                              FIRSTAR CORPORATION
                       PRO FORMA COMBINING CAPITALIZATION
                               SEPTEMBER 30, 1994
                                  (UNAUDITED)

 (thousands of dollars)
                                                                                  Pro Forma         Other
                                                                                  Combined          Pending
                                                 First                            Firstar &       Acquisitions        Pro
                                Firstar         Colonial         Pro Forma          First             Pro            Forma
                              Historical       Historical       Adjustments       Colonial          Forma(3)        Combined
                              ----------       ----------       -----------       ---------       ------------      --------
 Long-term Debt*
 10.25% notes due 5-1-98   $    78,405      $                $                $     78,405     $               $    78,405
 10% notes due 6-1-96           43,950                                              43,950                          43,950
 11.5% notes due 1-5-96          2,706                                               2,706                           2,706
 14% notes due 10-17-96                            1,500                             1,500                           1,500
 9.25% notes due 12-15-02                                                                0           23,000         23,000
 10% notes due 4-1-96                                                                    0              391            391
 Other                              57                                                  57                              57
                           -----------      ------------     ------------     ------------     ------------    -----------
  Total                        125,118             1,500                0          126,618           23,391        150,009

 Stockholders' Equity
 Preference stock                                 19,713                            19,713                          19,713
 Common stock                   81,233            13,408           (3,757)          90,884            6,256         97,140
 Capital surplus               150,729            56,678           (7,207)         200,200           16,477        216,677
 Retained earnings           1,024,825            79,927                         1,104,752           55,378      1,160,130
 Net unrealized losses
  on securities
  available for sale                                (995)                             (995)          (1,976)        (2,971)
 Treasury stock                (15,221)          (10,964)          10,964          (15,221)                        (15,221)
 Restricted stock                 (555)                                               (555)          (1,035)        (1,590)
                           -----------      ------------     ------------     ------------     ------------    -----------
  Total stockholders'
     equity                  1,241,011           157,767                0        1,398,778           75,100      1,473,878
                           -----------      ------------     ------------     ------------     ------------    -----------
  Total capital            $ 1,366,129      $    159,267     $          0     $  1,525,396     $     98,491    $ 1,623,887
                           ===========      ============     ============     ============     ============    ===========

* Qualifying as secondary capital.

                              FIRSTAR CORPORATION
                       PRO FORMA COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1994
                                  (UNAUDITED)

 (thousands of dollars)
                                                                                 Pro Forma         Other
                                                                                 Combined          Pending
 ASSETS                                         First                            Firstar &      Acquisitions
                               Firstar         Colonial        Pro Forma           First             Pro          Pro Forma
                              Historical      Historical      Adjustments        Colonial         Forma(3)         Combined
                              ----------      ----------      -----------       ----------      ------------      ---------
 Cash and due from
 banks                     $   945,890    $      89,964     $       0        $  1,035,854     $     30,528     $ 1,066,382
 Short-term investments        362,833           12,366             0             375,199            1,353         376,552
 Securities available
 for sale                        5,502          167,763             0             173,265          111,281         284,546
 Securities held to
 maturity                    3,006,724          363,276             0           3,370,000           89,768       3,459,768
 Total loans                 9,520,174        1,090,202       (10,524)(2)      10,599,852        1,250,912      11,850,764
 Less reserve for loan
  losses                      (171,734)         (13,396)            0            (185,130)          (9,261)       (194,391)
                           -----------    -------------     ---------         -----------     ------------     -----------
 Loans - net                 9,348,440        1,076,806       (10,524)         10,414,651        1,241,651      11,656,373
 Bank premises and
  equipment                    273,988           25,878             0             299,866           29,245         329,111
 Other assets                  293,842           29,656             0             323,498           30,492         353,990
 Deposit base
 intangible                     18,092                0             0              18,092                0          18,092
 Goodwill                       70,812           37,232             0             108,044            5,814         113,858
 Mortgage servicing
 rights                          3,081                0             0               3,081            3,993           7,074
                           -----------      ------------     ---------        -----------      ------------    -----------
   Total assets            $14,329,204    $   1,802,941     $ (10,524)       $ 16,121,621     $  1,544,125     $17,665,746
                           ===========    =============     =========        ============     ============     ===========
 LIABILITIES AND EQUITY
 Deposits                  $10,647,946    $   1,542,589     $       0        $ 12,190,535     $  1,045,044     $13,235,579
 Short-term borrowed
 funds                       2,071,589           67,222             0           2,138,811          271,488       2,410,299
 Long-term debt
   - secondary capital         125,118            1,500             0             126,618           23,391         150,009
   - other                         150           24,170       (10,524)(2)          13,796          110,687         124,483
 Other liabilities             240,853            9,693             0             250,546           18,168         268,714
 Minority interest               2,537                0             0               2,537              247           2,784
                           -----------      ------------     --------         -----------      ------------    -----------
   Total liabilities        13,088,193        1,645,174       (10,524)         14,722,843        1,469,025      16,191,868
 Preferred stock                                 19,713             0              19,713                0          19,713
 Common stock                   81,233           13,408        (3,757)(1)          90,844            6,256          97,140
 Capital surplus               150,729           56,678        (7,207)(1)         200,200           16,477         216,677
 Retained earnings           1,024,825           79,927             0           1,104,752           55,378       1,160,130
Net unrealized losses
   on securities
   available
   for sale                                        (995)            0                (995)          (1,976)         (2,971)
 Treasury stock                (15,221)         (10,964)       10,964             (15,221)               0         (15,221)
 Restricted stock                 (555)               0             0                (555)          (1,035)         (1,590)
                           -----------      ------------     --------         ------------     ------------    -----------
   Total stockholders'
    equity                   1,241,011          157,767             0           1,398,778           75,100       1,473,878
                           -----------      ------------     --------         -----------      ------------    -----------
   Total liabilities and
       stockholders'
       equity              $14,329,204    $   1,802,941     $ (10,524)       $ 16,121,621     $  1,544,125     $17,665,746
                           ===========    =============     =========        ============     ============     ===========

                              FIRSTAR CORPORATION
                    PRO FORMA COMBINING STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1994
                                  (UNAUDITED)

 (thousands of dollars, except per share)
                                                                                          Pro Forma        Other
                                                                                          Combined         Pending
                                                           First                          Firstar &      Acquisitions
                                       Firstar            Colonial         Pro Forma         First            Pro          Pro Forma
                                      Historical         Historical       Adjustments      Colonial         Forma(3)        Combined
                                      ----------         ----------       ----------      ---------      ------------      ---------
 Interest revenue
   Loans                             $ 549,760    $      65,609    $     (251)(2)   $    615,118    $      61,894    $  677,012
   Investment securities               121,091           17,677             0            138,768            8,178       146,946
   Other                                 6,969              580             0              7,549              900         8,449
                                     ---------    -------------    ----------       ------------    -------------    ----------
     Total interest revenue            677,820           83,866          (251)           761,435           70,972       832,407

 Interest expense
   Deposits                            186,242           26,950             0            213,192           25,615       238,807
   Short-term borrowed funds            41,832            1,660             0             43,492            8,276        51,768
   Long-term debt                        9,640            1,385          (251)(2)         10,774            3,795        14,569
                                     ---------    -------------    ----------       ------------    -------------    ----------
     Total interest expense            237,714           29,995          (251)           267,458           37,686       305,144
                                     ---------    -------------    ----------       ------------    -------------    ----------
 Net interest revenue                  440,106           53,871             0            493,977           33,286       527,263
 Provision for loan losses               8,274            1,733             0             10,007              355        10,362
                                     ---------    -------------    ----------       ------------    -------------    ----------
   Net interest revenue after
     loan loss provision               431,832           52,138             0            483,970           32,931       516,901

 Other operating revenue
   Trust and investment
     management fees                    88,928            1,926             0             90,854              189        91,043
   Service charges on deposit
   accounts                             54,716            6,781             0             61,497            1,195        62,692
   Credit card service revenue          39,622                0             0             39,622                0        39,622
   Mortgage banking revenue             12,090              755             0             12,845            9,241        22,086
   Gains on the sales of
   securities                               77              617             0                694            1,293         1,987
   Other revenue                        54,179            6,892             0             61,071            6,153        67,224
                                     ---------    -------------    ----------       ------------    -------------    ----------
     Total other operating revenue     249,612           16,971             0            266,583           18,071       284,654

 Other operating expense
   Salaries and employee benefits      243,726           23,931             0            267,657           17,654       285,311
   Net occupancy and equipment
     expenses                           71,795            8,578             0             80,373            4,775        85,148
   Other operating expense             139,144           18,310             0            157,454           11,149       168,603
                                     ---------    -------------    ----------       ------------    -------------    ----------
     Total other operating expense     454,665           50,819             0            505,484           33,578       539,062
                                     ---------    -------------    ----------       ------------    -------------    ----------
 Income before income taxes            226,779           18,290             0            245,069           17,424       262,493
 Applicable income taxes                75,183            5,918             0             81,101            7,664        88,765
                                     ---------    -------------    ----------       ------------    -------------    ----------
 Net income                          $ 151,596    $      12,372    $        0       $    163,968    $       9,760    $  173,728
                                     =========    =============    ==========       ============    =============    ==========
 Net income applicable to common     $ 151,596    $      11,323    $        0       $    162,919    $       9,134    $  172,053

 Net income per common share         $    2.36                                      $       2.26                     $     2.23

 Average number of common
   shares outstanding (4)           64,299,467                      7,650,650         71,950,117        5,053,934    77,004,051

                              FIRSTAR CORPORATION
                    PRO FORMA COMBINING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)

 (thousands of dollars, except per share)
                                                                               Pro Forma        Other
                                                                               Combined         Pending
                                                               First           Firstar &      Acquisitions
                                             Firstar           Colonial         First            Pro          Pro Forma
                                            Historical        Historical       Colonial         Forma(3)        Combined
                                           ----------         ----------       ----------      ---------      ------------
 Interest revenue
   Loans                                   $  685,530    $     82,592    $      768,122    $     78,340    $   846,462
   Securities                                 174,652          18,221           192,873          10,932        203,805
   Other                                        6,772             808             7,580           1,193          8,773
                                           ----------    ------------    --------------    ------------    -----------
     Total interest revenue                   866,954         101,621           968,575          90,465      1,059,040

 Interest expense
   Deposits                                   261,634          33,921           295,555          34,317        329,872
   Short-term borrowed funds                   23,811           1,378            25,189             373         25,562
   Long-term debt                              13,453           1,549            15,002          12,987         27,989
                                           ----------    ------------    --------------    ------------    -----------
     Total interest expense                   298,898          36,848           335,746          47,677        383,423
                                           ----------    ------------    --------------    ------------    -----------
 Net interest revenue                         568,056          64,773           632,829          42,788        675,617
 Provision for loan losses                     24,567           3,892            28,459           5,490         33,949
                                           ----------    ------------    --------------    ------------    -----------
   Net interest revenue after
   loan loss provision                        543,489          60,881           604,370          37,298        641,668

 Other operating revenue
   Trust and investment management fees       110,185           2,336           112,521             249        112,770
   Service charges on deposit accounts         74,071           8,693            82,764           2,101         84,865
   Credit card service revenue                 53,316               0            53,316               0         53,316
   Mortgage banking revenue                    26,774           2,176            28,950          13,628         42,578
   Gains on the sales of securities               182             238               420              49            469
   Other revenue                               77,737           8,909            86,646           5,857         92,503
                                           ----------    ------------    --------------    ------------    -----------
     Total other operating revenue            342,265          22,352           364,617          21,884        386,501

 Other operating expense
   Salaries and employee benefits             316,848          28,406           345,254          23,298        368,552
   Net occupancy and equipment expenses        96,870          10,855           107,725           5,986        113,711
   Other operating expenses                   174,026          24,143           198,169          14,830        212,999
                                           ----------    ------------    --------------    ------------    -----------
     Total other operating expense            587,744          63,404           651,148          44,114        695,262
                                           ----------    ------------    --------------    ------------    -----------
 Income before income taxes                   298,010          19,829           317,839          15,068        332,907
 Applicable income taxes                       93,716           6,210            99,926           5,403        105,329
                                           ----------    ------------    --------------    ------------    -----------
 Net income                                $  204,294    $     13,619    $     217,913    $      9,665    $    227,578
                                           ==========    ============    =============    ============    ============
 Net income applicable to common stock     $  201,028    $     11,824    $      212,852    $      8,720    $   221,572

 Net income per common share               $     3.15                              2.99                    $      2.91

 Average number of common
   shares outstanding (4)                  63,746,924       7,532,695        71,279,619       4,960,834     76,240,453

                              FIRSTAR CORPORATION
                    PRO FORMA COMBINING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)

 (thousands of dollars, except per share)
                                                                               Pro Forma        Other
                                                                               Combined         Pending
                                                               First           Firstar &      Acquisitions
                                             Firstar           Colonial         First            Pro          Pro Forma
                                            Historical        Historical       Colonial         Forma(3)        Combined
                                           ----------         ----------       ----------      ---------      ------------
 Interest revenue
   Loans                                   $  693,594    $     86,306    $      779,900    $     77,601    $   857,501
   Securities                                 191,736          22,709           214,445          11,563        226,008
   Other                                       13,191           3,313            16,504             839         17,343
                                           ----------    ------------    --------------    ------------    -----------
     Total interest revenue                   898,521         112,328         1,010,849          90,003      1,100,852

 Interest expense
   Deposits                                   321,405          44,635           366,040          42,698        408,738
   Short-term borrowed funds                   23,423           2,029            25,452             295         25,747
   Long-term debt                              14,541           1,644            16,185           7,567         23,752
                                           ----------    ------------    --------------    ------------    -----------
     Total interest expense                   359,369          48,308           407,677          50,560        458,237
                                           ----------    ------------    --------------    ------------    -----------
 Net interest revenue                         539,152          64,020           603,172          39,443        642,615
 Provision for loan losses                     44,821           5,043            49,864           1,603         51,467
                                           ----------    ------------    --------------    ------------    -----------
   Net interest revenue after
   loan loss provision                        494,331          58,977           553,308          37,840        591,148

 Other operating revenue
   Trust and investment management fees        95,926           2,370            98,296             178         98,474
   Service charges on deposit accounts         66,301           8,752            75,053           2,092         77,145
   Credit card service revenue                 51,867               0            51,867               0         51,867
   Mortgage banking revenue                    13,058           2,234            15,292          11,298         26,590
   Gains on the sales of securities               981           1,563             2,544           2,151          4,695
   Other revenue                               72,634           8,456            81,090           3,681         84,771
                                           ----------    ------------    --------------    ------------    -----------
     Total other operating revenue            300,767          23,375           324,142          19,400        343,542

 Other operating expense
   Salaries and employee benefits             287,607          25,752           313,359          20,394        333,753
   Net occupancy and equipment expenses        93,128          10,182           103,310           5,536        108,846
   Other operating expenses                   176,831          28,859           205,690          13,258        218,948
                                           ----------    ------------    --------------    ------------    -----------
     Total other operating expense            557,566          64,793           622,359          39,188        661,547
                                           ----------    ------------    --------------    ------------    -----------
 Income before income taxes                   237,532          17,559           255,091          18,052        273,143
 Applicable income taxes                       71,547           5,357            76,904           6,385         83,289
                                           ----------    ------------    --------------    ------------    -----------
 Net income                                $  165,985    $     12,202    $      178,187    $     11,667    $   189,854
                                           ==========    ============    ==============    ============    ===========
 Net income applicable to common stock     $  162,238    $     10,770    $      173,008    $     10,699    $   183,707

 Net income per common share               $     2.62                              2.50                    $      2.48

 Average number of common
   shares outstanding (4)                  61,879,175       7,317,822        69,196,997       4,793,111     73,990,108

                              FIRSTAR CORPORATION
                    PRO FORMA COMBINING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1991
                                  (UNAUDITED)

 (thousands of dollars, except per share)
                                                                               Pro Forma        Other
                                                                               Combined         Pending
                                                               First           Firstar &      Acquisitions
                                             Firstar           Colonial         First            Pro          Pro Forma
                                            Historical        Historical       Colonial         Forma(3)        Combined
                                           ----------         ----------       ----------      ---------      ------------
 Interest revenue
   Loans                                   $  757,069    $     94,923    $      851,992    $     86,735    $   938,727
   Securities                                 206,577          29,107           235,684          12,532        248,216
   Other                                       18,033           5,460            23,493             552         24,045
                                           ----------    ------------    --------------    ------------    -----------
     Total interest revenue                   981,679         129,490         1,111,169          99,819      1,210,988

 Interest expense
   Deposits                                   438,799          67,796           506,595          59,626        566,221
   Short-term borrowed funds                   45,434           3,383            48,817             489         49,306
   Long-term debt                              16,850           1,837            18,687           5,760         24,447
                                           ----------    ------------    --------------    ------------    -----------
     Total interest expense                   501,083          73,016           574,099          65,875        639,974
                                           ----------    ------------    --------------    ------------    -----------
 Net interest revenue                         480,596          56,474           537,070          33,944        571,014
 Provision for loan losses                     50,276           3,935            54,211           1,977         56,188
                                           ----------    ------------    --------------    ------------    -----------
   Net interest revenue after
   loan loss provision                        430,320          52,539           482,859          31,967        514,826

 Other operating revenue
   Trust and investment management fees        80,813           2,219            83,032             163         83,195
   Service charges on deposit accounts         59,368           8,185            67,553           2,098         69,651
   Credit card service revenue                 54,594               0            54,594               0         54,594
   Mortgage banking revenue                     7,922           2,268            10,190           6,543         16,733
   Gains on the sales of securities             1,619           4,160             5,779          (2,930)         2,849
   Other revenue                               68,219           6,955            75,174           3,814         78,988
                                           ----------    ------------    --------------    ------------    -----------
     Total other operating revenue            272,535          23,787           296,322           9,688        306,010

 Other operating expense
   Salaries and employee benefits             266,757          25,532           292,289          16,967        309,256
   Net occupancy and equipment expenses        84,735           9,448            94,183           5,275         99,458
   Other operating expenses                   164,044          20,974           185,018          11,861        196,879
                                           ----------    ------------    --------------    ------------    -----------
     Total other operating expense            515,536          55,954           571,490          34,103        605,593
                                           ----------    ------------    --------------    ------------    -----------
 Income before income taxes                   187,319          20,372           207,691           7,552        215,243
 Applicable income taxes                       52,988           5,324            58,312           3,011         61,323
                                           ----------    ------------    --------------    ------------    -----------
 Net income                                $  134,331    $     15,048    $      149,379    $      4,541    $   153,920
                                           ==========    ============    ==============    ============    ===========
 Net income applicable to common stock     $  130,277    $     14,567    $      144,844    $      4,436    $   149,280

 Net income per common share               $     2.14                              2.12                    $      2.05

 Average number of common
   shares outstanding (4)                  60,997,625       7,186,769        68,184,394       4,632,777     72,817,171

                              FIRSTAR CORPORATION
               NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS
                                  (UNAUDITED)


1) The acquisition of First Colonial will be accounted for as a pooling of interests. Firstar will issue 7,720,696 shares of Firstar Common Stock in exchange for all the outstanding shares of First Colonial Common Stock based on the .7725 exchange ratio. Firstar will also issue up to 39,700 shares of Firstar Preferred Stock for all the outstanding First Colonial Series C Preference Stock. Nonrecurring expenses associated with the transaction totalling $23 million, or $14 million after tax, are not included in the pro forma financial statements.

2) Represents the elimination of loans between First Colonial and a bank subsidiary of Firstar.

3) The acquisition of First Southeast Banking Corp. was completed on October 18, 1994 and was accounted for as a pooling of interests. Firstar issued 1,801,577 shares of Firstar Common Stock for all the outstanding shares of First Southeast Banking Corp. based on the
         16.91844 exchange ratio. Intercompany cash and short-term investment balances between First Southeast and a bank subsidiary of Firstar have been eliminated.

         The acquisition of Investors Bank Corp. will be accounted for as a pooling of interests. Firstar will issue 3,200,000 shares of Firstar Common Stock in exchange for all the outstanding shares of Investors Bank Corp. based on the .8678 exchange ratio. Investors Bank Corp. will redeem its preferred stock at completion of the merger for a payment of $8,350,000 and is reflected in the pro forma balance sheet.

         The acquisition of First Moline Financial Corp. will be accounted for as a purchase. Firstar will issue 314,000 shares of Firstar Common Stock in exchange for all the outstanding shares of First Moline Financial Corp. for a total purchase price of $9,780,000. Firstar will repurchase Firstar Common Stock on the open market equal to the shares issued to acquire First Moline Financial Corp. The excess of the purchase price over the net assets acquired of $3,940,000 is allocated to goodwill for these statements. Net income has been reduced for the amortization of the excess purchase price over a 15 year period and adjustments have been made to interest income on short-term investments assumed to have been used to fund the repurchase of shares issued in the transaction. Nonrecurring expenses associated with these transactions totalling $13 million, or $8 million after tax, are not included in the pro forma financial statements.

4) Pro forma combined and average shares outstanding data reflects the exchange ratio of .7725 shares of Firstar Common Stock for each share of First Colonial Common Stock; the exchange ratio of 16.91844 shares of Firstar Common Stock for each share of First Southeast Common Stock; and the exchange ratio of .8676 shares of Firstar Common Stock for each share of Investors Common Stock.

                                                                      APPENDIX A

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW


         Section 262. APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251, 252, 254, 257, 258, 263 or 264 of this title:

                 (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

                 (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

                          b. Shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

                          c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs a. and
                 b. of this paragraph; or

                          d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

                 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)     Appraisal rights shall be perfected as follows:

                 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX B








                      AGREEMENT AND PLAN OF REORGANIZATION



                                     AMONG



                              FIRSTAR CORPORATION,



                        FIRSTAR CORPORATION OF ILLINOIS



                                      AND



                     FIRST COLONIAL BANKSHARES CORPORATION

                               TABLE OF CONTENTS

                                                                                                                 PAGE
ARTICLE I
The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
         1.01.      The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
         1.02.      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
         1.03.      Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1
         1.04.      Form of Transaction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-2

ARTICLE II
Effect of the Merger on Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-2
         2.01.      Effect on Capital Stock of First Colonial   . . . . . . . . . . . . . . . . . . . . . . . .  B-2
         2.02.      Effect on Options to Purchase FCBC Class A Common Stock   . . . . . . . . . . . . . . . . .  B-3
         2.03.      Effect on Common Stock of Sub   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-3

ARTICLE III
Representations and Warranties of First Colonial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-4
         3.01.      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-4
         3.02.      First Colonial Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-4
         3.03.      Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-5
         3.04.      Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-7
         3.05.      First Colonial Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-7
         3.06.      Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-8
         3.07.      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-9
         3.08.      Authorizations; Compliance with Applicable Laws   . . . . . . . . . . . . . . . . . . . . .  B-9
         3.09.      Litigation and Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-10
         3.10.      Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-11
         3.11.      Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-12
         3.12.      Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-12
         3.13.      Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-14
         3.14.      Conduct of First Colonial to Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-14
         3.15.      Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-15
         3.16.      Properties, Leases and Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . B-15
         3.17.      Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-16
         3.18.      Vote Required   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-16
         3.19.      Accounting and Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-16
         3.20.      Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-16
         3.21.      Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-16
         3.22.      Regulatory Impediments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-16
         3.23.      Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-16

ARTICLE IV
Representations and Warranties of Firstar and Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-17
         4.01.      Organization, Standing and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-17
         4.02.      Firstar Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-17
         4.03.      Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-18
         4.04.      Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-18
         4.05.      Firstar Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-19

                                                                                                                 PAGE
                                                                                                                 ----
         4.06.      Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-19
         4.07.      Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-19
         4.08.      Authorizations; Compliance with Applicable Laws   . . . . . . . . . . . . . . . . . . . . . B-20
         4.09.      Litigation and Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-20
         4.10.      Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-21
         4.11.      Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-21
         4.12.      Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-21
         4.13.      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . B-22
         4.14.      Properties, Leases and Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . B-22
         4.15.      Accounting and Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-22
         4.16.      Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-23
         4.17.      Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-23
         4.18.      Regulatory Impediments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-23

ARTICLE V
Covenants of First Colonial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-23
         5.01.      Affirmative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-23
         5.02.      Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-24
         5.03.      Letter of First Colonial's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . B-26
         5.04.      Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-27
         5.05.      Update Disclosure; Breaches   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-27
         5.06.      Affiliates; Accounting and Tax Treatment; Stock Repurchases   . . . . . . . . . . . . . . . B-27
         5.07.      Dissent Process   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-28
         5.08.      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-28
         5.09.      Delivery of Stockholder List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-29
         5.10.      Audited Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-29
         5.11.      Bank-Level Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-29
         5.12.      Sale of Certain Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-29
         5.13.      Allowance for Loan Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-29
         5.14.      Stockholder Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-29
         5.15.      Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-30
         5.16.      Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-30

ARTICLE VI
Covenants of Firstar and Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-31
         6.01.      Affirmative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-31
         6.02.      Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-32
         6.03.      Rights Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-32
         6.04.      Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-32
         6.05.      Breaches  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-32
         6.06.      Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-32
         6.07.      Firstar Board   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-33
         6.08.      Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-33
         6.09.      Accounting and Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-34
         6.10.      Regulatory Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-34
         6.11.      Employee Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-34
         6.12.      Form S-8 Registration Statement for Firstar Stock Options   . . . . . . . . . . . . . . . . B-34

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
         6.13.      Post-Merger Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-34
         6.14.      Notice of Anticipated Breach or Failure of Condition  . . . . . . . . . . . . . . . . . . . B-34
         6.15.      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-35

ARTICLE VII
Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-35
         7.01.      Preparation of S-4 and the Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . B-35
         7.02.      Legal Conditions to Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-35
         7.03.      Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-36
         7.04.      Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-36
         7.05.      Additional Agreements; Reasonable Efforts   . . . . . . . . . . . . . . . . . . . . . . . . B-36

ARTICLE VIII
Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-36
         8.01.      Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . . . . . . B-36
         8.02.      Conditions of Obligations of Firstar and Sub  . . . . . . . . . . . . . . . . . . . . . . . B-37
         8.03.      Conditions of Obligations of First Colonial   . . . . . . . . . . . . . . . . . . . . . . . B-40

ARTICLE IX
Inducement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-41
         9.01.      Inducement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-41

ARTICLE X
Termination and Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-43
         10.01.     Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-43
         10.02.     Environmental Conditions Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . B-45
         10.03.     Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-45
         10.04.     Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-46
         10.05.     Extension; Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-46

ARTICLE XI
General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-46
         11.01.     Nonsurvival of Representations, Warranties and Agreements   . . . . . . . . . . . . . . . . B-46
         11.02.     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-46
         11.03.     Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-47
         11.04.     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-47
         11.05.     Entire Agreement; No Third Party Beneficiaries; Rights of Ownership   . . . . . . . . . . . B-47
         11.06.     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-48
         11.07.     Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-48
         11.08.     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-48
         11.09.     Knowledge of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-48


EXHIBIT A                 Plan of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-50

                                                                                                                 PAGE
                                                                                                                 ----
EXHIBIT 2.01(b)   Firstar Preferred Stock [not included in Appendix]
EXHIBIT 5.06      Affiliate Letter [not included in Appendix]
EXHIBIT 5.15      Assignment and Assumption Agreement [not included in Appendix]
EXHIBIT 10.01     Index Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . B-58

                             INDEX OF DEFINED TERMS

                                                                                                    SECTION
                                                                                                    -------
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Page B-1
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9.01(c)
Articles of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.02
Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.12(a)
BHC Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.01
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.08(b)
Certificate of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.02
Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.03
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.03
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.12(a)
Competing Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.15
Competing Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.02(f)
Comptroller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.06
DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.01
Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.02
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.02
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.08(b)
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.12(a)
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.04
Exchange Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01(a)
Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.08(b)
Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.17
FCBC 1981 Stock Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(b)
FCBC 1988 Stock Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(b)
FCBC Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.05(b)
FCBC Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.12(a)
FCBC Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.01
FCBC Class A Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01
FCBC Class B Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01
FCBC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01
FCBC Deposit Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(d)
FCBC Disclosure Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.02
FCBC Environmental Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.08(b)
FCBC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.05(a)
FCBC Interested Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.08(b)
FCBC Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.01
FCBC Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.08
FCBC Preference Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(a)
FCBC Preferred  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(a)
FCBC Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.08(b)
FCBC Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01
FCBC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.06
FCBC Series C Preference Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01
FCBC Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.02
FCBC Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.02

                                                                                                     SECTION
                                                                                                     -------
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.02
Federal Reserve Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.03
Final Index Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.01(b)(iv)
Final Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.01(b)(iii)
First Colonial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Page B-1
Firstar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Page B-1
Firstar Average Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.01(a)(vi)(1)
Firstar Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.11
Firstar Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01(a)
Firstar Disclosure Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.02
Firstar Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.05
Firstar Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.01
Firstar Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.08
Firstar Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01(b)
Firstar Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.08(b)
Firstar Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.20
Firstar Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.06
Firstar Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.02
Firstar Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.02
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.04
IBCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.01
Illinois Commissioner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1.03
Illinois Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.06
Indemnified Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.08(a)
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.08(a)
Index Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.01(b)(i)
Initial Index Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.01(b)(ii)
Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8.01(d)
Latest Statement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.05(a)
Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.08
Mandatory Stock Purchase Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(c)
Mary Stock Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(b)
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Page B-1
NYSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.06
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9.01(c)
Plan of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Page B-1
Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.09
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.07
Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.03(f)
Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01(a)
Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.01(a)
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.04
Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Page B-1
Subordinated Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(c)
Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.01
Ten-Day Calculation Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10.01(b)(v)
Toxic Substances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.08(b)

                                                                                                     SECTION
                                                                                                     -------
Transaction Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9.01(c)
Trigger Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9.01(b)
Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.04
Voting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.21
Voting Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(e)
WBCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.02
William Stock Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3.03(b)

                      AGREEMENT AND PLAN OF REORGANIZATION

                 AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 31, 1994 ("Agreement"), among FIRSTAR CORPORATION, a Wisconsin corporation ("Firstar"), FIRSTAR CORPORATION OF ILLINOIS, an Illinois corporation and a wholly-owned subsidiary of Firstar ("Sub"), and FIRST COLONIAL BANKSHARES CORPORATION, a Delaware corporation ("First Colonial").

                 WHEREAS, the respective Boards of Directors of Firstar, Sub and First Colonial have approved the merger of First Colonial with and into Sub (the "Merger") in accordance with the terms and conditions hereof and of the Plan of Merger in the form attached hereto as Exhibit A executed concurrently herewith between Sub and First Colonial, and joined in by Firstar for certain limited purposes (the "Plan of Merger");

                 WHEREAS, the respective Boards of Directors of Firstar, Sub and First Colonial believe that such proposed Merger, the exchange of shares of Firstar Common Stock (as defined in Section 2.01(a) hereof) for shares of FCBC Common Stock (as defined in Section 2.01 hereof) and the exchange of shares of Firstar Preferred Stock (as defined in Section 2.01(a) hereof) for shares of FCBC Series C Preference Stock (as defined in Section 2.01 hereof), pursuant and subject to the terms of this Agreement and the Plan of Merger (the "Merger Agreements"), is desirable and in the best short-term and long-term interests of their respective corporations and stockholders; and

                 WHEREAS, Firstar, Sub and First Colonial desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

                 1.01. The Merger. Subject to the terms and conditions of this Agreement, Firstar, Sub and First Colonial agree to effect the Merger of First Colonial with and into Sub in accordance with the Illinois Business Corporation Act (the "IBCA") and the Delaware General Corporation Law (the "DGCL").

                 1.02. Effective Time of the Merger. Subject to the provisions of the Merger Agreements, (a) articles of merger (the "Articles of Merger") shall be duly prepared and executed by Sub and First Colonial and thereafter delivered to the Secretary of State of the State of Illinois for filing, as provided in the IBCA, on the Closing Date (as defined in Section 1.03) and (b) a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by Sub and First Colonial and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing Date. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Illinois and the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

                 1.03. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the fifth business day after the later to occur of (i) approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the expiration of any waiting period imposed by law, (ii) approval of the Merger by the Illinois Commissioner of Banks and Trust Companies (the "Illinois Commissioner") and the expiration of any waiting period imposed by law and (iii) the date on which the stockholders meeting of First Colonial called to approve the Merger is held (the "Closing Date"), at the offices of Firstar, unless another date or place is agreed to in writing by the parties hereto. Notwithstanding the foregoing, if the Closing does not take place on the date referred to in the preceding sentence because any condition to the obligations of Firstar and Sub, on the one hand, or First Colonial, on the other hand, under this Agreement is not met on that date, the other party may postpone the Closing from time to time to any designated subsequent business day not more than ten business days after the original or postponed date on which the Closing was to occur by delivering notice of such postponement on the date the Closing was to occur.

                 1.04. Form of Transaction. Firstar at its reasonable discretion may restructure the transactions described herein in any format sufficient to have the effects of the Merger on FCBC Common Stock and FCBC Series C Preferred Stock provided that there is no effect upon the consideration to be delivered pursuant to Section 2.01, change in the tax treatment to the recipients of Firstar Common Stock and Firstar Preferred Stock to be delivered in the Merger, the holders of options to purchase shares of First Colonial or any other holder of a security of First Colonial, or change in the accounting treatment of the transactions contemplated hereby as a pooling-of-interests. At the request of Firstar, the parties each will take or perform any necessary or advisable steps to restructure the transaction.

                                   ARTICLE II
                     EFFECT OF THE MERGER ON CAPITAL STOCK

                 2.01. Effect on Capital Stock of First Colonial. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of First Colonial's Class A Common Stock, $1.25 par value ("FCBC Class A Common Stock"), First Colonial's Class B Common Stock, $1.25 par value ("FCBC Class B Common Stock" and, collectively with the FCBC Class A Common Stock, the "FCBC Common Stock"), or First Colonial's Series C Convertible Preference Stock, no par value ("FCBC Series C Preference Stock"), or holders of depositary receipts evidencing depositary shares representing an interest in the FCBC Series C Preference Stock ("FCBC Receipts"), but subject to the provisions of Section 262 of the DGCL with respect to the rights of dissenting stockholders of First Colonial:

                 (a) Conversion of FCBC Common Stock. Each then issued and outstanding share of FCBC Common Stock shall be converted into the right to receive 0.7725 fully paid and nonassessable shares of common stock, $1.25 par value, of Firstar ("Firstar Common Stock") (the "Exchange Ratio"), including with each such share one-half of one Firstar Preferred Share Purchase Right ("Right") issued pursuant to the Rights Agreement dated as of January 20, 1989, between Firstar and Firstar Trust Company, as Rights Agent (the "Rights Agreement"). Prior to the Distribution Date (as defined in the Rights Agreement), all references in this Agreement to the Firstar Common Stock to be received pursuant to the Merger shall be deemed to include the Rights.

                 (b) Conversion of FCBC Series C Preference Stock. Each then issued and outstanding share of FCBC Series C Preference Stock shall be converted into the right to receive one fully paid and nonassessable share of Series D Convertible Preferred Stock, no par value, of Firstar ("Firstar Preferred Stock") which Firstar Preferred Stock shall have terms substantially as set forth on Exhibit 2.01(b) hereto.

                 (c) Stock Held by First Colonial. Each then issued and outstanding share of FCBC Common Stock or FCBC Series C Preference Stock owned by First Colonial, any direct or indirect subsidiary of First Colonial (other than shares held in a fiduciary capacity), Firstar or any direct or indirect subsidiary of Firstar (other than shares held in a fiduciary capacity), and each share of FCBC Common Stock or FCBC Series C Preference Stock issued and held in First Colonial's treasury will be cancelled and retired.

                 (d) Cancellation of Shares. All shares of FCBC Common Stock and FCBC Series C Preference Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Firstar Common Stock or Firstar Preferred Stock, as the case may be, to be issued in consideration therefor upon the surrender of such certificate in accordance with the Plan of Merger, without interest.

                 (e) Adjustment. If prior to the Effective Time Firstar shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of Firstar Common Stock or declare a dividend or make a distribution on Firstar Common Stock of any security convertible into Firstar Common Stock, appropriate adjustment or adjustments will be made in the conversion rate set forth in subsection (a) and Section 2.02.

                 2.02. Effect on Options to Purchase FCBC Class A Common Stock. Each FCBC Stock Option (as defined in Section 3.03(b)) which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, become and represent an option to purchase the number of shares of Firstar Common Stock (a "Firstar Stock Option") (decreased to the nearest full share) determined by multiplying (a) the number of shares of FCBC Class A Common Stock subject to the FCBC Stock Option immediately prior to the Effective Time by (b) the Exchange Ratio, at an exercise price per share of Firstar Common Stock (rounded up to the nearest whole cent) equal to the exercise price per share of FCBC Class A Common Stock under the FCBC Stock Option immediately prior to the Effective Time divided by the Exchange Ratio. Firstar shall pay cash to holders of FCBC Stock Options in lieu of issuing fractional shares of Firstar Common Stock upon exercise of a Firstar Stock Option. After the Effective Time, and except as provided in this Section 2.02, each Firstar Stock Option shall be exercisable on the same terms and conditions as were applicable under the FCBC Stock Option as of the Effective Time, giving effect to the acceleration of the exercisability of such FCBC Stock Option as a result of the Merger.

                 2.03. Effect on Common Stock of Sub. At the Effective Time, the shares of Sub Common Stock validly issued and outstanding immediately prior to the Effective Time will continue to evidence 400 shares of common stock, $2.50 par value, of the Surviving Corporation so that all shares of capital stock of the Surviving Corporation will continue to be owned by Firstar. The outstanding certificate(s) representing shares of Sub Common Stock will, after the Effective Time, continue to represent the same number of shares of the Surviving Corporation.





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
                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF FIRST COLONIAL

                 First Colonial represents and warrants to Firstar and Sub as follows:

                 3.01. Organization, Standing and Power. First Colonial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of First Colonial and its Subsidiaries (as hereinafter defined) taken as a whole (a "FCBC Material Adverse Effect"). First Colonial is qualified to do business and is in good standing in each other state or foreign jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where the failure to be so qualified would have a FCBC Material Adverse Effect. First Colonial is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). First Colonial has delivered to Firstar true, accurate and complete copies of the currently effective certificate of incorporation (the "FCBC Certificate") and by-laws of First Colonial, including all amendments thereto. As used in this Agreement, the word "Subsidiary" means any corporation or other organization, whether incorporated or unincorporated (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interest of which held by such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or
(ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                 3.02. First Colonial Subsidiaries. Except as set forth in the FCBC Disclosure Letter (which is a letter of even date herewith delivered by First Colonial to Firstar and Sub, the receipt thereof having been acknowledged by Firstar and Sub executing a copy thereof, that identifies, as to each matter disclosed therein, the section of this Agreement to which the matter relates), First Colonial beneficially owns, directly or indirectly, all of the shares of the outstanding capital stock of each of the Subsidiaries listed on such letter (herein called collectively the "FCBC Subsidiaries" or individually a "FCBC Subsidiary"), which constitute First Colonial's sole Subsidiaries. No equity securities of any of the FCBC Subsidiaries are or may become required to be issued by reason of any option, warrants, calls, rights or agreements of any character whatsoever; there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of any FCBC Subsidiary; and there are no other contracts, commitments, understandings or arrangements by which any FCBC Subsidiary is bound to issue additional shares of its capital stock or options, warrants, calls, rights or agreements to purchase or acquire any additional shares of its capital stock. Except as provided for under any applicable banking statute, all of the shares of capital stock of each of the FCBC Subsidiaries owned by First Colonial are fully paid and nonassessable and are owned by it free and clear of any claim, lien, encumbrance or agreement with respect thereto. Each FCBC Subsidiary is a banking association or a corporation, in each case duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each FCBC Subsidiary that is a national bank is a member of the Federal Reserve System. Each FCBC Subsidiary that is a banking institution is identified as such on the FCBC Disclosure Letter. The deposits of each FCBC Subsidiary that is a banking institution and accepts deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent provided by law. First Colonial has delivered to Firstar true, accurate and complete copies of the currently effective charter, certificate or articles of incorporation and by-laws of the FCBC Subsidiaries, including all amendments thereto. Except as set forth in the FCBC Disclosure Letter and except for securities held in its capacity as fiduciary, First Colonial does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization. There are no obligations, contingent or otherwise, of First Colonial or any FCBC Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any FCBC Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any FCBC Subsidiary or any other entity, other than pursuant to commercial loan arrangements and similar obligations arising in the ordinary course of the business of the FCBC Subsidiaries.

                 3.03. Capital Structure. (a) As of the date hereof, the authorized capital stock of First Colonial consists of 20,000,000 shares of FCBC Class A Common Stock; 3,000,000 shares of FCBC Class B Common Stock; 100,000 shares of preferred stock, $57 par value ("FCBC Preferred"); and 200,000 shares of preference stock, no par value ("FCBC Preference Stock").

                 (b) As of the date hereof, (i) 8,400,829 shares of FCBC Class A Common Stock are issued and outstanding, (ii) no shares of FCBC Class A Common Stock are reserved for issuance pursuant to First Colonial's 1981 Incentive Stock Option Plan (the "FCBC 1981 Stock Plan"), and options to purchase no shares of FCBC Class A Common Stock are outstanding under the FCBC 1981 Stock Plan, (iii) 2,019,394 shares of FCBC Class A Common Stock are reserved for issuance pursuant to First Colonial's 1988 Stock Option Plan, as amended (the "FCBC 1988 Stock Plan"), and options to purchase 1,444,754 shares of FCBC Class A Common Stock are outstanding under the FCBC 1988 Stock Plan,
(iv) 22,293 shares of FCBC Class A Common Stock are reserved for issuance pursuant to the Hi-Bancorp., Inc. Employees' Combined Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan (the "William Stock Option Plan"), and options to purchase 22,293 shares of FCBC Class A Common Stock are outstanding under the William Stock Plan, (v) 7,458 shares of FCBC Class A Common Stock are reserved for issuance pursuant to the GNP Bancorp, Inc. Employees' Combined Incentive and Non-Statutory Stock Option and Stock Appreciation Rights Plan (the "Mary Stock Option Plan"), and options to purchase 7,458 shares of FCBC Class A Common Stock are outstanding under the Mary Stock Plan (such stock options under such Stock Plans collectively "FCBC Stock Options"), (vi) 1,102,777 shares of FCBC Class A Common Stock are reserved for issuance upon conversion of outstanding shares of FCBC Series C Preferred Stock, (vii) 1,894,687 shares of FCBC Class A Common Stock are reserved for issuance upon conversion of outstanding shares of FCBC Class B Common Stock, and (viii) 475,798 shares of FCBC Class A Common Stock are held in treasury. As of the date hereof, pursuant to the FCBC Certificate, the price at which shares of FCBC Class A Common Stock are deliverable upon conversion of FCBC Series C Preference Stock is $18.00 per share of FCBC Class A Common Stock, and each share of FCBC Series C Preference Stock is convertible into 27.780 shares of FCBC Class A Common Stock. There is no adjustment in the conversion price for the FCBC Series C Preference Stock that was not required to be made by virtue of Section 1.3(c)(viii) of the certificate of designations, preferences and rights of the FCBC Series C Preference Stock, but which is required to be carried forward and taken into account in any subsequent adjustment. The Merger will have the effect on FCBC Stock Options described in Section 2.02.

                 (c) As of the date hereof, (i) 1,568,600 shares of FCBC Class B Common Stock are issued and outstanding, (ii) 326,087 shares of FCBC Class B Common Stock are reserved for issuance pursuant to Mandatory Stock Purchase Agreements dated as of October 17, 1984 between First Colonial and each of the obligors identified in the FCBC Disclosure Letter (the "Mandatory Stock Purchase

Agreements") which were entered into in tandem with the issuance of First Colonial's outstanding 14% Subordinated Capital Notes due October 17, 1996 payable to the obligors identified in the FCBC Disclosure Letter (the "Subordinated Notes"), and (iii) 281,250 shares of Class B Common Stock are held in treasury. As of the date hereof, Subordinated Notes in the aggregate principal amount of $1,500,000 are issued and outstanding, and obligors under the related Mandatory Stock Purchase Agreements have agreed to purchase shares of FCBC Class B Common Stock at a variable price that will be $4.60 per share so long as the market price of the FCBC Class A Common Stock exceeds $4.60 per share. First Colonial has delivered to Firstar correct and complete copies of the form(s) of the outstanding Mandatory Stock Purchase Agreements and Subordinated Notes. Upon execution of the agreements contemplated by Section 5.15, each such agreement will constitute a valid and binding obligation of the parties thereto other than Firstar, enforceable in accordance with its terms.

                 (d) As of the date hereof, no shares of FCBC Preferred are issued and outstanding or reserved for issuance, 39,700 shares of FCBC Series C Preference Stock are issued and outstanding, all of which have been deposited under a Deposit Agreement, dated as of April 24, 1992 among First Colonial, First Chicago Trust of New York, as depositary, and all holders from time to time of FCBC Receipts issued thereunder (the "FCBC Deposit Agreement"), and no other shares of FCBC Preference Stock are issued and outstanding or reserved for issuance. As of the date hereof, 794,000 FCBC Receipts issued and outstanding under the FCBC Deposit Agreement represent 794,000 issued and outstanding depositary shares, each of which represents an interest in one-twentieth of a share of FCBC Series C Preference Stock.

                 (e) As of the date hereof, other than in connection with the Subordinated Notes, neither First Colonial nor any Subsidiary of First Colonial has issued and outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). All outstanding shares of First Colonial capital stock are validly issued, fully paid and nonassessable and not subject to or issued in violation of any preemptive rights. As of the date of this Agreement, except pursuant to this Agreement, the FCBC 1981 Stock Plan, the FCBC 1988 Stock Plan, the William Stock Plan, the Mary Stock Plan, the FCBC Series C Preference Stock and the Mandatory Stock Purchase Agreements, there are no options, warrants, calls, rights, or agreements of any character whatsoever to which First Colonial or any Subsidiary of First Colonial is a party or by which it is bound obligating First Colonial or any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of First Colonial or of any Subsidiary of First Colonial or obligating First Colonial or any Subsidiary of First Colonial to grant, extend or enter into any such option, warrant, call, right or agreement. Immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating First Colonial or any Subsidiary of First Colonial to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of First Colonial or any Subsidiary of First Colonial, or obligating First Colonial or any Subsidiary of First Colonial to grant, extend or enter into any such option, warrant, call, right or agreement.

                 (f) On September 30, 1993, First Colonial voluntarily redeemed 68,907 shares of First Colonial's Series A preferred stock, $57 par value, which constituted all of the issued and outstanding shares of FCBC Preferred, at a price of $62.00 per share in accordance with the FCBC Certificate. On March 7, 1994, 7,500 shares of First Colonial's Series B preference stock, no par value, constituting all of the issued and outstanding shares of such series of FCBC Preference Stock, were converted into 75,000 shares of FCBC Class A Common Stock in accordance with the FCBC Certificate. Except in accordance with such redemption of FCBC Preferred Stock and such conversion of FCBC Preference Stock and as set forth in the FCBC Disclosure Letter, First Colonial has not purchased, redeemed, canceled or otherwise acquired any of its capital stock during the two years preceding the date hereof. Except as set forth in the FCBC Certificate, there are no obligations, contingent or otherwise, of First Colonial or any FCBC Subsidiary to repurchase, redeem or otherwise acquire any shares of FCBC Common Stock or FCBC Series C Preference Stock.

                 3.04. Authority. First Colonial has all requisite corporate power and authority to enter into this Agreement, the Plan of Merger and the agreements contemplated by Section 5.15 and to consummate the transactions contemplated hereby and thereby, subject only to approval of this Agreement and the Plan of Merger by the stockholders of First Colonial. The execution and delivery of this Agreement, the Plan of Merger and the agreements contemplated by Section 5.15 and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of First Colonial, subject to such approval of this Agreement and the Plan of Merger by the stockholders of First Colonial. The execution and delivery of this Agreement, the Plan of Merger and the agreements contemplated by Section 5.15 and the consummation of the transactions contemplated hereby and thereby received unanimous approval at a meeting of the Board of Directors of First Colonial duly called and held on July 31, 1994. Such approval by the Board of Directors of First Colonial is all action necessary to insure that the restrictions set forth in Section 203 of the DGCL do not or will not apply to the transactions contemplated herein. This Agreement and the Plan of Merger have been, and when executed and delivered by First Colonial the agreements contemplated by Section 5.15 will be, duly executed and delivered by First Colonial, and upon such execution and delivery each constitutes a valid and binding obligation of First Colonial enforceable in accordance with its terms. The execution and delivery of this Agreement, the Plan of Merger and the agreements contemplated by Section 5.15 do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration loss or creation, a "Violation"), pursuant to any provision of (a) the FCBC Certificate, the by-laws of First Colonial or the charter, certificate or articles of incorporation or by-laws of any FCBC Subsidiary or (b) except (i) as set forth in the FCBC Disclosure Letter or (ii) as contemplated by the next sentence hereof, any loan or credit agreement, note, mortgage, indenture, lease, FCBC Benefit Plan (as defined in Section 3.12) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to First Colonial or any Subsidiary of First Colonial or their respective properties or assets which Violation pursuant to this clause (b) would have a FCBC Material Adverse Effect. Other than in connection or in compliance with the provisions of the DGCL or the IBCA, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or "blue sky" laws of the various states, and consents, authorizations, approvals, notices or exemptions required under the BHC Act and from the Illinois Commissioner, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to First Colonial or any of the FCBC Subsidiaries in connection with the execution and delivery of this Agreement and the Plan of Merger by First Colonial or the consummation by First Colonial of the transactions contemplated hereby and thereby, the failure to obtain which would have a FCBC Material Adverse Effect.

                 3.05. First Colonial Financial Statements. (a) The consolidated balance sheets of First Colonial as of December 31, 1993 and 1992 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity for the three years in the period ended December 31, 1993 (the "Latest Statement Date"), accompanied by the unqualified opinion of KPMG Peat Marwick, copies of which have been furnished by First Colonial to Firstar; like financial information included in Forms 10-Q filed with the SEC subsequent to the Latest Statement Date; and the unaudited consolidated balance sheet of First Colonial as of June 30, 1994 and the related consolidated statement of income for the six months then ended, in the form prepared for First Colonial's internal use, copies of which have been furnished by First Colonial to Firstar (collectively, the "FCBC Financial Statements"), have been prepared in accordance with generally accepted accounting principles and practices as utilized in the FCBC Financial Statements applied on a consistent basis, and present fairly the consolidated financial condition of First Colonial at the dates, and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods, stated therein. In the case of interim fiscal periods, all adjustments, consisting only of normal recurring items, which management of First Colonial believes necessary for a fair presentation of such financial information, have been made, subject to year-end audit adjustments, none of which will have a material adverse effect on the consolidated financial position or results of operations of First Colonial.

                 (b) Except as and to the extent set forth on the consolidated balance sheet of First Colonial and its Subsidiaries as of December 31, 1993, including all notes thereto (the "FCBC Balance Sheet"), neither First Colonial nor any Subsidiary of First Colonial has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except (i) for liabilities or obligations incurred in the ordinary course of business since the Latest Statement Date that would not, in the aggregate, have a FCBC Material Adverse Effect or (ii) as otherwise reflected in the FCBC Reports filed prior to the date of this Agreement. Except as disclosed in the FCBC Disclosure Letter, neither First Colonial nor any Subsidiary of First Colonial has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that are not required to be reflected on a balance sheet, or in the notes thereto, except for liabilities or obligations that do not, in the aggregate, have a FCBC Material Adverse Effect.

                 (c) Without limitation to the foregoing, First Colonial's consolidated allowance for loan losses included in the FCBC Financial Statements as of June 30, 1994 was $13,295,759, representing 1.24% of total consolidated loans reflected on such statements. The allowance for possible loan losses shown on First Colonial's consolidated balance sheet as of June 30, 1994 is adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on loans outstanding as of the date of such statement, and First Colonial has no reason to believe that the loan portfolios of the First Colonial Subsidiaries at such date will incur losses in excess of such reserves.

                 3.06. Reports. Since January 1, 1991, First Colonial and the FCBC Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the SEC, including but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the United States Comptroller of the Currency (the "Comptroller"), (iv) the FDIC, (v) the Office of the Illinois Commissioner of Banks and Trust Companies (the "Illinois Office") and (vi) any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to herein as the "FCBC Reports"). As of their respective dates, the FCBC Reports that have been filed complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 3.07. Information Supplied. None of the information supplied or to be supplied by First Colonial for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Firstar in connection with the issuance of shares of Firstar Common Stock and Firstar Preferred Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the proxy statement-prospectus in definitive form relating to the meeting of First Colonial's stockholders to be held in connection with the Merger, copies of which will also be sent to holders of FCBC Receipts (the "Proxy Statement"), will, at the date mailed to First Colonial's stockholders (including such holders of FCBC Receipts) and at the time of such meeting of stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the Illinois Commissioner or any regulatory agency in connection with the transactions contemplated hereby will, at the time of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement, insofar as it relates to information other than that supplied by Firstar, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                 3.08. Authorizations; Compliance with Applicable Laws. (a) First Colonial and its Subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operations of the businesses of First Colonial and the FCBC Subsidiaries taken as a whole (the "FCBC Permits"), including appropriate authorizations from the Comptroller and the Illinois Commissioner. First Colonial and the Subsidiaries of First Colonial are in compliance with the terms of the FCBC Permits, except where the failure so to comply would not have a FCBC Material Adverse Effect. Except as disclosed in the FCBC Reports filed prior to the date of this Agreement or in the FCBC Disclosure Letter, the businesses of First Colonial and the FCBC Subsidiaries are not being, and have not been, conducted in violation of any domestic (federal, state or local) or foreign law, statute, ordinance or regulation of any Governmental Entity (collectively "Laws"), including without limitation Regulation O of the Federal Reserve Board, except for possible violations which in the aggregate do not and, insofar as reasonably can be foreseen, in the future will not, have a FCBC Material Adverse Effect. Except as set forth in the FCBC Disclosure Letter, as of the date hereof, no investigation or review by any Governmental Entity with respect to First Colonial or any of the FCBC Subsidiaries is pending or, to the knowledge of First Colonial, threatened, nor has any Governmental Entity indicated an intention to conduct the same. The provisions of this Section 3.08(a) are not intended to be applicable to those matters expressly governed by Section 3.08(b) below.

                 (b) The FCBC Disclosure Letter identifies each parcel of real estate currently owned, leased or otherwise possessed or controlled by First Colonial or any FCBC Subsidiary, including, without limitation, properties held as a result of foreclosure or repossession and other properties carried on First Colonial's books as "other real estate owned" (collectively, the "FCBC Property"). Without limiting the foregoing and except as disclosed in the FCBC Disclosure Letter, to the best knowledge of First Colonial, First Colonial and its Subsidiaries (i) have obtained all material permits, licenses and other authorizations which are required of First Colonial and its Subsidiaries with respect to the operation of their respective businesses and all FCBC Property under any Environmental Laws (as defined below) (such permits, licenses and authorizations being hereinafter referred to as "FCBC Environmental Permits") and (ii) are in compliance in all material respects with all terms and conditions of all FCBC Environmental Permits. Without limiting the foregoing, and except as set forth in the FCBC Disclosure Letter, to the best knowledge of First Colonial, there are not now nor have there ever been Toxic Substances (as hereinafter defined) stored, deposited, treated, recycled, used or accidentally or intentionally disposed of, discharged, spilled, released, dumped, emitted or otherwise placed on, under or at, or used in any construction on, any parcel of FCBC Property (or tanks or other facilities thereon containing Toxic Substances) in violation of the Environmental Laws. Without limiting the foregoing, and except as set forth in the FCBC Disclosure Letter, to the best knowledge of First Colonial, there are no past, present or known future events, conditions, circumstances, plans, errors or omissions that have occurred, are occurring or are reasonably expected to occur on or with respect to FCBC Property, or any other property as to which First Colonial or any FCBC Subsidiary has held or currently holds ownership or indicia of ownership ("FCBC Interested Property"), including without limitation (A) the creation of any federal, state or common law nuisance, (B) the failure to comply with any federal, state or local environmental laws, including, without limitation, the Solid Waste Disposal Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), any so-called "Superfund" or "Superlien" laws, the Illinois Responsible Property Transfer Act, as amended, their state and local law counterparts, all rules and regulations promulgated thereunder, any order, judgment or injunction issued, entered, promulgated or approved thereunder (collectively, "Environmental Laws"), or (C) the presence of any petroleum or petroleum- based substance or waste, solid waste, PCBs, pesticides, herbicides, lead, radioactive materials, urea formaldehyde foam insulation, or substances defined as "hazardous substances" or "toxic substances" in any Environmental Laws (collectively, "Toxic Substances"), as a result of which events, conditions, circumstances, plans, errors or omissions First Colonial or any FCBC Subsidiary is subject to or reasonably likely to incur liabilities, damages, penalties or removal, remediation or other costs that would have a FCBC Material Adverse Effect. To the best knowledge of First Colonial, there are no conditions or circumstances in connection with the FCBC Property that could reasonably be anticipated to (i) cause any FCBC Property to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Laws or (ii) materially reduce the value of any FCBC Property. No claim, action, suit, demand, investigation, or proceeding is pending or known to be threatened against First Colonial or any FCBC Subsidiary relating to any FCBC Property or FCBC Interested Property or otherwise, or involving any FCBC Property, before any court or other governmental authority or arbitration tribunal relating to Toxic Substances, pollution, Environmental Laws or the environment; there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting First Colonial or any FCBC Subsidiary with respect to FCBC Property or, to the knowledge of First Colonial, FCBC Interested Property; and, to the best knowledge of First Colonial and its Subsidiaries, neither First Colonial nor any FCBC Subsidiary has been identified as a potentially responsible party by any Governmental Entity in a matter arising under any Environmental Laws. The FCBC Disclosure Letter includes a list of all environmental reports, investigations or audits relating to any FCBC Property or FCBC Interested Property of which First Colonial has knowledge, whether conducted by or on behalf of First Colonial or a FCBC Subsidiary or a third party, and whether done at the initiative of First Colonial or a FCBC Subsidiary or directed by a Governmental Entity or other third party. First Colonial has delivered to Firstar complete and accurate copies of each such report, or the results of each such investigation or audit, in each case to the extent reasonably available to First Colonial.

                 3.09. Litigation and Claims. Except as disclosed in the FCBC Reports filed prior to the date of this Agreement, in the FCBC Disclosure Letter or the most recent First Colonial consolidated financial statements delivered by First Colonial to Firstar prior to the date of this Agreement: (a) neither First Colonial nor any of the FCBC Subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or, to their knowledge, other Governmental Entity, or any





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judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no claim of any kind, action, suit, litigation, proceeding, arbitration, investigation, or controversy ("Proceeding") against or affecting First Colonial, any Subsidiary of First Colonial or any directors, officers, employees or agents of First Colonial or any Subsidiary of First Colonial (in their respective capacities as directors, officers, employees or agents) pending or, to the knowledge of First Colonial, threatened, which would, if adversely determined, have a FCBC Material Adverse Effect, (c) there is no Proceeding affecting First Colonial, any Subsidiary of First Colonial or any directors, officers, employees or agents of First Colonial or any Subsidiary of First Colonial (in their respective capacities as directors, officers, employees or agents) pending or, to the knowledge of First Colonial, threatened, except for matters which in the aggregate will not have, and cannot reasonably be expected to have, a FCBC Material Adverse Effect, and
(d) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to First Colonial or any FCBC Subsidiary as a result of the examination by any bank regulatory authority.

                 3.10. Taxes. (a) First Colonial and each Subsidiary of First Colonial has filed all tax returns required to be filed by them since January 1, 1991 and has paid (or First Colonial has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent First Colonial consolidated financial statements contained in the FCBC Reports or otherwise delivered by First Colonial to Firstar reflect an adequate reserve for all taxes payable by First Colonial and its Subsidiaries accrued through the date of such financial statements; provided, however, that the foregoing representation is made only to the best of First Colonial's knowledge with respect to each FCBC Subsidiary that has been, directly or indirectly, acquired by First Colonial subsequent to July 1, 1989. The FCBC Disclosure Letter sets forth, as of the date hereof, the following information with respect to First Colonial and each Subsidiary of First Colonial: (a) the most recent tax year through which the United States Internal Revenue Service ("IRS") has completed its examination of such corporation, (b) whether there is an examination pending by the IRS with respect to such corporation and, if so, the tax years involved, (c) whether such corporation has executed or filed with the IRS any agreement which is still in effect extending the period for assessment and collection of any federal tax and, if so, the tax years covered by such agreement and the expiration date of such extension, and (d) whether there are any existing material disputes as to foreign, state, or local taxes. There are no liens for taxes upon the assets of First Colonial or of any FCBC Subsidiary, except for statutory liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings and, in either case, only if adequate reserves therefor have been established on First Colonial's books. Except as disclosed in the FCBC Disclosure Letter, neither First Colonial nor any FCBC Subsidiary is a party to any action or proceeding by any governmental authority for assessment and collection of taxes, and, to the best of the knowledge of First Colonial, no claim for assessment and collection of taxes has been asserted against any of them. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, personal and real property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. First Colonial and each Subsidiary of First Colonial has withheld from its employees (and timely paid to the appropriate governmental agency) proper and accurate amounts for all periods through the date hereof in material compliance with all tax withholding provisions of applicable federal, state, foreign and local laws (including without limitation income, social security and employment tax withholding for all types of compensation). To the knowledge of First Colonial, except as disclosed in the FCBC Disclosure Letter, neither First Colonial nor any Subsidiary of First Colonial has, since January 1, 1986, been a member of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) filing consolidated federal income tax returns, other than the affiliated group of which First Colonial is the common parent or an affiliated group all of the members of which were acquired by First Colonial. Except as disclosed in the FCBC Disclosure Letter, neither First Colonial nor any FCBC Subsidiary has made any payments, or been a party to an agreement that under any circumstances could obligate it to make payments, that are or will not be deductible because of Section 280G of the Code.

                 (b) There is no plan or intention by the stockholders of First Colonial who own five percent or more of the outstanding FCBC Class A Common Stock, FCBC Class B Common Stock or FCBC Series C Preference Stock and, to the best of the knowledge of First Colonial, there is no plan or intention on the part of the remaining stockholders of First Colonial to sell, exchange or otherwise dispose of a number of shares of Firstar Common Stock and/or Firstar Preferred Stock received in the Merger that would reduce such stockholders' ownership of Firstar Common Stock and Firstar Preferred Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding FCBC Class A Common Stock, FCBC Class B Common Stock or FCBC Series C Preference Stock as of the Effective Time. For purposes of this representation, shares of FCBC Common Stock or (if holders of FCBC Series C Preference Stock have dissenters' rights) FCBC Series C Preference Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Firstar Common Stock will be treated as outstanding at the Effective Time.

                 3.11. Certain Agreements. Except as discussed in the FCBC Reports filed prior to the date of this Agreement or as disclosed in the FCBC Disclosure Letter, and except for this Agreement, as of the date hereof, neither First Colonial nor any FCBC Subsidiary is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice or employment agreement or other agreement providing any term of employment, compensation guarantee, or severance or supplemental retirement benefit, (ii) union, guild or collective bargaining agreement, (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement, (iv) contract containing covenants which limit the ability of First Colonial or any FCBC Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, First Colonial or any FCBC Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities), (v) any contract, agreement or other instrument or undertaking which is not terminable by First Colonial or any FCBC Subsidiary without additional payment or penalty within 60 days and obligates First Colonial or any FCBC Subsidiary for payments or other consideration with a value in excess of $250,000, or (vi) other executory material agreement as defined by the instructions to Exhibit 10 under Item 601 of SEC Regulation S-K. Except as set forth in the FCBC Disclosure Letter, neither First Colonial nor any of the FCBC Subsidiaries is in Violation of any loan or credit agreement, note, mortgage, indenture or other agreement, obligation or instrument applicable to First Colonial or any FCBC Subsidiary or their respective properties or assets, except for any such Violations that would not, individually or in the aggregate, have a FCBC Material Adverse Effect.

                 3.12.    Benefit Plans.  (a)  The FCBC Disclosure Letter lists
(i) each employee bonus, incentive, deferred compensation, stock purchase, stock appreciation right, stock option and severance pay plan, (ii) each pension, profit sharing, stock bonus, thrift, savings and employee stock ownership plan, and (iii) every other employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively "Benefit Plans"), which First Colonial or any FCBC Subsidiary maintains or to which First Colonial or any FCBC Subsidiary





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
contributes on behalf of current or former employees. Except as disclosed in the FCBC Disclosure Letter, all of the plans and programs listed in the FCBC Disclosure Letter (collectively, "FCBC Benefit Plans") comply with all applicable requirements of ERISA and all other applicable federal and state laws, including without limitation the reporting and disclosure requirements of
Part 1 of Title I of ERISA, except where the failure to so comply could not reasonably result in a FCBC Material Adverse Effect. Each of the FCBC Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for the determination of such qualification has been or will be filed by First Colonial with the IRS prior to the end of the applicable remedial amendment period under the Code and regulations thereunder, and to the best knowledge of First Colonial, there exist no circumstances which could reasonably be expected to adversely affect the qualified status of any such FCBC Benefit Plan under that section. Except as set forth in the FCBC Disclosure Letter, each FCBC Benefit Plan that is a defined benefit pension plan has assets with an aggregate value that exceeds the actuarially determined present value of its liability for accrued benefits as determined on the basis of the actuarial assumptions used for the most recent actuarial valuation of such Plan (which assumptions are set forth in the FCBC Reports and are reasonable), no such Plan has incurred an accumulated funding deficiency within the meaning of Section 412(a) of the Code, and no such Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA. Except as set forth in the FCBC Disclosure Letter, there is no pending or, to the knowledge of First Colonial, threatened litigation, governmental proceeding or investigation against or relating to any FCBC Benefit Plan, and to the knowledge of First Colonial there is no reasonable basis for any material proceedings, claims, actions or proceedings against any Plan. Except as set forth in the FCBC Disclosure Letter, no "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any FCBC Benefit Plan. No FCBC Benefit Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the Code) since the date on which said sections became applicable to such Plan which could reasonably result in a FCBC Material Adverse Effect. Neither First Colonial nor any FCBC Subsidiary has incurred any "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived, with respect to any Plan which could reasonably result in a FCBC Material Adverse Effect. All FCBC Benefit Plans that are group health plans, within the meaning of Section 4980B of the Code or Section 601 of ERISA, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable.

                 (b) First Colonial has delivered to Firstar copies of (i) each FCBC Benefit Plan, (ii) current summary plan descriptions of each FCBC Benefit Plan, (iii) each trust agreement, insurance policy or other instrument relating to the funding of any FCBC Benefit Plan, (iv) the three most recent Annual Reports (Form 5500 series) and accompanying schedules filed with the IRS or United States Department of Labor with respect to each FCBC Benefit Plan,
(v) the most recent determination letter issued by the IRS with respect to each FCBC Benefit Plan that is intended to qualify under Section 401 of the Code,
(vi) the most recent available financial statements for each FCBC Benefit Plan that has assets, (vii) the most recent actuarial report for any FCBC Benefit Plan that is a defined benefit pension plan, and if any such Plan was amended subsequent to the date of such report, information about the financial effects of such amendment and (viii) the most recent audited financial statements for each FCBC Benefit Plan for which audited financial statements are required by ERISA.

                 (c) With respect to any FCBC Benefit Plan that is an "eligible individual account plan" within the meaning of Section 407(d) (3) of ERISA (including without limitation any employee stock ownership plan described in Section 4975(e) (7) of the Code), (i) there have been no transactions involving the purchase or sale by the FCBC Benefit Plan of employer securities from or to a "disqualified person" (within the meaning of Section 4975 of the Code); and (ii) there has been no loan by any party to such FCBC Benefit Plan, whether or not any portion of such loan remains unpaid.

                 (d) The FCBC Disclosure Letter describes any obligation that First Colonial and/or any Subsidiaries of First Colonial has to provide health and welfare benefits to retirees and other former employees or their dependents (other than rights arising solely under Section 601 of ERISA or Section 4980B of the Code) including information as to the number of retirees, other former employees and dependents entitled to such coverage and their ages.

                 3.13. Insurance. First Colonial and each FCBC Subsidiary is presently insured, and during each of the past five calendar years First Colonial and, to the knowledge of First Colonial, each FCBC Subsidiary has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. First Colonial has delivered to Firstar correct and complete copies of all material policies of insurance of First Colonial and the FCBC Subsidiaries currently in effect. Neither First Colonial nor any FCBC Subsidiary has any material liability for unpaid premiums or premium adjustments not properly reflected on the FCBC Financial Statements, and no notice of cancellation or termination has been received by FCBC or any FCBC Subsidiary with respect to any material insurance policy currently in effect. To the knowledge of First Colonial, within the last five years, neither First Colonial nor any Subsidiary of First Colonial has been refused any insurance with respect to any assets or operations, nor has any coverage been limited in any material respect as to any assets or operations, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years.

                 3.14. Conduct of First Colonial to Date. Except as disclosed in FCBC Reports filed prior to the date of this Agreement or in the FCBC Disclosure Letter, and except as contemplated by this Agreement and the Plan of Merger, from and after January 1, 1994: (a) First Colonial and the FCBC Subsidiaries have carried on their respective businesses in the ordinary and usual course consistent with past practices; (b) First Colonial has not issued or sold any of its capital stock or made grants of its capital stock, or issued or sold any corporate debt securities which would be classified as long-term debt on the balance sheet of First Colonial; (c) First Colonial has not granted any option for the purchase of its capital stock, effected any stock split, or otherwise changed its capitalization; (d) First Colonial has not declared, set aside, or paid any dividend or other distribution in respect of its capital stock, except for regular quarterly cash dividends of $.15 per share of FCBC Class A Common Stock and $.125 per share of FCBC Class B Common Stock and regular quarterly cash dividends on shares of FCBC Series C Preference Stock as required by the FCBC Certificate, in each case with usual record and payment dates or, directly or indirectly, redeemed or otherwise acquired any of its capital stock; (e) First Colonial has not incurred any obligation or liability (absolute or contingent) material to First Colonial and the FCBC Subsidiaries taken as a whole, except normal trade or business obligations or liabilities incurred in the ordinary course of business, and neither First Colonial nor any FCBC Subsidiary has mortgaged, pledged, or subjected to any lien, claim, security interest, charge, encumbrance or restriction that is material to First Colonial and the FCBC Subsidiaries taken as a whole any of its assets or properties; (f) First Colonial has not discharged or satisfied any lien, mortgage, pledge, claim, security interest, charge, encumbrance, or restriction material to First Colonial and the FCBC Subsidiaries taken as a whole or paid any obligation or liability (absolute or contingent) material to First Colonial and the FCBC Subsidiaries taken as a whole, other than in the ordinary course of business; (g) First Colonial has not sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (h) neither First Colonial nor any FCBC Subsidiary has increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy; entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract; adopted, entered into, terminated, amended or modified any FCBC Benefit Plan in respect of any of present or former directors, officers or other employees; made any adjustment pursuant to Section 4(g) of the FCBC 1988 Stock Plan or Section IX.F. of the FCBC 1981 Stock Plan; or agreed to do any of the foregoing; (i) neither First Colonial nor any FCBC Subsidiary has suffered any material damage, destruction, or loss material to First Colonial and the FCBC Subsidiaries taken as a whole, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition or taking of property by any government or any agency of any government, flood, windstorm, embargo, riot, act of God or the enemy, or other similar or dissimilar casualty or event or otherwise, and whether or not covered by insurance; (j) neither First Colonial nor any FCBC Subsidiary has cancelled or compromised any debt to an extent exceeding $100,000 owed to First Colonial or any FCBC Subsidiary or claim to an extent exceeding $100,000 asserted by First Colonial or any FCBC Subsidiary; (k) neither First Colonial nor any FCBC Subsidiary has entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights material to First Colonial and the FCBC Subsidiaries taken as a whole or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights; (l) there has not been any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a FCBC Material Adverse Effect; and (m) there has not been any change in the method of accounting or accounting practices of First Colonial and or any of the FCBC Subsidiaries.

                 3.15. Material Adverse Change. Since December 31, 1993, there has been no material adverse change in the financial condition, results of operations or business of First Colonial and the FCBC Subsidiaries taken as a whole, other than any changes resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in the general level of interest rates, changes in economic, financial or market conditions affecting the banking industry generally in the regions in which First Colonial and the FCBC Subsidiaries operate or changes that may occur as a consequence of actions that First Colonial is expressly obligated to take under this Agreement.

                 3.16. Properties, Leases and Other Agreements. Except as may be reflected in the FCBC Financial Statements or the FCBC Disclosure Letter, for any lien for current taxes not yet delinquent, for pledges to secure deposits and for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value of personal or real property reflected in the FCBC Financial Statements or acquired since the date of such Statements and which do not materially interfere with or impair the present and continued use of such property, First Colonial and its Subsidiaries have good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances, to all of the personal and real property reflected in the FCBC Financial Statements, and all personal and real property acquired since the date of such Statements, except such personal and real property as has been disposed of in the ordinary course of business. The FCBC Disclosure Letter lists all acquisitions or dispositions of capital assets currently planned by First Colonial or any FCBC Subsidiary, other than individual transactions in the ordinary course of business and consistent with past practice and in no event with a value in excess of $250,000. To the best knowledge of First Colonial and its Subsidiaries, substantially all First Colonial's and each FCBC Subsidiary's buildings and equipment in regular use (including such buildings and equipment as are leased) have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted. First Colonial or the applicable FCBC Subsidiary, as lessee, has the right under valid and effective leases to occupy, use, possess or control, as applicable, all real property or other material property leased by First Colonial or any FCBC Subsidiary, qualified only by the written terms of such leases, true and correct copies of which First Colonial has delivered to Firstar. There is not, under any of such leases, any material existing default by First Colonial, its Subsidiaries or, to the best knowledge of First Colonial, any other party thereto, or any event with notice or lapse of time or both would constitute such a material default.

                 3.17. Opinion of Financial Advisor. First Colonial has received the opinion of Donaldson, Lufkin & Jenrette on the date hereof to the effect that, as of the date hereof, in the opinion of such firm, the consideration to be received in the Merger by First Colonial's stockholders is fair to First Colonial's stockholders from a financial point of view (the "Fairness Opinion").

                 3.18. Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of FCBC Common Stock are entitled to cast is the only vote of the holders of any class or series of First Colonial capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                 3.19. Accounting and Tax Matters. Neither First Colonial nor any of its affiliates has taken or agreed to take any action that would prevent Firstar from accounting for the business combination to be effected by the Merger as a pooling of interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

                 3.20. Dissenters' Rights. Shares of FCBC Class A Common Stock and FCBC Receipts are currently quoted on the Nasdaq National Market of the Nasdaq Stock Market. Assuming Firstar Common Stock is listed on the New York Stock Exchange and depositary receipts evidencing depositary shares representing an interest in the Firstar Preferred Stock ("Firstar Receipts") will be listed on the Nasdaq National Market or a national securities exchange (within the meaning of Section 262(b)(1) of the DGCL) upon official notice of issuance, holders of shares of FCBC Class A Common Stock and FCBC Series C Preference Stock will not be entitled to assert dissenters' rights granted under Section 262 of the DGCL.
                 3.21. Affiliates. The FCBC Disclosure Letter identifies persons who are now or may be "Affiliates" of First Colonial for purposes of Rule 145 under the Securities Act.

                 3.22. Regulatory Impediments. As of the date hereof, First Colonial is not aware of the existence of any factor that would materially delay or materially hinder the issuance of any of the required regulatory approvals necessary to consummate the Merger and the transactions contemplated hereby, other than any protests by any nongovernmental parties and information contained in the Firstar Disclosure Letter.

                 3.23. Full Disclosure. No statement contained in any document, certificate or any other writing furnished or to be furnished by or on behalf of First Colonial to Firstar in or pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances in which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF FIRSTAR AND SUB

                 Firstar and Sub, jointly and severally, represent and warrant to First Colonial as follows:

                 4.01. Organization, Standing and Power. Firstar is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Firstar and its Subsidiaries taken as a whole. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a material adverse effect on the business, operations or financial condition of Firstar and its Subsidiaries taken as a whole (a "Firstar Material Adverse Effect"). Each of Firstar and Sub is qualified to do business and is in good standing in each other state or foreign jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where the failure to be so qualified would have a Firstar Material Adverse Effect. Each of Firstar and Sub is registered as a bank holding company with the Federal Reserve Board under the BHC Act. Firstar has delivered to First Colonial true, accurate and complete copies of the currently effective Restated Articles of Incorporation and By-laws of Firstar, including all amendments thereto.

                 4.02. Firstar Subsidiaries. Except as set forth in the Firstar Disclosure Letter (which is a letter of even date herewith delivered by Firstar and Sub to First Colonial, the receipt thereof having been acknowledged by First Colonial executing a copy thereof), Firstar beneficially owns, directly or indirectly, all of the shares of the outstanding capital stock of Sub and each of the Subsidiaries listed in the Firstar Disclosure Letter (herein, including Sub, called collectively the "Firstar Subsidiaries" or individually a "Firstar Subsidiary"), which constitute Firstar's principal operating subsidiaries as of the date of this Agreement. No equity securities of any of the Firstar Subsidiaries are or may become required to be issued by reason of any option, warrants, calls, rights or agreements of any character whatsoever; there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of any Firstar Subsidiary; and there are no other contracts, commitments, understandings or arrangements by which any Firstar Subsidiary is bound to issue additional shares of its capital stock or options, warrants, calls, rights or agreements to purchase or acquire any additional shares of its capital stock. Except as provided for under any applicable banking statute and except as set forth in the Firstar Disclosure Letter, all of the shares of capital stock of each of the Firstar Subsidiaries owned by Firstar are fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law ("WBCL")) and are owned by it free and clear of any claim, lien, encumbrance or agreement with respect thereto. Each Firstar Subsidiary is a banking association or a corporation, in each case duly organized, validly existing and in good standing or in active status under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not have a Firstar Material Adverse Effect. Each Firstar Subsidiary that is a national bank is a member of the Federal Reserve System. The deposits of each Firstar Subsidiary that is a banking institution and accepts deposits are insured by the FDIC to the extent provided by law. Firstar has delivered to First Colonial true, accurate and complete copies of the currently effective Articles of Incorporation and By-laws of Sub. Except as set forth in the Firstar Disclosure Letter and except for securities held in its capacity as fiduciary, Firstar does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization. There are no obligations, contingent or otherwise, of Firstar or any Firstar Subsidiary material to Firstar and the Firstar Subsidiaries taken as a whole to repurchase, redeem or otherwise acquire any shares of capital stock of any Firstar Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Firstar Subsidiary or any other entity, other than pursuant to commercial loan arrangements and similar obligations arising in the ordinary course of the business of the Firstar Subsidiaries.

                 4.03. Capital Structure. As of the date hereof, the authorized capital stock of Firstar consists of 120,000,000 shares of Firstar Common Stock and 2,500,000 shares of preferred stock, par value $1.00. No shares of such preferred stock are issued and outstanding on the date hereof. Except as contemplated in the Merger Agreements, as set forth in the Firstar Disclosure Letter or as set forth in the most recent report of Firstar filed with the SEC on Form 10-K, there are, as of the date of the Merger Agreements, no outstanding options, warrants, calls, rights, commitments or agreements of any character whatsoever to which Firstar or any Firstar Subsidiary is a party or by which it is bound obligating Firstar or any Firstar Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of Firstar or of any Firstar Subsidiary or obligating Firstar or any Firstar Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. All outstanding shares of Firstar capital stock are, and the shares of Firstar Common Stock and Firstar Preferred Stock to be issued pursuant to or as specifically contemplated by the Merger Agreements when issued will be, validly issued, fully paid and nonassessable (except as provided in WBCL Section 180.0622(2)(b)) and not subject to preemptive rights. As of the date hereof, the authorized capital stock of Sub consists of 10,000 shares of common stock, $2.50 par value, 400 of which are validly issued, fully paid and nonassessable, and all such shares are owned by Firstar.

                 4.04. Authority. Firstar and Sub have all requisite corporate power and authority to enter into this Agreement, the Plan of Merger and the agreements contemplated by Section 5.15 and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Plan of Merger and the agreements contemplated by Section
5.15 and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Firstar and Sub. This Agreement and the Plan of Merger have been, and when executed and delivered by Firstar the agreements contemplated by Section 5.15 will be, duly executed and delivered by Firstar and/or Sub, and upon such execution and delivery each constitutes a valid and binding obligation of Firstar and/or Sub enforceable in accordance with its terms. The execution and delivery of this Agreement, the Plan of Merger and the agreements contemplated by Section 5.15 do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to any provision of the Restated Articles of Incorporation or By-laws of Firstar or any Firstar Subsidiary or, except as set forth in the Firstar Disclosure Letter or as contemplated by the next sentence hereof, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Firstar Benefit Plan (as defined in Section 4.12) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Firstar or any Firstar Subsidiary or their respective properties or assets which Violation would have a Firstar Material Adverse Effect. Other than in connection or in compliance with the provisions of the WBCL and the IBCA, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states, and consents, authorizations, approvals, notices or exemptions required under the BHC Act and from the Illinois Commissioner, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Firstar or any Firstar Subsidiary in connection with the execution and delivery of this Agreement and the Plan of Merger by Firstar or the consummation by Firstar of the transactions contemplated hereby and thereby, the failure to obtain which would have a Firstar Material Adverse Effect.

                 4.05. Firstar Financial Statements. The consolidated balance sheets of Firstar as of December 31, 1993 and 1992 and the related consolidated statements of income, consolidated statements of cash flows and consolidated statements of shareholders' equity for the three years in the period ended December 31, 1993, accompanied by the unqualified opinion of KPMG Peat Marwick, copies of which have been furnished by Firstar to First Colonial; the unaudited consolidated balance sheet of Firstar as of June 30, 1994 and the related consolidated statement of income, consolidated statement of cash flows and consolidated statement of shareholders' equity for the six months then ended, in the form prepared for Firstar's internal use, copies of which have been furnished by Firstar to First Colonial; and like financial information included in Forms 10-Q filed with the SEC subsequent to the Latest Statement Date (collectively, the "Firstar Financial Statements"), have been prepared in accordance with generally accepted accounting principles and practices as utilized in the Firstar Financial Statements applied on a consistent basis (except as may be indicated therein or in the notes thereto), and present fairly the consolidated financial condition of Firstar at the dates, and the consolidated results of operations and cash flows for the periods, stated therein. In the case of interim fiscal periods, all adjustments, consisting only of normal recurring items, which management of Firstar believes necessary for a fair presentation of such financial information, have been made, subject to year-end audit adjustments.

                 4.06. Reports. Since January 1, 1991, Firstar and the Firstar Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the SEC, including but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Federal Reserve Board, (iii) the Comptroller, (iv) the FDIC and (v) any applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to herein as the "Firstar Reports"). As of their respective dates, the Firstar Reports filed prior to the date hereof complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 4.07. Information Supplied. None of the information supplied by Firstar for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement will, at the date mailed to First Colonial stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the Illinois Office or any regulatory agency in connection with the transactions contemplated hereby will, at the time of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4, insofar as it relates to information other than that supplied by First Colonial, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                 4.08. Authorizations; Compliance with Applicable Laws. (a) Firstar and the Firstar Subsidiaries hold all authorizations, permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Firstar and the Firstar Subsidiaries taken as a whole (the "Firstar Permits"). Firstar and the Firstar Subsidiaries are in compliance with the terms of the Firstar Permits, except where the failure so to comply would not have a Firstar Material Adverse Effect. Except as disclosed in the Firstar Reports filed prior to the date of this Agreement, the businesses of Firstar and the Firstar Subsidiaries are not being conducted in violation of any Law, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Firstar Material Adverse Effect. Except as disclosed in the Firstar Reports filed prior to the date hereof or set forth in the Firstar Disclosure Letter, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Firstar or any of the Firstar Subsidiaries is pending or, to the knowledge of Firstar, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Firstar Material Adverse Effect.

                 (b) Without limiting the foregoing and except as disclosed in the Firstar Disclosure Letter, to the best knowledge of Firstar, Firstar and its Subsidiaries (i) have obtained all material permits, licenses and other authorizations which are required of Firstar and its Subsidiaries with respect to the operation of their respective businesses and all real estate currently owned, leased or otherwise possessed or controlled by Firstar or any Firstar Subsidiary, including, without limitation, properties held as a result of foreclosure or repossession and other properties carried on Firstar's books as "other real estate owned" (collectively, the "Firstar Property") under any Environmental Laws (such permits, licenses and authorizations being hereinafter referred to as "Firstar Environmental Permits") and (ii) are in compliance in all material respects with all terms and conditions of all Firstar Environmental Permits. Without limiting the foregoing, and except as set forth in the Firstar Disclosure Letter, to the best knowledge of Firstar, there are no past, present or known future events, conditions, circumstances, plans, errors or omissions that have occurred, are occurring or are reasonably expected to occur on or with respect to Firstar Property, or any other property as to which Firstar or any Firstar Subsidiary has held or currently holds ownership or indicia of ownership, including without limitation (A) the creation of any federal, state or common law nuisance, (B) the failure to comply with any Environmental Laws, or (C) the presence of any Toxic Substances, as a result of which events, conditions, circumstances, plans, errors or omissions Firstar or any Firstar Subsidiary is subject to or reasonably likely to incur liabilities, damages, penalties or removal, remediation or other costs that would have a Firstar Material Adverse Effect.

                 4.09. Litigation and Claims. Except as disclosed in the Firstar Reports filed prior to the date of this Agreement, in the Firstar Disclosure Letter or the most recent Firstar consolidated financial statements delivered by Firstar to First Colonial prior to the date of this Agreement: (a) neither Firstar nor any of the Firstar Subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any federal or state banking or insurance authority or, to their knowledge, other Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders of any bank regulatory authority, (b) there is no Proceeding against or affecting Firstar, any Subsidiary of Firstar or any directors, officers, employees or agents of Firstar or any Subsidiary of Firstar (in their respective capacities as directors, officers, employees or agents) pending or, to the knowledge of Firstar, threatened, which would, if adversely determined, have a Firstar Material Adverse Effect, (c) there is no Proceeding affecting Firstar, any Subsidiary of Firstar or any directors, officers, employees or agents of Firstar or any Subsidiary of Firstar (in their respective capacities as directors, officers, employees or agents) pending or, to the knowledge of Firstar, threatened, except for matters which in the aggregate will not have, and cannot reasonably be expected to have, a

Firstar Material Adverse Effect, and (d) there are no uncured material violations, or violations with respect to which material refunds or restitutions may be required, cited in any compliance report to Firstar or any Firstar Subsidiary as a result of the examination by any bank regulatory authority.

                 4.10. Taxes. Firstar and each of the Firstar Subsidiaries has filed all tax returns required to be filed by them since January 1, 1991 and has paid (or Firstar has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent consolidated financial statements contained in the Firstar Reports or otherwise delivered by Firstar to First Colonial reflect an adequate reserve for all taxes payable by Firstar and the Firstar Subsidiaries accrued through the date of such financial statements; provided, however, that the foregoing representation is made only to the best of Firstar's knowledge with respect to each Firstar Subsidiary that has been, directly or indirectly, acquired by Firstar subsequent to July 1, 1989. No material deficiencies for any taxes have been proposed, asserted or assessed against Firstar or any Firstar Subsidiary.

                 4.11. Certain Agreements. Except as disclosed in the Firstar Reports filed prior to the date of this Agreement, and except for this Agreement, as of the date of this Agreement, neither Firstar nor any Firstar Subsidiary is a party to any oral or written (i) agreement with any executive officer or other key employee of Firstar or any Firstar Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Firstar or any Firstar Subsidiary of the nature contemplated by this Agreement or (ii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in the Firstar Disclosure Schedule, neither Firstar nor any of the Firstar Subsidiaries is in Violation of any loan or credit agreement, note, mortgage, indenture or other agreement, obligation or instrument applicable to Firstar or any Firstar Subsidiary or their respective properties or assets, except for any such Violations that would not, individually or in the aggregate, have a Firstar Material Adverse Effect.

                 4.12. Benefit Plans. The Benefit Plans that Firstar or any Firstar Subsidiary maintains or to which Firstar or any Firstar Subsidiary contributes on behalf of current or former employees that are employee benefit plans (within the meaning of Section 3(3) of ERISA) (collectively, the "Firstar Benefit Plans") comply with all applicable requirements of ERISA and all other applicable federal and state laws, including without limitation the reporting and disclosure requirements of Part 1 of Title I of ERISA, except where the failure to so comply could not reasonably result in a Firstar Material Adverse Effect. Each of the Firstar Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for the determination of such qualification has been or will be filed by Firstar with the IRS prior to the end of the applicable remedial amendment period under the Code and regulations thereunder, and to the best knowledge of Firstar, there exist no circumstances which could reasonably be expected to adversely affect the qualified status of any such Firstar Benefit Plan under that section. Except as set forth in the Firstar Disclosure Letter, each Firstar Benefit Plan that is a defined benefit pension plan has assets with an aggregate value that exceeds the actuarially determined present value of its liability for accrued benefits as determined on the basis of the actuarial assumptions used for the most recent actuarial valuation of such Plan (which assumptions are set forth in the Firstar Reports and are reasonable), no such Plan has incurred an accumulated funding deficiency within the meaning of Section 412(a) of the Code, and no such Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA. Except as set forth in the Firstar Disclosure Letter, there is no pending or, to the knowledge of Firstar, threatened litigation, governmental proceeding or investigation against or relating to any Firstar Benefit Plan, and to the knowledge of Firstar there is no reasonable basis for any material proceedings, claims, actions or proceedings against any Plan. Except as set forth in the Firstar Disclosure Letter, no "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Firstar Benefit Plan. No Firstar Benefit Plan has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the Code) since the date on which said sections became applicable to such Plan which could reasonably result in a Firstar Material Adverse Effect. Neither Firstar nor any Firstar Subsidiary has incurred any "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived, with respect to any Plan which could reasonably result in a Firstar Material Adverse Effect. All Firstar Benefit Plans that are group health plans, within the meaning of
Section 4980B of the Code or Section 601 of ERISA, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable.

                 4.13. Absence of Certain Changes or Events. Except as disclosed in the Firstar Reports filed prior to the date of this Agreement or in the Firstar Disclosure Letter, and except as contemplated by this Agreement and the Plan of Merger, from and after January 1, 1994 and to the date of this
Agreement: (a) Firstar and the Firstar Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practice, (b) Firstar has not declared, set aside or paid any dividend or other distribution in respect to any of Firstar's capital stock, except for regular quarterly cash dividends not exceeding $.30 per share on Firstar Common Stock with usual record and payment dates for such dividends, (c) there has not been any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having or which, insofar as reasonably can be foreseen, in the future is reasonably likely to have, a Firstar Material Adverse Effect and (d) there has not been any material change in the method of accounting or accounting practices of Firstar and the Firstar Subsidiaries.

                 4.14. Properties, Leases and Other Agreements. Except as may be reflected in the Firstar Financial Statements, for any lien for current taxes not yet delinquent, for pledges to secure deposits and for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title which do not materially affect the value of personal or real property reflected in the Firstar Financial Statements or acquired since the date of such Statements and which do not materially interfere with or impair the present and continued use of such property, Firstar and the Firstar Subsidiaries have good title, free and clear of any liens, security interests, claims, charges, options or other encumbrances to all of the personal and real property reflected in the Firstar Financial Statements, and all personal and real property acquired since the date of such Statements, except such personal and real property as has been disposed of in the ordinary course of business. All leases material to Firstar and the Firstar Subsidiaries pursuant to which Firstar or any of the Firstar Subsidiaries, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any of such leases, any material existing default by Firstar, any of the Firstar Subsidiaries or, to the best knowledge of Firstar, any other party thereto, or any event with notice or lapse of time or both would constitute such a material default.

                 4.15. Accounting and Tax Matters. Neither Firstar nor any of its affiliates has through the date hereof taken or agreed to take any action that would prevent Firstar from accounting for the business combination to be effected by the Merger as a pooling of interests or would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

                 4.16. Material Adverse Change. Since December 31, 1993, except as disclosed in the Firstar Disclosure Letter, there has been no material adverse change in the financial condition, results of operations or business of Firstar and the Firstar Subsidiaries taken as a whole, other than any changes resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in the general level of interest rates or changes in economic, financial or market conditions affecting the banking industry generally in the regions in which Firstar and the Firstar Subsidiaries operate.

                 4.17. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by or on behalf of Firstar to First Colonial in or pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances in which it was made, in order to make the statements herein or therein not misleading.

                 4.18. Regulatory Impediments. As of the date hereof, except as set forth in the Firstar Disclosure Letter, Firstar is not aware of the existence of any factor that would materially delay or materially hinder issuance of any of the required regulatory approvals necessary to consummate the Merger and the transactions contemplated hereby, other than any protests by any nongovernmental parties.

                                   ARTICLE V
                          COVENANTS OF FIRST COLONIAL

                 5.01. Affirmative Covenants. First Colonial hereby covenants and agrees with Firstar that prior to the Effective Time, unless the prior written consent of Firstar shall have been obtained and except as otherwise contemplated herein, it will and it will cause its respective Subsidiaries to:

                 (a) operate its business only in the usual, regular and ordinary course consistent with past practices;

                 (b) use its best efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees (except that it shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and maintain its relationships with customers;

                 (c) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear;

                 (d) keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

                 (e) perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

                 (f) comply with and perform in all material respects all obligations and duties imposed upon it by all Laws; and

                 (g) notify Firstar immediately by telephone, and thereafter promptly confirm in writing, if any of the matters described in
Section 5.02(f) occurs, whether as a result of action by First Colonial, any FCBC Subsidiaries or any Representatives (as defined therein) of First Colonial, or if any person makes any offer or other proposal concerning a Competing Transaction (as defined in Section 5.02(f)); such notice shall include the name of any person other than First Colonial, a FCBC Subsidiary and their Representatives involved in such matter and, after receipt of any written offer or proposal from such person, a copy of any written offers, proposals, agreements or other documents with respect to such offer or proposal; as of the date of this Agreement, First Colonial hereby represents and warrants that neither it nor any FCBC Subsidiary, nor any of its or their Representatives, are, directly or indirectly, soliciting, initiating or engaged in any discussions or other negotiations with, or providing any information to, any third party concerning any possible proposal regarding a Competing Transaction.

                 5.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, First Colonial shall not do, or permit any of its Subsidiaries to do, without the prior written consent of Firstar (which consent shall not be unreasonably withheld) any of the following:

                 (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice;

                 (b)(i) grant any general increase in compensation to its employees as a class, or to its officers or directors, except in accordance with past practice or as required by law, or increases which are not material,
(ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) which would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any FCBC Benefit Plan (except as may be required by applicable law), make any adjustments pursuant to Section 4(g) of the FCBC 1988 Stock Plan or Section IX.F. of the FCBC 1981 Stock Plan or similar sections of the William Stock Plan or the Mary Stock Plan or make any grants pursuant to such Stock Plans or (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers, except as expressly permitted hereunder or under the letter contemplated by Section 6.11;

                 (c)(i) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for
(A) regular quarterly cash dividends on the FCBC Class A Common Stock at a rate not in excess of $.15 per share, regular quarterly cash dividends on the FCBC Class B Common Stock at a rate not in excess of $.125 per share and regularly quarterly cash dividends on the FCBC Series C Preference Stock as required by the FCBC Certificate, in each case with usual record and payment dates for such dividends and (B) dividends by a wholly-owned Subsidiary of First Colonial; provided, however, that First Colonial shall be entitled to increase the rate of regular quarterly cash dividends on the FCBC Class A Common Stock and on the FCBC Class B Common Stock, effective with the fourth regular quarterly cash dividend payable after the increase in the dividend rate effected in 1994, so long as the rate of increase does not exceed the rate of increase effected in 1994 with respect to FCBC Class A Common Stock and the FCBC Class B Common Stock, respectively;

                 (ii) except as hereinbelow provided, declare or pay any dividends or make any distributions in any amount on FCBC Common Stock in the quarter in which the Effective Time shall occur and in which the stockholders of FCBC Common Stock are entitled to receive dividends on the shares of Firstar Common Stock into which the shares of FCBC Common Stock have been converted; it is the intent of this clause (ii) to provide that the holders of FCBC Common Stock will receive either the payment of cash dividends on their shares of FCBC Common Stock or the payment of cash dividends as the holders of shares of Firstar Common Stock received in exchange for the shares of FCBC Common Stock for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as shareholders of FCBC Common Stock and the payment of a cash dividend as the holders of the shares of Firstar Common Stock received in exchange for the shares of FCBC Common Stock; and if First Colonial does not declare and pay cash dividends in a particular calendar quarter because of First Colonial's reasonable expectation that the Effective Time was to have occurred in such calendar quarter wherein the holders of FCBC Common Stock would have become entitled to receive cash dividends for such calendar quarter on the shares of Firstar Common Stock to have been exchanged for the shares of FCBC Common Stock, and the Effective Time does not in fact occur in such calendar quarter, then, as a result thereof, First Colonial shall be entitled to declare and pay a cash dividend (within the limitations of this Section 5.02) on such shares of FCBC Common Stock for such calendar quarter by the declaration and payment of such cash dividends as soon as reasonably practicable;

                 (d)(i) except as provided in Section 5.06, redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations, other than conversions at the option of the holder of FCBC Series C Preference Stock or shares of FCBC Class B Common Stock in accordance with the FCBC Certificate;
(ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                 (e) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than (i) the issuance of FCBC Class A Common Stock upon the conversion of FCBC Series C Preference Stock or FCBC Class B Common Stock or pursuant to the FCBC 1981 Stock Plan, the FCBC 1981 Stock Plan, the William Stock Plan or the Mary Stock Plan, in each case in accordance with their present terms, (ii) issuances of FCBC Class B Common Stock pursuant to the Mandatory Stock Purchase Agreements in accordance with their present terms, and (iii) issuances by a wholly-owned Subsidiary of its capital stock to its parent;

                 (f) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor (including the firm named in Section 3.17), attorney, accountant or other representative retained by it or any of the FCBC Subsidiaries ("Representatives") to take any such action, provided, however, that nothing contained in this subsection (f) shall prohibit the Board of Directors of First Colonial from (1) taking any such action or permitting any of its Representatives to take any such action if (i) the Board of Directors of First Colonial is required to take such action to comply with its fiduciary duties to stockholders imposed by law and such Board of Directors receives an opinion of counsel confirming such requirement prior to taking or permitting the action and (ii) prior to furnishing any information to any person, First Colonial receives from the person an executed confidentiality agreement in reasonably customary form or (2) complying with Rules 14d-2 and 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; for purposes of this Agreement, "Competing Transaction" shall mean any of the following involving First Colonial or any of the FCBC Subsidiaries: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of a substantial portion of assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock); a tender offer or exchange offer for at least 10% of the outstanding shares of FCBC Class A Common Stock, FCBC Class B Common Stock or FCBC Series C Preference Stock; a solicitation of proxies in opposition to approval of the Merger by First Colonial's stockholders; or a public announcement of a bona fide proposal, plan or intention to do any of the foregoing;

                 (g) propose or adopt any amendments to its corporate charter or by-laws in any way adverse to Firstar;

                 (h) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

                 (i) except in their fiduciary capacities, purchase any shares of Firstar Common Stock;

                 (j) change any of its methods of accounting in effect at December 31, 1993, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1993, except as may be required by law or generally accepted accounting principles;

                 (k)      take action which would or is reasonably likely to
(i) adversely affect the ability of either of Firstar or First Colonial to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect First Colonial's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VIII not being satisfied or in a violation of any provision of the agreements contemplated by Section 5.15;

                 (l) change the lending, investment, liability management and other material policies concerning the banking business of First Colonial and the FCBC Subsidiaries, unless required by Law or order or unless such change does not cause a FCBC Material Adverse Effect; or

                 (m) agree in writing or otherwise to do any of the foregoing.

                 5.03. Letter of First Colonial's Accountants. At the request of Firstar, First Colonial shall use its best efforts to cause to be delivered to Firstar "cold comfort" letters of KPMG Peat Marwick, First Colonial's independent public accountants, dated the date on which the S-4 shall become effective and the Effective Time, respectively, and addressed to Firstar, reasonably customary in form, scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 and transactions such as those contemplated by the Merger Agreements.





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
                 5.04. Access and Information. (a) Upon reasonable notice, First Colonial shall (and shall cause its Subsidiaries to) afford to Firstar's officers, employees, accountants, counsel and other representatives, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. During such period, First Colonial will cause one or more of its representatives to confer on a regular and frequent basis with representatives of Firstar, to report on the general status of its ongoing operations and to consult as to the making of any decisions or the taking of any actions in matters other than in the ordinary course of business. During such period, First Colonial shall (and shall cause each of its Subsidiaries to) furnish promptly to Firstar (i) a copy of each FCBC Report filed or received by it during such period pursuant to the requirements of federal securities laws, the BHC Act and any other federal or state banking laws promptly after such documents are available, (ii) the monthly financial statements of First Colonial and the FCBC Subsidiaries (as prepared by First Colonial in accordance with its normal accounting procedures) promptly after such financial statements are available, (iii) a summary of any action taken by the Board of Directors, or any committee thereof, of First Colonial, (iv) the reports of management of First Colonial and each of the Subsidiaries of First Colonial customarily provided to their respective Boards of Directors, and (v) all other information concerning its business, properties and personnel as Firstar may reasonably request.

                 (b) From the date hereof through the Effective Time, First Colonial shall (and shall cause its Subsidiaries to) inform Firstar of the date, time and location of each meeting of each of the Boards of Directors of First Colonial and the FCBC Subsidiaries and each meeting of the senior credit committee or similar committee of First Colonial and each of the FCBC Subsidiaries and permit Firstar to have at least two representatives of Firstar attend the regular business portion of such meetings. Firstar's representatives shall not participate in such meetings other than as observers, shall not be entitled to vote and shall not be counted as an attendee for purposes of determining the existence of a quorum, but First Colonial shall insure that such representatives receive all information given by First Colonial, any FCBC Subsidiary or their respective agents to the members of such Boards of Directors or committees.

                 5.05.    Update Disclosure; Breaches.

                 (a) From and after the date hereof until the Effective Time, First Colonial shall update the FCBC Disclosure Letter on a monthly basis by notice to Firstar to reflect any matters which have occurred from and after the date hereof which, if existing on the date hereof, would have been required to be described therein; provided, however, that no such update shall affect the conditions to the obligation of Firstar and Sub to consummate the transactions contemplated hereby, and any and all changes contained in any such update shall be considered in determining whether such conditions have been satisfied.

                 (b) First Colonial shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach of any of its representations or agreements contained or referred to herein, which has a FCBC Material Adverse Effect or which would cause any of the conditions to the obligations of any party set forth in Article VIII not to be satisfied, give prompt written notice thereof to Firstar and use its best efforts to prevent or promptly remedy the same.

                 5.06. Affiliates; Accounting and Tax Treatment; Stock Repurchases. Within 15 days after the date of this Agreement, (a) First Colonial shall deliver to Firstar a listing of the persons who are then "Affiliates" of First Colonial for purposes of Rule 145 under the Securities Act, which shall constitute a representation and warranty of First Colonial to that effect, (b) First Colonial shall advise the persons identified in such listing of the resale restrictions imposed by applicable securities laws and (c) FCBC shall use its best efforts to obtain from each such person a written agreement, substantially in the form attached as Exhibit 5.06 hereto. First Colonial shall cause any person who becomes an affiliate of First Colonial after the date hereof, and on or prior to the Closing Date, to deliver to Firstar a written agreement substantially in the form attached as Exhibit 5.06 hereto as soon as practicable after attaining such status and advise such person of the restrictions imposed by applicable securities laws upon the resale of Firstar Common Stock and Firstar Preferred Stock delivered pursuant to the Merger. First Colonial will use its best efforts to cause the Merger to qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization under Section 368(a)(1)(A) of the Code. Prior to the Closing, First Colonial shall use its best efforts to repurchase FCBC Common Stock in amounts sufficient to satisfy reasonably anticipated future issuances of shares of FCBC Common Stock prior to the Effective Time upon the conversion of FCBC Series C Preference Stock, upon the exercise of FCBC Stock Options or pursuant to the Mandatory Stock Purchase Agreements, which repurchases will be made, and First Colonial shall be required to make such repurchases only to the extent that they are made, (a) in compliance with applicable law, (b) in a manner that will not adversely affect the ability of the Merger to qualify for such accounting and tax treatment and (c) in a manner that will not result in First Colonial having "tainted" stock for purposes of pooling-of-interests accounting treatment in connection with the Merger. As soon as practicable after the date hereof, First Colonial shall use its best efforts to obtain any consents necessary to enable it to make such repurchases of FCBC Common Stock.

                 5.07. Dissent Process. First Colonial will give to Firstar prompt notice of its receipt of any written notice relating to the exercise of dissenters' rights granted under Section 262 of the DGCL including the name of the dissenting stockholder and the number of shares of FCBC Class B Common Stock or (if dissenters' rights are available for FCBC Series C Preference Stock) FCBC Series C Preference Stock to which the dissent relates. Firstar will have the right to participate in all negotiations and proceedings with First Colonial stockholders relating to any such notice or the exercise of such rights, and except as required by law, First Colonial will not make any payment with respect to, or settle or offer to settle, any dissent demands without the prior written consent of Firstar.

                 5.08.    Expenses.

                 (a) First Colonial hereby agrees that (x) if this Agreement or the transactions contemplated hereby are terminated, other than pursuant to (A) a termination by First Colonial pursuant to Section 10.01(a)(ii) or Section 10.01(a)(vi), (B) a termination by either party pursuant to Section 10.01(a)(iii) or Section 10.01(a)(iv), (C) a termination by mutual consent pursuant to Section 10.01(a)(i), (D) a termination by Firstar pursuant to Section 10.02 or (E) a termination pursuant to Section 10.01(a)(v) in which (i) the denial has been issued by the Board of Governors of the Federal Reserve System or the Illinois Commissioner, (ii) the reasons for such denial do not include a reason attributable to or relating to actions taken by First Colonial or any of its Subsidiaries, or attributable to the business or operations of First Colonial or any of its Subsidiaries, and (iii) at the time of such termination, a Competing Transaction shall not have occurred, or (y) if this Agreement or the transactions contemplated hereby are terminated and a Trigger Event (as defined below) has occurred, then First Colonial shall promptly (and in any event within two days after such termination) pay Firstar all Expenses (as defined below) of Firstar, but not to exceed $2.0 million.

                 (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by it or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                 (c) Except as otherwise provided herein, all Expenses incurred by Firstar (or Sub) and First Colonial in connection with or related to the authorization, preparation and execution of this Agreement and the Plan of Merger, the solicitation of stockholder approval and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same, except that the parties shall share equally in the expense of printing the S-4 and Proxy Statement and the expense of all SEC and other regulatory filing fees incurred in connection herewith.

                 5.09. Delivery of Stockholder List. First Colonial shall arrange to have its transfer agent deliver to Firstar or its designee, immediately prior to the Closing Date, a true and complete list setting forth the names and addresses of the First Colonial stockholders (including holders of FCBC Receipts). From time to time prior to the Closing Date, First Colonial shall deliver to Firstar such information as Firstar may request regarding the holdings of stock of persons who may be affiliates of First Colonial and such other stockholder information as Firstar may reasonably request.

                 5.10. Audited Financial Statements. First Colonial shall use reasonable efforts to cause its independent public accountants to deliver to Firstar, by January 31, 1995, an audited consolidated financial report of First Colonial as of and for the period ended December 31, 1994, and to make available to Firstar and its independent public accountants for their review the working papers of First Colonial's independent public accountants prepared in connection with such audit prior to and after January 31, 1995.

                 5.11. Bank-Level Transactions. First Colonial will, and will cause FCBC Subsidiaries to, cooperate with Firstar and Sub in the preparation by Firstar or Sub of applications to the Federal Reserve Board, the Comptroller, the Illinois Commissioner and other appropriate regulatory authorities to effect, contingent on and as soon as reasonably practicable after consummation of the Merger, the transfer of certain FCBC Subsidiary assets and liabilities to and/or the merger of FCBC Subsidiaries with one or more Subsidiaries of Firstar or Sub; provided, however, that Firstar shall bear any Expenses incurred by First Colonial and the FCBC Subsidiaries pursuant to this Section 5.11.

                 5.12. Sale of Certain Assets. From time to time prior to the Effective Time, upon the reasonable request of Firstar, First Colonial shall cause its Subsidiaries to sell such financial instruments as Firstar may identify.

                 5.13. Allowance for Loan Losses. Immediately prior to the Effective Time, and contingent upon the Effective Time, First Colonial's consolidated allowance for loan losses after all anticipated loan losses have been charged off shall not be less than an amount requested by Firstar.

                 5.14. Stockholder Meeting. (a) First Colonial shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the Merger Agreements and related matters and deliver notice of such meeting, as part of the Proxy Statement, to First Colonial stockholders (including holders of FCBC Receipts) in accordance with applicable law, the FCBC Certificate and the FCBC Deposit Agreement. First Colonial shall coordinate and cooperate with Firstar with respect to the timing of such meeting and shall use its best efforts to hold such meeting as soon as practicable after the date hereof, but in no event later than the latest of (i) December 1, 1994, (ii) thirty-five days after the S-4 becomes effective under the Securities Act and (iii) thirty-five days after Firstar's rights to terminate this Agreement under Section 10.03 have terminated. First Colonial shall not, at such stockholders' meeting, submit any other matter for approval of its stockholders (except with the prior written consent of Firstar).

                 (b)      First Colonial will, through its Board of Directors,
(i) unanimously recommend to its stockholders approval of such matters, (ii) not withdraw, modify or amend such recommendations, and (iii) use its best efforts to obtain such stockholder approval; provided, however, that nothing contained in this sentence shall prohibit the Board of Directors of First Colonial from failing to recommend such approval or withdrawing, modifying or amending its recommendation if (A) the Board of Directors of First Colonial is required to take such action to comply with its fiduciary duties to stockholders imposed by law as a result of the receipt of such Board of Directors of a bona fide proposal from a third party not affiliated with First Colonial to acquire control of First Colonial or substantially all of the assets of First Colonial (whether by means of a tender offer, exchange offer, merger, sale of assets or other transaction) after the date hereof (a "Competing Proposal"), (B) the Board of Directors of First Colonial obtains an opinion of counsel confirming such requirement prior to taking such action, and
(C) the Board of Directors of First Colonial takes such action as is necessary to allow the stockholders of First Colonial to vote upon the Merger Agreements in accordance with the DGCL.

                 5.15. Certain Agreements. Within 15 days after the date of this Agreement, First Colonial shall cause each of the holders of Subordinated Notes and obligors under the Mandatory Stock Purchase Agreements to duly execute and deliver to Firstar a written agreement with First Colonial and Firstar in the form attached hereto as Exhibit 5.15 pursuant to which, as of the Effective Time, each of the then outstanding Mandatory Stock Purchase Agreements shall thereafter represent the right and obligation to purchase shares of Firstar Common Stock rather than shares of FCBC Class B Common Stock and Firstar will assume the obligations of First Colonial under the then outstanding Subordinated Notes.

                 5.16.    Environmental Matters.

                 (a) Phase I. Firstar shall engage a mutually acceptable environmental consultant to conduct a preliminary ("Phase I") environmental assessment of customary scope of each of the parcels of FCBC Property, other than residential real property. Firstar and First Colonial will use reasonable efforts to agree upon the consultant within five business days after the date hereof, and Firstar will engage such consultant as soon as practicable after such agreement. The fees and expenses of the consultant with respect to the Phase I assessments shall be shared equally by Firstar and First Colonial. The consultant shall complete and deliver the Phase I assessments not later than 55 days after the date the consultant for the Phase I assessments is chosen. If any environmental conditions are found, suspected, or would tend to be indicated by the report of the consultant which, if known by First Colonial to be existing on the date hereof, may be contrary to the representations and warranties set forth in Section 3.08(b), then the parties shall obtain from one or more mutually acceptable consultants or contractors, as appropriate, recommendations as to any further environmental investigation, sampling, analysis, remediation, or other follow-up work that may be necessary to address those conditions in a manner sufficient to obtain a "no further action letter" or similar letter from state environmental authorities and estimates of the cost thereof.

                 (b) Mutual Agreement. Upon receipt of the estimates of the costs of all follow-up work to the Phase I assessments or any subsequent investigation phases that may be conducted, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All work plans for any post-Phase I assessments or remediation, and any removal or remediation actions that may be performed, shall be mutually satisfactory to Firstar and First Colonial, except that (i) Firstar shall be entitled to cause to be performed such "Phase II" assessments as Firstar shall reasonably request, in each case having a scope reasonable under the circumstances, taking into account among other things the recommendations set forth in the Phase I assessments and (ii) First Colonial shall bear the costs of any measures taken under this Section 5.16 other than as provided in subsection (a). Firstar and First Colonial shall thereafter cooperate in the review, approval, and implementation of all work plans. If the work plans or removal or remediation actions with respect to all FCBC Property would entail an aggregate cost to complete that would be reasonably likely to exceed $3,000,000 in the aggregate, Firstar and First Colonial shall discuss a mutually acceptable modification to this Agreement under the standards of fair dealing and objective good faith.

                 (c) Termination Right. If (i) the parties are unable to agree upon a course of action for further investigation and remediation of all environmental conditions and/or issues raised by environmental assessments with respect to all FCBC Property and/or a mutually acceptable modification of this Agreement within 85 days after the consultant for the Phase I assessments is chosen and (ii) the conditions and/or issues are not such that it can be determined to a reasonable degree of certainty within such 85-day period, based upon information then available to Firstar and First Colonial, that the risk and expense to which Firstar and its subsidiaries would be subject as the owner and/or operator of the FCBC Property involved can be quantified and limited to an amount that would not be reasonably likely to exceed $3,000,000 in the aggregate (including costs incurred by First Colonial or any FCBC Subsidiary prior to the Effective Time), then Firstar may terminate this Agreement pursuant to Section 10.02.

                 (d) Cooperation. The specified time limitations on the rights of Firstar under this Section 5.16 and under Section 10.02 shall be conditioned upon the prompt and full cooperation of First Colonial and its representatives in connection with the matters herein involving the choice of mutually acceptable environmental consultants or contractors.

                 (e) Other Action. During the period prior to the Effective Time, First Colonial shall cause each FCBC Subsidiary that proposes to acquire ownership or possession of any real property, through foreclosure or repossession or otherwise, to conduct a Phase I environmental assessment of such real property and any further environmental investigation, sampling or analysis reasonably required to ensure that such FCBC Subsidiary shall not acquire ownership or possession of any real property that is reasonably likely to cause the FCBC Subsidiary to be subject to or incur any liabilities, damages, penalties or removal, remediation or other costs as a result of its ownership or control of the property that will exceed the value of the property.

                                   ARTICLE VI
                          COVENANTS OF FIRSTAR AND SUB

                 6.01. Affirmative Covenants. Firstar hereby covenants and agrees with First Colonial that prior to the Effective Time, unless the prior written consent of First Colonial shall have been obtained (which consent shall not be unreasonably withheld) and except as otherwise contemplated herein, it will:

                 (a) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in the Firstar Financial Statements applied on a consistent basis, except as may be required to implement changes in generally accepted accounting principles; and

                 (b) conduct its business in a manner that does not violate any Law, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Firstar Material Adverse Effect.

                 6.02. Negative Covenants. Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, Firstar shall not do, or agree or commit to do, or permit any of its Subsidiaries to do, without the prior written consent of First Colonial (which shall not be unreasonably withheld) any of the following:

                 (a) propose or adopt any amendments to its corporate charter or by-laws in any way adverse to First Colonial; provided, however, that any amendment to the bylaws of Firstar to increase the size of its Board of Directors shall not be deemed adverse to First Colonial and any amendment to the Restated Articles of Incorporation of Firstar effected solely by action of the Board of Directors of Firstar shall not be deemed adverse to First Colonial;

                 (b)      take action which would or is reasonably likely to
(i) adversely affect the ability of either of Firstar or First Colonial to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect Firstar's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Merger set forth in Article VIII not being satisfied; or

                 (c) agree in writing or otherwise to do any of the foregoing.

                 6.03. Rights Plan. Nothing herein shall be deemed to prohibit Firstar from (a) redeeming the Rights or (b) if the Rights are so redeemed, entering into a new rights agreement similar to the Rights Agreement which shall take effect immediately following the Effective Time.

                 6.04. Access and Information. For no more than fifteen days in total after the date hereof and prior to the Closing Date, upon reasonable notice, Firstar shall (and shall cause each of its respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of First Colonial, access, during normal business hours to all its properties, books, contracts, commitments and records. During the period prior to the Effective Time, Firstar shall (and shall cause each of its respective Subsidiaries to) furnish promptly to First Colonial (i) a copy of each Firstar Report filed by it during such period pursuant to the requirements of federal securities laws promptly after such documents are available and (ii) all other information concerning its business, properties and personnel as First Colonial may reasonably request.

                 6.05. Breaches. Firstar shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, which has a Firstar Material Adverse Effect or which would cause any of the conditions to the obligations of any party set forth in Article VIII not to be satisfied, give prompt written notice thereof to First Colonial and use its best efforts to prevent or promptly remedy the same.

                 6.06. Stock Exchange Listing. Firstar shall use its best efforts to cause the shares of Firstar Common Stock to be issued in the Merger, pursuant to the Firstar Stock Options and under the Mandatory Stock Purchase Agreements to be approved for listing on the New York Stock Exchange ("NYSE"), subject to official notice of issuance, prior to the Closing Date. Firstar shall use all reasonable efforts to cause the Firstar Receipts to be approved, prior to the mailing of the Proxy Statement, for listing on the Nasdaq National Market or a national securities exchange (within the meaning of Section 262(b)(1) of the DGCL), subject to official notice of issuance.

                 6.07. Firstar Board. Promptly after the Effective Time, Firstar shall cause the number of directors on its Board of Directors to be increased by one and the vacancy thus created to be filled by the election of
C. Paul Johnson.

                 6.08.    Indemnification.

                 (a) From and after the Effective Time, Firstar shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of First Colonial or any of the FCBC Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of First Colonial or any FCBC Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors and officers, as the case may be (and Firstar will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 8.05(a) of the Bylaws of Firstar). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Firstar; (ii) after the Effective Time, Firstar shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, Firstar will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that Firstar shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.08, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Firstar (but the failure so to notify Firstar shall not relieve it from any liability which it may have under this Section 6.08 except to the extent such failure prejudices such party), and shall deliver to Firstar the undertaking contemplated by
Section 8.05(a) of the Bylaws of Firstar. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                 (b) Notwithstanding subsection (a) of this Section 6.08, Firstar shall ensure that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties and employees of First Colonial and each FCBC Subsidiary as provided in First Colonial's Certificate of Incorporation and By-laws or similar governing documents of any of its Subsidiaries, as in effect as of the date hereof, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect, without any amendment to such rights, for a period of five (5) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. From and after the Effective Time, Firstar will maintain or cause Sub to maintain First Colonial's current insurance policy for directors' and officers' liabilities or an equivalent policy having terms and conditions no less favorable than those in effect on the date of this Agreement for all present and former directors and officers of First Colonial who are covered by such current insurance policy; provided, however, that Firstar's obligation under this subsection (b) shall be completely satisfied at such time as Firstar and/or Sub shall have satisfied either of the following conditions:
(i) Firstar or Sub shall have maintained an insurance policy in accordance with this subsection for a period of three years from and after the Effective Time or (ii) Firstar and Sub shall have incurred aggregate costs to maintain insurance in accordance with this subsection equal to $250,000.

                 (c) The provisions of this Section 6.08 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                 6.09. Accounting and Tax Treatment. Firstar and Sub will use their best efforts to cause the Merger to qualify (i) for pooling-of-interests accounting treatment and (ii) as a reorganization under
Section 368(a)(1)(A) of the Code.

                 6.10. Regulatory Filings. Firstar will (a) proceed as expeditiously as possible to prepare any and all necessary regulatory applications, notices and requests for waivers for submission to the Federal Reserve Board, the Illinois Commissioner and any other regulatory agency to obtain such approvals as may be necessary to facilitate the Merger, (b) no later than sixty (60) days from the date hereof, submit for filing all such applications, notices or requests for waivers and (c) provide First Colonial and its counsel with an opportunity to review the portions of drafts of all such applications that contain information regarding First Colonial and all nonconfidential portions and to comment on such portions. The obligation of Firstar to submit applications, notices or requests referred to in this Section
6.10 within the specified time limit shall be conditioned upon the prompt and full cooperation of First Colonial and its representatives in providing information with regard to First Colonial and the FCBC Subsidiaries required therein and in commenting upon the drafts provided First Colonial and its counsel. Firstar will provide First Colonial and its counsel with copies of the public portions of all such applications as filed, together with nonconfidential portions of correspondence to or from the Federal Reserve Board and Illinois Commissioner with respect thereto.

                 6.11. Employee Benefits. Effective as of and after the Effective Time, Firstar will comply with its agreements to provide employee benefits set forth in the letter of even date herewith between Jon H. Stowe and
C. Paul Johnson.

                 6.12. Form S-8 Registration Statement for Firstar Stock Options. On or prior to the Effective Time, Firstar shall cause to be prepared and filed with the SEC, and to have become effective, a Registration Statement on Form S-8 relating to the shares of Firstar Common Stock that may be issued under the Firstar Stock Options after the Effective Time.

                 6.13. Post-Merger Financial Statements. Not later than 150 days after the Effective Date, Firstar will publish financial results covering at least 30 days of combined operations of the parties to the Merger within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

                 6.14. Notice of Anticipated Breach or Failure of Condition. Firstar shall, in the event it becomes aware of any event or condition which would cause or constitute a material breach of any of First Colonial's representations or agreements contained or referred to herein, or which would cause any of the conditions to the obligations of Firstar set forth in Article VIII not to be satisfied, use its best efforts to give prompt written notice thereof to First Colonial; provided, however, that the rights and obligations of Firstar and First Colonial hereunder shall not be affected by Firstar's failure to give such notice or delay in giving such notice.

                 6.15 Expenses. Firstar agrees that if this Agreement or the transactions contemplated hereby are terminated by First Colonial pursuant to Section 10.01(a)(ii), Firstar shall promptly (and in any event within two days after such termination) pay First Colonial all Expenses of First Colonial, but not to exceed $2.0 million.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

                 7.01. Preparation of S-4 and the Proxy Statement. First Colonial shall promptly prepare and file with the SEC the Proxy Statement, and Firstar shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Firstar and First Colonial shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Firstar shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Firstar Common Stock and Firstar Preferred Stock in the Merger, and First Colonial shall furnish all information concerning First Colonial, the holders of FCBC Common Stock and the holders of FCBC Series C Preference Stock as may be reasonably requested in connection with any such action.

                 7.02. Legal Conditions to Merger. Each of First Colonial, Firstar and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (including furnishing all information required by the Federal Reserve Board or in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of First Colonial, Firstar and Sub will, and will cause its Subsidiaries to, take in a prompt manner all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Firstar, First Colonial or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Plan of Merger. The obligation to take all reasonable actions shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order or approval of, or any exemption by, any party that (i) are not customarily contained in approvals of similar transactions granted by such regulators, (ii) would, as determined by Firstar in good faith, have a material adverse effect on the business or financial condition of Firstar and its Subsidiaries, or (iii) would, as determined by Firstar in good faith, materially detract from the value of First Colonial and its Subsidiaries to Firstar. In the event of a restraining order or injunction which prevents the Closing by reason of the operation of Section 8.01(d), First Colonial, Firstar and Sub shall use their respective best efforts to cause such order or injunction to be lifted and the Closing consummated as soon as reasonably practicable.

                 7.03.    Reports.

                 (a) Prior to the Effective Time, (i) First Colonial shall prepare and file as and when required all FCBC Reports and (ii) Firstar shall prepare and file as and when required all Firstar Reports.

                 (b) First Colonial and Firstar shall prepare such FCBC Reports and Firstar Reports, respectively, such that (i) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) with respect to any FCBC Reports or Firstar Reports containing financial information of the type included in the FCBC Financial Statements or the Firstar Financial Statements, respectively, the financial information (A) is prepared in accordance with generally accepted accounting principles and practices as utilized in the FCBC Financial Statements or the Firstar Financial Statements, as the case may be, applied on a consistent basis (except as stated therein or in the notes thereto), (B) presents fairly the consolidated financial condition of First Colonial or Firstar, as the case may be, at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (C) in the case of interim fiscal periods, reflects all adjustments, consisting only of normal recurring items, subject to year-end audit adjustments.

                 7.04. Brokers or Finders. Each of Firstar and First Colonial represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Donaldson, Lufkin & Jenrette, whose fees and expenses will be paid by First Colonial in accordance with First Colonial's agreement with such firm (a copy of which has been delivered by First Colonial to Firstar prior to the date of this Agreement), and Merrill Lynch & Co., whose fees and expenses will be paid by Firstar in accordance with Firstar's agreements with such firm, and each of Firstar and First Colonial respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

                 7.05. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of First Colonial described in Section 8.01(a), including cooperating fully with the other party.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

                 8.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a) Corporate Approval. The Merger Agreements shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of FCBC Common Stock.

                 (b) Federal Reserve Board and Illinois Commissioner. The Merger Agreements and the transactions contemplated hereby shall have been approved by the Federal Reserve Board and the Illinois Commissioner with no terms or conditions that Firstar both does not accept and is not obligated under Section 7.02 to accept, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approvals shall have expired.

                 (c) S-4; Securities Laws. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order. Firstar shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the Firstar Common Stock and Firstar Preferred Stock in exchange for the FCBC Common Stock and FCBC Series C Preference Stock and to consummate the Merger.

                 (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

                 (e) Listing of Firstar Common Stock. The Firstar Common Stock issuable in the Merger, pursuant to the Firstar Stock Options and under the Mandatory Stock Purchase Agreements shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

                 (f) Opinion of Financial Adviser. As of the date of the mailing of the Proxy Statement, the Fairness Opinion may not be included in the Proxy Statement because Donaldson, Lufkin & Jenrette shall have withdrawn or modified in any material respect the Fairness Opinion due to a determination by such firm that the Fairness Opinion was erroneous.

                 8.02. Conditions of Obligations of Firstar and Sub. The obligations of Firstar and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived in writing by Firstar and Sub:

                 (a) Representations and Warranties. Each of the representations and warranties of First Colonial set forth in this Agreement, without giving effect to any update to the FCBC Disclosure Letter or notice to Firstar under Section 5.05, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement, and Firstar and Sub shall have received a certificate signed on behalf of First Colonial by the chief executive officer and by the chief financial officer of First Colonial to such effect.

                 (b) Performance of Obligations of First Colonial. First Colonial shall have performed in all material respects each of the obligations required to be performed by it under this Agreement and the Plan of Merger at or prior to the Closing Date, and Firstar and Sub shall have received a certificate signed on behalf of First Colonial by the chief executive officer and by the chief financial officer of First Colonial to such effect.

                 (c) Letters from FCBC Affiliates. Firstar shall have received from each person named in the FCBC Disclosure Letter or otherwise referred to in Section 5.06 an executed copy of an agreement substantially in the form of Exhibit 5.06 hereto.

                 (d) Tax Opinion. An opinion of Vedder, Price, Kaufman & Kammholz, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Firstar, Sub and First Colonial will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of First Colonial, shall have been delivered and shall not have been withdrawn or modified in any material respect.

                 (e) Consents Under Agreements. First Colonial shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by Sub pursuant to the Merger to any obligation, right or interest of First Colonial or any FCBC Subsidiary under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a FCBC Material Adverse Effect, whether prior to or following the consummation of the transactions contemplated hereby.

                 (f) Pooling Opinions. Firstar shall have received an opinion from KPMG Peat Marwick, as independent public accountants of Firstar, and an opinion from KPMG Peat Marwick, as independent public accountants of First Colonial, to the effect that the Merger qualifies for pooling-of-interests accounting treatment if consummated in accordance with the Merger Agreements.

                 (g) No Amendments to Resolutions. Neither the Board of Directors of First Colonial nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Board of Directors at a meeting duly called and held on July 31, 1994 (accurate and complete copies of which have been provided to Firstar) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

                 (h) No Material Adverse Change. There shall have been no material adverse change since the Latest Statement Date in the financial condition, results of operations or business of First Colonial and the FCBC Subsidiaries taken as a whole, other than any changes resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in the general level of interest rates, changes in economic, financial or market conditions affecting the banking industry generally in the regions in which First Colonial and the FCBC Subsidiaries operate or changes that may occur as a consequence of actions that First Colonial is expressly obligated to take under this Agreement.

                 (i) No Proceeding or Litigation. No material action, suit or proceeding before any court or any governmental or regulatory authority shall be pending against Firstar, First Colonial or any affiliate, associate, officer or director of either of them (other than litigation commenced by Firstar or any of its affiliates so long as no order or injunction of a court of competent jurisdiction is in effect in such litigation on the Closing Date that does restrain, enjoin or prevent the Closing), seeking to restrain, enjoin, prevent, change or rescind the transactions contemplated hereby or questioning the validity or legality of any such transactions which action, suit or proceeding Firstar reasonably determines does not involve only frivolous claims.

                 (j) Accountant's Review Letters. Firstar shall have received the letters described in Section 5.03 regarding the financial statements of First Colonial.

                 (k) Opinion of Counsel. First Colonial shall have delivered to Firstar an opinion of its counsel, Vedder, Price, Kaufman & Kammholz, dated as of the Closing Date and in form and substance satisfactory to the counsel of Firstar, to the effect that: (i) First Colonial is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated thereby; (ii) all corporate proceedings on the part of First Colonial necessary to be taken in connection with the Merger and (except for the filing of the Articles of Merger and Certificate of Merger) necessary to make same effective have been duly and validly taken; (iii) this Agreement and the Plan of Merger have been duly and validly authorized, executed and delivered on behalf of First Colonial and constitute (subject to standard exceptions to enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of First Colonial; (iv) the execution of the Articles of Merger and Certificate of Merger by First Colonial has been duly and validly authorized; and (v) in the course of the preparation of the S-4 and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of First Colonial and Firstar, including their respective counsel and independent public accountants, during the course of which the contents of the S-4 and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the S-4 or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representative of First Colonial and Firstar. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the S-4 (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Firstar as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Firstar, as to which such counsel expresses no belief), at the time the S-4 became effective, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (l) Fractional Shares; Dissenters. The aggregate of (i) the fractional share interests in Firstar Common Stock to be paid in cash pursuant to Section 2.02(e) of the Plan of Merger, (ii) the shares of Firstar Common Stock that would be issuable by virtue of the Merger with respect to shares of FCBC Class B Common Stock outstanding on the record date for the meeting of First Colonial stockholders to consider the Merger that will not be converted into Firstar Common Stock due, directly or indirectly, to the exercise of dissenters' rights granted under Section 262 of the DGCL, and (iii) the shares of Firstar Common Stock that would be issuable upon conversion of Firstar Preferred Stock that would be issuable by virtue of the Merger with respect to shares of FCBC Series C Preference Stock outstanding on the record date for the meeting of First Colonial stockholders to consider the Merger that will not be converted into Firstar Preferred Stock due, directly or indirectly, to the exercise of such dissenters' rights (if any), shall not be more than 10% of the maximum aggregate number of shares of Firstar Common Stock which could be issued at the Effective Time as a result of the Merger.

                 (m) Allowance of Loan Losses. As of the Effective Time, and contingent upon the Effective Time, First Colonial's consolidated allowance for loan losses after all anticipated loan losses have been charged off shall not be less an amount requested by Firstar.

                 (n) Outstanding FCBC Common Stock. As of the Closing Date, the number of outstanding shares of FCBC Common Stock shall not be greater than 9,994,429.

                 8.03. Conditions of Obligations of First Colonial. The obligation of First Colonial to effect the Merger is subject to the satisfaction of the following conditions unless waived in writing by First
Colonial:

                 (a) Representations and Warranties. Each of the representations and warranties of Firstar and Sub set forth in this Agreement, without giving effect to any notice to First Colonial pursuant to Section 6.05, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes expressly contemplated by this Agreement, and First Colonial shall have received a certificate signed on behalf of Firstar by the Chief Executive Officer and by the chief financial officer of Firstar to such effect.

                 (b) Performance of Obligations of Firstar and Sub. Firstar and Sub shall have performed in all material respects each of the obligations required to be performed by them under this Agreement and the Plan of Merger at or prior to the Closing Date, and First Colonial shall have received a certificate signed on behalf of Firstar by the Chief Executive Officer and by the chief financial officer of Firstar to such effect.

                 (c) Tax Opinion. An opinion of Vedder, Price, Kaufman & Kammholz, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Firstar, Sub and First Colonial will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of First Colonial, shall have been delivered and shall not have been withdrawn or modified in any material respect.

                 (d) Consents Under Agreements. Firstar shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of First Colonial, individually or in the aggregate, have a Firstar Material Adverse Effect or upon the consummation of the transactions contemplated hereby.

                 (e) No Amendments to Resolutions. Neither the Board of Directors of Firstar nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Board of Directors of Firstar at a meeting duly called and held on July 29, 1994 (accurate and complete copies of which have been provided to First Colonial) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

                 (f) Opinion of Counsel. Firstar shall have delivered to First Colonial an opinion of Howard H. Hopwood III, Senior Vice President and General Counsel of Firstar, dated as of the Closing Date and in form and substance reasonably satisfactory to the counsel of First Colonial, to the effect that: (i) each of Firstar and Sub is a corporation validly existing under the laws of its jurisdiction of incorporation with full corporate power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated thereby; (ii) all corporate proceedings on the part of Firstar and Sub necessary to be taken in connection with the Merger and (except for the filing of the Articles of Merger and Certificate of Merger) necessary to make same effective have been duly and validly taken; (iii) this Agreement has been duly and validly authorized, executed and delivered on behalf of Firstar and constitutes (subject to standard exceptions to enforceability arising from the bankruptcy laws and rules of equity) a valid and binding agreement of Firstar; (iv) the execution of the Articles of Merger and Certificate of Merger by Firstar and Sub has been duly and validly authorized; (v) the shares of Firstar Common Stock and Firstar Preferred Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the WBCL) and not have been issued in violation of any preemptive rights; and (vi) in the course of the preparation of the S-4 and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of First Colonial and Firstar, including their respective counsel and independent public accountants, during the course of which the contents of the S-4 and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the S-4 or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representative of First Colonial and Firstar. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the S-4 (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by First Colonial as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by First Colonial, as to which such counsel expresses no belief), at the time the S-4 became effective, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (g) No Material Adverse Change. Except as disclosed in the Firstar Disclosure Letter, there shall have been no material adverse change since the Latest Statement Date in the financial condition, results of operations or business of Firstar and the Firstar Subsidiaries taken as a whole, other than any changes resulting primarily by reason of changes in banking laws or regulations (or interpretations thereof), changes in the general level of interest rates or changes in economic, financial or market conditions affecting the banking industry generally in the regions in which Firstar and the Firstar Subsidiaries operate.

                                   ARTICLE IX
                                   INDUCEMENT

                 9.01. Inducement. (a) Subject to subsection (d), As a condition and inducement to Firstar's willingness to enter into and perform this Agreement, in the event that a Trigger Event (as hereinafter defined) has occurred, then First Colonial shall pay to Firstar a fee of $7,500,000, which payment shall be in addition to that contemplated by Section 5.08(a). Such fee shall be payable in immediately available funds within two days following the occurrence of a Trigger Event.

                 (b) As used herein, "Trigger Event" shall mean the occurrence of one or more of the following events:

                          (i) A Transaction Proposal (as defined below) shall have occurred;

                         (ii) Termination of this Agreement following a wilful and material breach thereof by First Colonial; or

                          (iii)   (A) The Board of Directors of First Colonial
         (1) shall have withdrawn, modified or amended in any respect its approval or recommendation of this Agreement or the transactions contemplated thereby, or (2) shall not at the appropriate time have recommended or shall have withdrawn, modified or amended in any respect its recommendation that its stockholders vote in favor of this Agreement, or (3) shall not have included such recommendation in the Proxy Statement, or (B) the Board of Directors of First Colonial shall have resolved to do any of the foregoing.

                 (c) As used in this Agreement, "Person" shall mean any individual, firm, corporation, or other entity and shall include any syndicate or group of persons deemed to be a "person" by Section 13(d)(3)(e) of the Exchange Act. As used in this Agreement,

                          (i) "Transaction Proposal" shall mean (A) a bona fide tender offer or exchange offer for at least 25% of the then outstanding shares of any class of capital stock of First Colonial shall have been made by any Person (excluding Firstar or any of its Subsidiaries or Affiliates), (B) any Person (other than Firstar or any Subsidiary or Affiliate thereof) shall have filed an application under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act, as amended, with respect to the acquisition by such person of any shares of the capital stock of First Colonial, (C) a merger, consolidation or other business combination with First Colonial, or with any Subsidiary of First Colonial, shall have been effected by any Person, or an agreement relating to any such transaction shall have been entered into, (D) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (whether in one transaction or a series of related transactions) involving a substantial part of First Colonial's consolidated assets (including stock of any of First Colonial's Subsidiaries), or all or a substantial part of the assets of any of First Colonial's Subsidiaries, to any Person shall have been effected, or any agreement relating to such transaction shall have been entered into, (E) the acquisition by any Person, other than (1) Firstar or any Subsidiary or Affiliate of Firstar (other than in a fiduciary capacity) or (2) any of First Colonial's Subsidiaries in a fiduciary capacity for third parties, none of whom beneficially owns 10% or more of the outstanding shares of any class of the capital stock of First Colonial, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, which will be deemed for purposes hereof to provide that such Person beneficially owns any shares of the capital stock of First Colonial that may be acquired by such person pursuant to any right, option, warrant or other agreement, regardless of when such acquisition would be permitted by the terms thereof) of 10% or more of the outstanding shares of any class of the capital stock of First Colonial (including capital stock currently beneficially owned by such Person) or, if such Person currently beneficially owns 10% or more of the outstanding shares of any class of capital stock of First Colonial, of any additional shares of the capital stock of First Colonial (other than pursuant to such Person's rights and obligations as of the date hereof under FCBC Stock Options, Mandatory Stock Purchase Agreements, FCBC Series C Preference Stock and/or FCBC Class B Common Stock) (and other than, as to all of thisclause (E), transfers of securities of First Colonial contemplated by, and solely among the parties to, that certain "Restatement of Stockholder Agreement and Stockholder Insurance Agreement dated October 17, 1984," dated as of February 18, 1987, as amended by an amendment dated

         March 6, 1994), (F) any reclassification of securities or recapitalization of First Colonial or other transaction that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity security (including securities convertible into equity securities) of First Colonial which is owned by any Person (excluding Firstar or any of its Subsidiaries or Affiliates) shall have been effected, or any agreement relating to such transaction shall have been entered into or plan with respect thereto adopted, (G) any transaction having an effect similar to those described in (A) through (F) above, or (H) a public announcement with respect to a proposal, plan or intention by First Colonial or another Person (excluding Firstar or any of its Subsidiaries or Affiliates) to effect any of the foregoing transactions;provided, however, that in the case of the events described in clauses (A), (B) and (H) in this definition, and events described inclause (G) having an effect similar to those described in clauses (A) and (B) (the "Events"), such Events shall not constitute a "Transaction Proposal" hereunder unless after the occurrence of any such Event, either (x) the Board of Directors of First Colonial (1) recommends such Event to its stockholders for acceptance; (2) fails to undertake such acts as Firstar reasonably requests to oppose such Event (provided that First Colonial not incur significant legal expense);or (3) fails to recommend approval of this Agreement to First Colonial's stockholders; or (y) First Colonial's stockholders shall have failed to approve this Agreement at a meeting duly called for such purpose; andprovided, further, that any transaction contemplated by this Agreement (other than transactions contemplated by Section 5.01(g), Section 5.02(f) or the proviso to
         Section 5.14(b)) shall be specifically exempt from the definition of "Transaction Proposal"; and

                          (ii) "Affiliate" shall mean a person that directly or indirectly, through one or more intermediaries, (A) owns beneficially, directly or indirectly, in excess of 10% of the voting capital stock of any other Person or (B) controls, is controlled by, or is under common control with, another person.

                 (d) The rights of Firstar hereunder shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of this Agreement by First Colonial pursuant to Section 10.01(a)(ii), (iii) the termination of this Agreement by mutual agreement of the parties or (iv) the expiration of one year after the termination of this Agreement (other than terminations described in clause (ii) or (iii)).

                                   ARTICLE X
                           TERMINATION AND AMENDMENT

                 10.01. Termination. (a) This Agreement and the Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of First Colonial or Firstar:

                 (i) by mutual consent of the Board of Directors of Firstar and the Board of Directors of First Colonial;

                 (ii) by either Firstar or First Colonial (A) if there has been a material breach (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of First Colonial, on the one hand, or Firstar and Sub, on the other hand, respectively, set forth in this Agreement, or (B) if any representation or warranty of First Colonial, on the one hand, or Firstar and Sub, on the other hand, respectively, shall be discovered to have become materially untrue (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 10 business days following receipt by the nonterminating party of notice of such breach or other condition;

                 (iii) by either Firstar or First Colonial if any permanent Injunction preventing the consummation of the Merger shall have become final and nonappealable;

                 (iv) by either the Board of Directors of Firstar or the Board of Directors of First Colonial if the Merger shall not have been consummated before July 31, 1995, for a reason other than the failure of the terminating party to comply with its obligations under this Agreement;

                 (v) by the Board of Directors of either of Firstar or First Colonial if the Federal Reserve Board or the Illinois Commissioner has denied approval of the Merger and, if such denial is appealable, neither Firstar nor First Colonial has, within 30 days after the entry of the Federal Reserve Board's or the Illinois Commissioner's order denying such approval, filed a petition seeking review of such order as provided by Section 9 of the BCH Act or applicable Illinois law;

                 (vi) by First Colonial, on either of the two trading days immediately after the Ten-Day Calculation Period, as defined below, if both of the following conditions are satisfied:

                          (1) the average of the daily closing prices of a share of Firstar Common Stock as reported on the consolidated tape of the NYSE during the Ten-Day Calculation Period (the "Firstar Average Price") is less than $29.00; and

                          (2) the number obtained by dividing the Firstar Average Price by the closing price of Firstar Common Stock as reported on the consolidated tape of the NYSE on the trading day immediately preceding the public announcement of this Agreement is less than the number obtaining by dividing the Final Index Price (as defined in subsection (b) below) by the Initial Index Price (as defined in subsection (b) below) and subtracting .125 from such quotient.

                 (b)  For purposes of this Section 10.01:

                 (i) The "Index Group" shall mean all of those companies listed on Exhibit 10.01 the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the Ten-Day Calculation Period for such company to acquire another company or companies in transactions with a value exceeding 10% of the acquiror's market capitalization or for such company to be acquired. In the event that any such company or companies are so removed from the Index Group, the weights attributed to the remaining companies shall be adjusted proportionately.

                 (ii) The "Initial Index Price" shall mean the weighted average (weighted in accordance with the factors listed on Exhibit 10.01) of the per share closing prices of the common stock of the companies comprising the Index Group, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of this Agreement.

                 (iii) The "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the Ten-Day Calculation Period.

                 (iv) The "Final Index Price" shall mean the weighted average (weighted in accordance with the factors listed on Exhibit 10.01) of the Final Prices for all of the companies comprising the Index Group.

                 (v) The "Ten-Day Calculation Period" shall mean the ten (10) consecutive trading days commencing on the first business day following the date the Federal Reserve Board issues an order approving consummation of the Merger.

If Firstar or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Meeting Date, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the price on the date of this Agreement.

                 10.02. Environmental Conditions Termination. Subject to the next following sentence, Firstar may terminate this Agreement within 95 days of the date that a consultant is chosen pursuant to Section 5.16 if, and only if,
(a) any environmental conditions are found, suspected, or indicated by the environmental assessments obtained pursuant to the investigation under Section
5.16 which, if known by First Colonial to be existing on the date hereof, would be contrary to First Colonial's representations and warranties set forth in
Section 3.08(b); (b) the parties are unable to agree upon a course of action for further investigation and remediation of all environmental conditions and/or issues raised by environmental assessments with respect to all FCBC Property and/or a mutually acceptable modification to this Agreement within 85 days of the date that a consultant is chosen pursuant to Section 5.16(a); (c) the conditions and/or issues are not such that it can be determined to a reasonable degree of certainty within such 85 day period, based upon information then available to Firstar and First Colonial, that the risk and expense to which Firstar and its subsidiaries would be subject as owner and/or operator of the FCBC Property involved can be quantified and limited to an amount that would not be reasonably likely to exceed $3,000,000 in the aggregate (including costs incurred by First Colonial or any FCBC Subsidiary prior to the Effective Time); and (d) Firstar gives First Colonial written notice of its intent to terminate this Agreement pursuant hereto not less than five days prior to the effective date of such termination. Notwithstanding the foregoing, Firstar may, pursuant to a written instrument signed by it (which shall not be deemed to be an amendment or modification to this Agreement) terminate its rights to terminate this Agreement pursuant to this Section as of any date specified in such written instrument that is prior to the date such rights would otherwise expire. Notwithstanding any other provision of this Agreement to the contrary, Firstar shall not be entitled to terminate this Agreement by virtue of any environmental matter relating to FCBC Property on which any assessment is conducted pursuant to Section 5.16(a), including but not limited to a breach of Section 3.08(b), effective at any time that is later than the date 95 days after the date a consultant is chosen pursuant to Section 5.16(a).

                 10.03. Effect of Termination. In the event of termination of this Agreement by either First Colonial or Firstar as provided in Section
10.01 or Section 10.02, this Agreement and the Plan of Merger shall forthwith become void and there shall be no liability or obligation on the part of Firstar or First Colonial or their respective officers or directors except (x) with respect to Sections 5.08, 6.15, 7.04 and 9.01, and (y) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                 10.04. Amendment. Subject to the next following sentence, this Agreement and the Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the stockholders of First Colonial, but after any such approval by the stockholders of First Colonial, no amendment shall be made which has any of the effects described in Section 251(d) of the DGCL. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 10.05. Extension; Waiver. At any time prior to the Effective Time, Firstar and Sub, on the one hand, and First Colonial, on the other hand, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto, and
(iii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

                 11.01. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.01, 6.07, 6.08, 6.11, 6.12 and 6.13, the last sentence of Section 10.04 and
Article XI, and the agreements delivered pursuant to Section 5.06 and Section 5.15.

                 11.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Firstar and/or Sub, to

                          Firstar Corporation
                          Attention:  Jon H. Stowe,
                          Executive Vice President
                          777 East Wisconsin Avenue
                          Milwaukee, WI  53202
                          Telecopy:  (414) 765-4349
                          with a copy to:

                          Firstar Corporation
                          Attention:  Howard H. Hopwood III,
                          Senior Vice President & General Counsel
                          777 East Wisconsin Avenue
                          Milwaukee, WI 53202
                          Telecopy:  (414) 765-6111

                 (b)      if to First Colonial to:

                          First Colonial Bankshares Corporation
                          Attention:  C. Paul Johnson,
                          Chairman and Chief Executive Officer
                          30 North Michigan Avenue, Suite 300
                          Chicago, Illinois 60602-0493
                          Telecopy:  (312) 641-0493

                          with a copy to:

                          Vedder, Price, Kaufman & Kammholz
                          Attention:  Daniel O'Rourke, Esq.
                          222 North LaSalle Street
                          Chicago, Illinois 60601-1003
                          Telecopy:  (312) 609-5005

                 11.03. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

                 11.04. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 11.05. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein, including the Plan of Merger) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the rights and obligations of Firstar and First Colonial under the confidentiality letter agreements to Firstar, dated April 20, 1994, and to First Colonial, dated July 11, 1994, which shall survive except as modified hereby, and (b) except as provided in Section 6.07, Section 6.08,
Section 6.11 and Section 6.12, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as otherwise hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

                 11.06. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin, except as the IBCA and the DGCL is expressly applicable to the Merger.

                 11.07. Publicity. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the Merger and use their best efforts to agree upon the text of such press release or public announcement prior to the publication of such press release or the making of such public announcement.

                 11.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 11.09. Knowledge of the Parties. Wherever in this Agreement any representation or warranty is made upon the knowledge of a party hereto that is not an individual, such knowledge shall include the actual knowledge, after due inquiry, of any executive officer of such party.

                 IN WITNESS WHEREOF, Firstar, Sub and First Colonial have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                   FIRSTAR CORPORATION



                                        By: /s/ Jon H. Stowe
                                            --------------------------
                                            Its:  Executive Vice President
Attest:


/s/ John A. Kielich
- --------------------------
Its:  First Vice President


                                        FIRSTAR CORPORATION OF ILLINOIS

                                        By: /s/ Jon H. Stowe
                                            --------------------
                                            Its:  Vice President
Attest:


/s/ John A. Kielich
- --------------------------
Its:  First Vice President


                                        FIRST COLONIAL BANKSHARES CORPORATION



                                        By: /s/ C. Paul Johnson
                                           ----------------------------------
                                           Its:  Chairman and Chief Executive
                                                 Officer

Attest:


/s/ Robert F. Sherman
    -------------------
Its:  President

                                                                       EXHIBIT A

                                 PLAN OF MERGER


                 PLAN OF MERGER, dated as of July 31, 1994 ("Plan of Merger"), by and between Firstar Corporation of Illinois, an Illinois corporation ("Sub"), and First Colonial Bankshares Corporation, a Delaware corporation ("First Colonial"), and joined in by Firstar Corporation, a Wisconsin corporation ("Firstar"), for certain limited purposes.

                 WHEREAS, First Colonial is a corporation with authorized capital stock consisting of (i) 20,000,000 shares of Class A Common Stock, $1.25 par value ("FCBC Class A Common Stock"), of which 8,400,829 shares are validly issued and outstanding on the date hereof; (ii) 3,000,000 shares of Class B Common Stock, $1.25 par value ("FCBC Class B Common Stock" and, collectively with the FCBC Class A Common Stock, the "FCBC Common Stock"), of which 1,568,600 shares are validly issued and outstanding on the date hereof;
(iii) 100,000 shares of preferred stock, $57 par value ("FCBC Preferred"), of which no shares are validly issued and outstanding on the date hereof; and (iv) 200,000 shares of preference stock, no par value ("FCBC Preference Stock"), in respect of which there are issued and outstanding 39,700 shares of Series C Convertible Preference Stock, no par value ("FCBC Series C Preference Stock");

                 WHEREAS, Sub is a corporation with authorized capital stock of 10,000 shares of common stock, $2.50 par value ("Sub Common Stock"), 400 of which are validly issued and outstanding and are owned by Firstar;

                 WHEREAS, Firstar is a corporation duly organized and existing under the laws of Wisconsin;

                 WHEREAS, concurrently with the execution and delivery of this Plan of Merger, Firstar, Sub and First Colonial have entered into an Agreement and Plan of Reorganization (the "Agreement" and, together with this Plan of Merger, the "Merger Agreements") that contemplates the merger of First Colonial with and into Sub (the "Merger") upon the terms and conditions provided in this Plan of Merger and the Agreement and pursuant to the Illinois Business Corporation Act (the "IBCA") and the Delaware General Corporation Law (the "DGCL");

                 WHEREAS, the Boards of Directors of Sub and First Colonial deem it fair and equitable to, and in the best short-term and long-term interests of, their respective corporations and stockholders that First Colonial be merged with and into Sub with Sub being the surviving corporation, and each such Board of Directors has approved this Plan of Merger, has authorized its execution and delivery and has directed that this Plan of Merger and the Merger be submitted to its respective stockholders for approval; and

                 WHEREAS, the Board of Directors of Firstar has authorized the execution and delivery of this Plan of Merger and, subject to approval by the Board of Directors of Firstar, the issuance of Firstar Common Stock (as defined in Section 2.01(a)) and Firstar Preferred Stock (as defined in Section 2.01(b)) pursuant hereto.

                 NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect:


                                   ARTICLE I
                                   THE MERGER

                 1.01. The Merger. Subject to the terms and conditions of the Merger Agreements, First Colonial will be merged with and into Sub, which will be the surviving corporation, in accordance with and with the effect provided in the IBCA and the DGCL.

                 1.02. Effective Time of the Merger. Subject to the provisions of the Merger Agreements, (a) articles of merger (the "Articles of Merger") shall be duly prepared and executed by Sub and First Colonial and thereafter delivered to the Secretary of State of the State of Illinois for filing, as provided in the IBCA, on the Closing Date (as defined in the Agreement) and (b) a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by Sub and First Colonial and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, on the Closing Date. The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Illinois and the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

                 1.03.    Effects of the Merger.  (a) At the Effective Time,
(i) the separate existence of First Colonial shall cease and First Colonial shall be merged with and into Sub as provided in Section 5/11.35 of the IBCA and Sections 251 and 252 of the DGCL (Sub and First Colonial are sometimes referred to herein as the "Constituent Corporations" and Sub is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Incorporation of Sub in effect as of the Effective Time (the "Articles") shall be the Articles of Incorporation of the Surviving Corporation, (iii) the By-laws of Sub in effect as of the Effective Time (the "By-laws") shall be the By-laws of the Surviving Corporation and (iv) the members of the Board of Directors and committees thereof and the officers of Sub immediately prior to the Effective Time shall be the members of the Board of Directors and committees thereof and the officers of the Surviving Corporation, respectively.

                 (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted as a party in such action or proceeding in place of any Constituent Corporation.

                                   ARTICLE II
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

                 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of FCBC Class A Common Stock, FCBC Class B Common Stock or FCBC Series C Convertible Preference Stock, or holders of depositary receipts evidencing depositary shares representing an interest in the FCBC Series C Preference Stock, but subject to the provisions of Section 262 of the DGCL with respect to the rights of dissenting stockholders of First Colonial:

                 (a) Conversion of FCBC Common Stock. Each then issued and outstanding share of FCBC Common Stock shall be converted into the right to receive 0.7725 fully paid and nonassessable shares of common stock, $1.25 par value, of Firstar ("Firstar Common Stock"), including with each such share one-half of one Firstar Preferred Share Purchase Right ("Right") issued pursuant to the Rights Agreement dated as of January 20, 1989, between Firstar and Firstar Trust Company, as Rights Agent (the "Rights Agreement"). Prior to the Distribution Date (as defined in the Rights Agreement), all references in this Plan of Merger to the Firstar Common Stock to be received pursuant to the Merger shall be deemed to include the Rights.

                 (b) Conversion of FCBC Series C Preference Stock. Each then issued and outstanding share of FCBC Series C Preference Stock shall be converted into the right to receive one fully paid and nonassessable share of Series D Convertible Preferred Stock, no par value, of Firstar ("Firstar Preferred Stock") which Firstar Preferred Stock shall have terms substantially as set forth on Exhibit 2.01(b) hereto.

                 (c) Stock Held by First Colonial. Each then issued and outstanding share of FCBC Common Stock or FCBC Series C Preference Stock owned by First Colonial or any direct or indirect subsidiary of First Colonial (other than shares held in a fiduciary capacity) and each share of FCBC Common Stock or FCBC Series C Preference Stock issued and held in First Colonial's treasury will be cancelled and retired.

                 (d) Cancellation of Shares. All shares of FCBC Common Stock and FCBC Series C Preference Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Firstar Common Stock or Firstar Preferred Stock, as the case may be, to be issued in consideration therefor upon the surrender of such certificate in accordance with the Plan of Merger, without interest.

                 (e) Adjustment. If, prior to the Effective Time, Firstar shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of Firstar Common Stock or declare a dividend or make a distribution on Firstar Common Stock of any security convertible into Firstar Common Stock, appropriate adjustment or adjustments will be made in the conversion rate set forth in subsection (a).

                 (f) Each outstanding share of FCBC Class B Common Stock as to which dissenters' rights have been asserted in accordance with the procedures of the DGCL and not withdrawn shall be accorded the rights provided by the DGCL and shall not be converted into or represent rights to receive the shares of Firstar Common Stock or cash hereunder unless and until the holder shall have failed to perfect or effectively withdrawn or lost such dissenters' rights.

                 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Firstar shall deposit with Firstar Trust Company or such other bank or trust company designated by Firstar (and reasonably acceptable to First Colonial) (the "Exchange Agent") for the benefit of the holders of shares of FCBC Common Stock and FCBC Series C Preference Stock, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Firstar Common Stock and Firstar Preferred Stock (such shares of Firstar Common Stock and Firstar Preferred Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for shares of FCBC Common Stock and FCBC Series C Preference Stock outstanding immediately prior to the Effective Time. To the extent Firstar owns shares of Firstar Common Stock as treasury stock, such shares may be deposited into the Exchange Fund.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of FCBC Common Stock and FCBC Series C Preference Stock (the "Certificates") whose shares were converted into the right to receive shares of Firstar Common Stock or Firstar Preferred Stock pursuant to Section 2.01 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Firstar and First Colonial may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Firstar Common Stock or Firstar Preferred Stock, as the case may be. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Firstar, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Firstar Common Stock or Firstar Preferred Stock, as the case may be, which such holder has the right to receive pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of FCBC Common Stock which is not registered in the transfer records of First Colonial, a certificate representing the proper number of shares of Firstar Common Stock may be issued to a transferee if the Certificate representing such FCBC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Firstar Common Stock or Firstar Preferred Stock, as the case may be, and cash in lieu of any fractional shares of Firstar Common Stock as contemplated by this Section 2.02.

                 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Firstar Common Stock or Firstar Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Firstar Common Stock or Firstar Preferred Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Firstar Common Stock or Firstar Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Firstar Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Firstar Common Stock or Firstar Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Firstar Common Stock or Firstar Preferred Stock.

                 (d) No Further Ownership Rights in FCBC Common Stock. All shares of Firstar Common Stock and Firstar Preferred Stock issued upon the surrender for exchange of shares of FCBC Common Stock or FCBC Series C Preference Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of FCBC Common Stock or FCBC Series C Preference Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by First Colonial on such shares of FCBC Common Stock or FCBC Series C Preference Stock in accordance with the terms of the Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of FCBC Common Stock or FCBC Series C Preference Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Firstar for any reason, they shall be cancelled and exchanged as provided in this Plan of Merger.

                 (e) No Fractional Shares. Notwithstanding any other provision of this Plan of Merger to the contrary, neither certificates nor scrip representing fractional shares of Firstar Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Firstar. Each holder of shares of FCBC Common Stock who would otherwise have been entitled to a fraction of a share of Firstar Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price per share of Firstar Common Stock at the Effective Time on the New York Stock Exchange Composite Transaction Tape. From time to time at the request of the Exchange Agent after the determination of amounts of cash to be paid to holders of FCBC Common Stock in lieu of any fractional share interests, Firstar shall make available such amounts to the Exchange Agent.

                 (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of First Colonial for six months after the Effective Time shall be delivered to Firstar, upon demand, and any stockholders of First Colonial who have not theretofore complied with this Section 2.02 shall thereafter look only to Firstar for payment of their claim for Firstar Common Stock or Firstar Preferred Stock, any cash in lieu of fractional shares of Firstar Common Stock and any dividends or distributions with respect to Firstar Common Stock or Firstar Preferred Stock.

                 (g) No Liability. None of Firstar, Sub and First Colonial shall be liable to any holder of shares of FCBC Common Stock or FCBC Series C Preference Stock or Firstar Common Stock or Firstar Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                 (h) Withholding Rights. Firstar and Sub shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Agreements to any former holder of shares of FCBC Common Stock or FCBC Series C Preference Stock such amounts as Firstar or Sub is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Firstar or Sub, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the shares of FCBC Common Stock or FCBC Series C Preference Stock in respect of which such deduction and withholding was made by Firstar or Sub.

                 2.03. Effect on Common Stock of Sub. At the Effective Time, the shares of Sub Common Stock validly issued and outstanding immediately prior to the Effective Time will continue to evidence 1,000 shares of common stock, no par value, of the Surviving Corporation so that all shares of capital stock of the Surviving Corporation will continue to be owned by Firstar. The outstanding certificates representing shares of Sub Common Stock will, after the Effective Time, continue to represent the same number of shares of the Surviving Corporation.

                                  ARTICLE III
                       CONDITIONS; TERMINATION; AMENDMENT

                 3.01. Conditions to the Merger. Consummation of the Merger is conditional upon the fulfillment or waiver of the conditions precedent set forth in Article VIII of the Agreement.

                 3.02. Termination. This Plan of Merger may be terminated and the Merger abandoned by mutual consent of the respective Boards of Directors of First Colonial and Sub at any time prior to the Effective Time or otherwise in accordance with Article X of the Agreement. If the Agreement is terminated in accordance with Article X thereof, then this Plan of Merger will terminate simultaneously and the Merger will be abandoned without further action by First Colonial or Sub.

                 3.03. Amendment. Subject to the next following sentence, this Plan of Merger may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time before or after approval of the matters presented in connection with the Merger by the stockholders of First Colonial or of Firstar, but after any such approval by the stockholders of First Colonial, no amendment shall be made which has any of the effects described in Section 251(d) of the DGCL. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 3.04. Extension; Waiver. At any time prior to the Effective Time, Firstar and Sub, on the one hand, and First Colonial, on the other hand, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto and (ii) waive compliance by the other with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument on behalf of such party.

                                   ARTICLE IV
                               GENERAL PROVISIONS

                 4.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Firstar and/or Sub, to

                          Firstar Corporation
                          Attention:  Jon H. Stowe,
                          Executive Vice President
                          777 East Wisconsin Avenue
                          Milwaukee, WI  53202
                          Telecopy:  (414) 765-4349

                          with a copy to:

                          Firstar Corporation
                          Attention:  Howard H. Hopwood III,
                          Senior Vice President & General Counsel
                          777 East Wisconsin Avenue
                          Milwaukee, WI 53202
                          Telecopy:  (414) 765-6111

                 (b)      if to First Colonial to:

                          First Colonial Bankshares Corporation
                          Attention:  C. Paul Johnson,
                          Chairman and Chief Executive Officer
                          30 North Michigan Avenue, Suite 300
                          Chicago, Illinois 60602-0493
                          Telecopy:  (312) 641-0493

                          with a copy to:

                          Vedder, Price, Kaufman & Kammholz
                          Attention:  Daniel O'Rourke, Esq.
                          222 North LaSalle Street
                          Chicago, Illinois 60601-1003
                          Telecopy:  (312) 609-5005

                 4.02. Interpretation. When a reference is made in this Plan of Merger to Sections, such reference shall be to a Section of this Plan of Merger unless otherwise indicated. The headings contained in this Plan of Merger are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

                 4.03. Counterparts. This Plan of Merger may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 4.04. Governing Law. This Plan of Merger shall be governed and construed in accordance with the laws of the State of Wisconsin, except as the IBCA and DGCL are expressly applicable to the Merger.

                 IN WITNESS WHEREOF, Sub, First Colonial and Firstar have caused this Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                   FIRSTAR CORPORATION



                                        By: /s/ Jon H. Stowe
                                            ------------------------------
                                            Its:  Executive Vice President
Attest:


/s/ John A. Kielich
- --------------------------
Its:  First Vice President

                                        FIRSTAR CORPORATION OF ILLINOIS



                                        By: /s/ Jon H. Stowe
                                            ------------------------------
                                            Its:  Vice President
Attest:


/s/ John A. Kielich
- --------------------------
Its:  First Vice President

                                        FIRST COLONIAL BANKSHARES CORPORATION



                                        By: /s/ C. Paul Johnson
                                            ----------------------------------
                                            Its:  Chairman and Chief Executive
                                                  Officer

Attest:


/s/ Robert F. Sherman
- ---------------------
Its:  President

                                                                   EXHIBIT 10.01



                                  INDEX GROUP

                                                                                                         WEIGHTING
                                                          COMPANY                                         FACTOR
                                                          -------                                       ----------
                             Banc One Corporation                                                        12.70656%
                             Norwest Corporation                                                         10.46989
                             Key Corp.                                                                    8.10532
                             NBD Bancorp, Inc.                                                            5.26878
                             National City Corporation                                                    4.98062
                             Comerica Incorporated                                                        3.93034
                             First Bank System, Inc.                                                      3.78827
                             Boatmen's Bancshares, Inc.                                                   3.47521
                             Huntington Bancshares, Inc.                                                  3.44211
                             U.S. Bancorp                                                                 3.31781
                             Marshall & Ilsley Corporation                                                3.16064
                             First Chicago Corporation                                                    2.87707
                             South Trust Corporation                                                      2.65273
                             State Street Boston Corp.                                                    2.53637
                             Fifth Third Bancorp                                                          2.05093
                             First of America Bank Corp.                                                  1.96361
                             AmSouth Bancorporation                                                       1.95540
                             Meridian Bancorp, Inc.                                                       1.91819
                             Signet Banking Corporation                                                   1.88712
                             Northern Trust Corporation                                                   1.79402
                             Midlantic Corporation                                                        1.73911
                             UJB Financial Corp.                                                          1.72744
                             First Security Corporation                                                   1.63194
                             Mercantile Bancorporation, Inc.                                              1.43184
                             Bancorp Hawaii, Inc.                                                         1.40692
                             Regions Financial Corp.                                                      1.39113
                             Old Kent Financial Corporation                                               1.34771
                             Crestar Financial Corporation                                                1.25164
                             Union Bank                                                                   1.17684
                             Integra Financial Corp.                                                      1.11261
                             BanPonce Corporation                                                         1.08796
                             First Tennessee National Corp.                                               1.05782
                             BayBanks, Inc.                                                               0.62505
                             Michigan National Corporation                                                0.50751
                             First Empire State Corporation                                               0.22350

                                                                      APPENDIX C



                               FORM OF OPINION OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION




                             ______________ , 1994


Board of Directors
First Colonial Bankshares Corporation
30 North Michigan Avenue
Chicago, Illinois 60602

Members of the Board:

                 You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Class A Common Stock, par value $1.25 per share and Class B Common Stock, par value $1.25 per share (the Class A Common Stock and Class B Common Stock together, the "First Colonial Common Stock"), of First Colonial Bankshares Corporation ("First Colonial") of the Exchange Ratio (as defined in the Merger Agreement) set forth in the Agreement and Plan of Reorganization dated July 31, 1994 among First Colonial, Firstar Corporation ("Firstar") and Firstar Corporation of Wisconsin, the successor by merger of Firstar Corporation of Illinois and a wholly-owned subsidiary of Firstar (the "Merger Agreement").

                 At the time the Merger (as defined in the Merger Agreement) becomes effective (the "Effective Time"), each share of First Colonial Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive 0.7725 fully paid and nonassessable shares of common stock, par value $1.25 per share, of Firstar ("Firstar Common Stock"), including with each such share one-half of one Firstar Preferred Share Purchase Right issued pursuant to the Rights Agreement, dated as of January 20, 1989, between Firstar and Firstar Trust Company.

                 The Merger Agreement provides that First Colonial may terminate the Merger Agreement on either of the two trading days immediately after the Ten-Day Calculation Period (as defined below) if both of the following conditions are satisfied: (1) the average of the daily closing prices of a share of Firstar Common Stock (the "Firstar Average Price") as reported on the consolidated tape of the New York Stock Exchange (the "NYSE") during the period of ten consecutive trading days (the "Ten-Day Calculation Period") commencing on the first business day following the date the Board of Governors of the Federal Reserve System issues an order approving consummation of the Merger is less than $29.00; and (2) the number obtained by dividing the Firstar Average Price by the closing price of Firstar Common Stock as reported on the consolidated tape of the NYSE on the trading day immediately preceding the public announcement of the Merger is less than the number obtained by dividing the Final Index Price (as defined in the Merger Agreement) by the Initial Index Price (as defined in the Merger Agreement) and subtracting 0.125 from such quotient.

Board of Directors
First Colonial Bankshares Corporation
______________, 1994
Page 2


                 The Merger is subject to, among other things, approvals of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Illinois Commissioner of Banks and Trust Companies, majority approval by the holders of First Colonial Common Stock, and receipt of opinions to the effect that the Merger will qualify for treatment as a tax-free reorganization and a pooling of interests. The Merger Agreement also provides that, in the event that a Trigger Event (as defined in the Merger Agreement) has occurred, then First Colonial shall pay to Firstar a fee of $7.5 million within two days following the occurrence of a Trigger Event. Each of First Colonial and Firstar has agreed, under certain circumstances, to reimburse, up to a maximum of $2 million each, the expenses incurred by the other in connection with the Merger in the event the Merger is not consummated.

                 For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:

                 1. Participated in discussions and negotiations among representatives of First Colonial and their legal advisor and representatives of Firstar and their financial and legal advisors that resulted in the Merger Agreement;

                 2. Reviewed the Merger Agreement and the proxy statement-prospectus dated _______, 1994 relating to the Merger to be sent to the holders of First Colonial Common Stock in connection with the proposed transaction (the "Proxy Statement- Prospectus");

                 3. Reviewed certain publicly available financial statements, both audited and unaudited, for First Colonial and Firstar, including those included in the Annual Reports on Form 10-K for the five years ended December 31, 1993, the Quarterly Reports on Form 10-Q for the periods ended September 30, 1994, and the most recent regular annual proxy statement available as of the date hereof for First Colonial and Firstar;

                 4. Reviewed certain financial statements and other financial and operating data concerning First Colonial and Firstar prepared by their respective managements;


                 5. Reviewed certain financial projections of First Colonial and Firstar, both on a stand-alone and on a combined basis, prepared by their respective managements;

                 6. Discussed certain aspects of the past and current business operations, results of regulatory examinations, financial condition and future prospects of First Colonial and Firstar with certain members of the management of First Colonial and Firstar;

                 7. Reviewed reported market prices and historical trading activity of First Colonial Common Stock and Firstar Common Stock;

Board of Directors
First Colonial Bankshares Corporation
______________, 1994
Page 3



                 8. Reviewed certain aspects of the financial performance of First Colonial and Firstar and compared such financial performance of First Colonial and Firstar, together with the stock market data relating to First Colonial Common Stock and Firstar Common Stock, with similar data available for certain other financial institutions and certain of their publicly traded securities;

                 9. Reviewed certain of the financial terms, to the extent publicly available, of certain recent business combinations involving other financial institutions; and

                 10. Conducted such other studies, analyses, and examinations as we deemed appropriate.

                 We have relied upon and assumed without independent verification the accuracy and completeness of all of the financial and other information that has been provided to us by First Colonial, Firstar and their respective representatives and of the publicly available information that was reviewed by us. At your direction, we have also relied upon the managements of both First Colonial and Firstar as to the reasonableness and achievability of the financial and operating forecasts provided to us (and the assumptions and bases therefor). In that regard, we have assumed with your permission that such forecasts, including without limitation projected costs savings and operating synergies resulting from the Merger, reflect the best currently available estimates and judgments of such respective managements and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the managements of both First Colonial and Firstar. We have not independently verified and have relied on and assumed that the aggregate allowances for loan losses set forth in the balance sheets of each of First Colonial and Firstar at September 30, 1994 are adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. With your permission, we did not independently verify the carrying values of other real estate owned and loans classified as in-substance foreclosures of each of First Colonial and Firstar in their respective September 30, 1994 balance sheets, and we have assumed that such carrying values complied fully with applicable law, regulatory policy and sound banking practice as of such date. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of First Colonial or Firstar, nor did we make any independent evaluation or appraisal of the assets, liabilities or prospects of First Colonial or Firstar, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. With your permission and that of your counsel, in rendering this opinion we have relied on the general advice of your counsel as to all legal matters. We have also assumed with your permission that the Merger is, and will be, in compliance with all laws and regulations that are applicable to First Colonial and Firstar. With your permission, we have assumed for purposes of our opinion that the Merger will be recorded as a pooling of interests under generally accepted accounting principles and will qualify as a tax-free reorganization.

                 In rendering our opinion, we have been advised by Firstar and First Colonial and have assumed with your permission that there are no other factors that would impede any necessary regulatory or governmental approval for the Merger and we have further assumed with your permission that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no

Board of Directors
First Colonial Bankshares Corporation
______________, 1994
Page 4


restriction will be imposed on Firstar or the surviving corporation in the Merger that would have a material adverse effect on Firstar or the contemplated benefits of the Merger. We have also assumed with your permission that there would not occur any change in the applicable law or regulation that would cause a material adverse change in the prospects or operations of Firstar.

                 Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking business, is regularly engaged, with respect to bank holding companies and other corporations, in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. We were retained by First Colonial to act as its financial advisor with respect to any sale, merger, consolidation, or other business combination, in one or a series of transactions, involving all or a substantial amount of the business, securities or assets of First Colonial. We have received and will receive compensation from First Colonial in connection with our services, a significant portion of which is contingent upon the consummation of the Merger.

                 At your direction, we solicited a limited number of institutions, including Firstar, to determine their interest in a possible business combination with First Colonial. In addition to the Firstar proposal, another indication of interest was received which is described below. You subsequently instructed us that, based on considerations identified by you, you determined to negotiate with Firstar on an exclusive basis. Accordingly, at your direction, we ceased discussions with parties other than Firstar. The ensuing negotiations with Firstar led to execution of the Merger Agreement.

                 In expressing the opinion below, it should be understood that we are not expressing an opinion on the relative financial merits of the Exchange Ratio compared to the value holders of First Colonial Common Stock might receive in connection with a possible alternative transaction. In particular, we note that a possible alternative transaction involving part-cash and part-stock at a nominal value of $27.00 was proposed to the Board prior to its determination to negotiate on an exclusive basis with Firstar. (As noted in the Proxy Statement-Prospectus, subsequent to the execution of the Merger Agreement, the proposed terms of the possible alternative transaction were modified as described in such Proxy Statement-Prospectus.) We are not expressing an opinion as to the relative value of the Firstar Common Stock which would be received in the Merger (either before, or on a pro forma basis giving effect to, the Merger) compared to the value of the securities and cash which might have been received in the possible alternative transaction.

                 In the ordinary course of our business we may actively trade the debt and equity securities of companies, including First Colonial and Firstar, for our own account and for the accounts of customers and may hold a long or short position in such securities at any time.

                 Our opinion is based solely upon the information available to us and the economic, market, and other circumstances as they exist as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

Board of Directors
First Colonial Bankshares Corporation
______________, 1994
Page 5


                 We are not expressing any opinion herein as to the prices at which shares of Firstar Common Stock issued in the Merger may trade if and when they are issued or at any future time, nor does our opinion constitute a recommendation to any holder of First Colonial Common Stock as to how such holder should vote with respect to the Merger Agreement at any meeting of holders of First Colonial Common Stock.

                 This letter is for the information of the Board of Directors of First Colonial and is not to be used, circulated, quoted or otherwise referred to for any other purpose, except in each case with our prior written consent which shall not be unreasonably withheld; provided, however, that this letter may be filed with or included in any registration statement, proxy statement, information statement or tender offer document to be delivered to the holders of First Colonial Common Stock if set forth in its entirety therein, unless it has been withdrawn prior to the date of such document.

                 Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Exchange Ratio is fair, from a financial point of view, to the holders of First Colonial Common Stock.

                                        Very truly yours,

                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION


                                        By _________________________________
                                           C. Douglas Mercer II
                                           Managing Director

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 20.         Indemnification of Directors and Officers.

                 Pursuant to the provisions of Wisconsin Business Corporation Law, Sections 180.0850 through 180.0859, inclusive, directors and officers of Firstar are entitled to mandatory indemnification from Firstar against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to Firstar and such breach or failure constituted: (a) a willful failure to deal fairly with Firstar or its shareholders in connection with a matter in which the director or officer had a material conflict of interest;
(b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under Section 180.0828 of the Wisconsin Business Corporation Law, directors of Firstar are not subject to personal liability to Firstar, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined above.

                 Firstar's Bylaws contain similar indemnification provisions as to directors and officers of Firstar. In addition, Firstar has entered into individual indemnity agreements with all of its current directors. The indemnity agreements are virtually identical in all substantive respects to Firstar's Bylaws.

                 Expenses for the defense of any action for which indemnification may be available may be advanced by Firstar under certain circumstances.

                 Firstar maintains a liability insurance policy for officers and directors which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

                 In addition, Firstar's Pension Plan and Thrift and Sharing Plan provide for indemnification of members of the plan committees and directors of Firstar as follows:

                 The Company shall indemnify each member of the Plan Committee and the Board and hold each of them harmless from the consequences of his acts or conduct in his official capacity, if he acted in good faith and in a manner he reasonably believed to be solely in the best interests of the Participants and their Beneficiaries, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. Such indemnification shall cover any and all attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent such amounts are not paid to such person(s) under the Company's fiduciary insurance policy and to the extent that such amounts are actually and reasonably incurred by such person(s).

Item 21.         Exhibits and Financial Statement Schedules.

                 (a) The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

                  Exhibit No.      Exhibit
                  2(a)             Agreement and  Plan of Reorganization dated
                                   as of July 31, 1994, among Firstar
                                   Corporation, Firstar Corporation  of
                                   Illinois  and First  Colonial Bankshares
                                   Corporation (Included  as Appendix B of the
                                   Proxy  Statement-Prospectus; Registrant
                                   agrees to  furnish supplementally a copy of
                                   any omitted schedule to the Commission upon
                                   request.)
                  2(b)             Plan of  Merger dated as of  July 31, 1994,
                                   between First Colonial Bankshares
                                   Corporation and  Firstar Corporation  of
                                   Illinois  and joined  in by  Firstar
                                   Corporation for  certain limited purposes
                                   (Included as Exhibit A of Appendix B of the
                                   Proxy Statement-Prospectus)
                  3(a)             Restated Articles of Incorporation, as
                                   amended, of Firstar
                  3(b)             Form of the Articles of Amendment to
                                   Firstar's Restated Articles  of
                                   Incorporation creating the Series D
                                   Convertible Preferred Stock
                  4(a)             Indenture dated  as of  June 1, 1986,
                                   between Firstar  Corporation and  Chemical
                                   Bank,  as Trustee, relating to  Firstar
                                   Corporation's 10% Notes  due 1996 (Exhibit
                                   4(b) to  Amendment No. 1 to Registration No.
                                   33-5932; incorporated herein by reference)
                  4(b)             Indenture  dated  as of  May 1,  1988,
                                   between  Firstar Corporation  and Chemical
                                   Bank, as Trustee, relating  to  Firstar
                                   Corporation's  10-1/4% Notes  due  1998
                                   (Exhibit  4(a)  to Amendment No. 1 to
                                   Registration No. 33-21527; incorporated
                                   herein by reference)
                  4(c)             Shareholder  Rights Plan of  Firstar
                                   Corporation  (Exhibit 4 of  Form 8-K dated
                                   January 19, 1989; incorporated herein by
                                   reference)
                  4(d)             Form of Mandatory Stock  Purchase Agreement
                                   dated  as of October 17, 1984  (Exhibit 10.1
                                   to Registration Statement No. 2-61745;
                                   incorporated herein by reference)
                  4(e)             Form  of 14% Subordinated  Capital Note due
                                   October 17,  1996 (Exhibit 10.2 to
                                   Registration Statement No. 2-61745;
                                   incorporated herein by reference)
                  4(f)             Form of  Assignment and Assumption Agreement
                                   among First Colonial, Firstar  and each of
                                   the obligors named on the signature pages
                                   thereof
                  4(g)             Form  of Amended and Restated  Deposit
                                   Agreement among  Firstar, Firstar  Trust
                                   Company, as depositary and the holders  from
                                   time to time of the Depositary Receipts
                                   issued thereunder (to be filed by amendment)
                  4(h)             Form of Depositary Receipt (to be filed by
                                   amendment)
                  5                Opinion of Howard H. Hopwood III, Esq.
                  8                Form of Tax Opinion of Vedder, Price,
                                   Kaufman & Kammholz
                  12               Statement Regarding Computation of Ratios
                  23(a)            Consent  of KPMG  Peat  Marwick  LLP
                                   addressed  to  Board of  Directors  of First
                                   Colonial Bankshares Corporation
                  23(b)            Consent of KPMG Peat Marwick LLP addressed
                                   to Board of Directors of Firstar Corporation
                  23(c)            Consent of Howard H. Hopwood III, Esq.
                                   (included in Exhibit 5)
                  23(d)            Consent of Vedder, Price, Kaufman & Kammholz
                                   (included in Exhibit 8)
                  23(e)            Consent of Donaldson, Lufkin & Jenrette (to
                                   be filed by amendment)
                  24               Powers of Attorney

Exhibit No.      Exhibit
- -----------      -------
99               Form of Proxy for the First Colonial Special
                 Meeting of Stockholders

                 (b) No financial statement schedules are required to be filed with regard to Firstar or First Colonial.

Item 22.         Undertakings.

                 (1) Firstar hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Special report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) Firstar hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (3) Firstar undertakes that every Prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Firstar pursuant to the foregoing provisions, or otherwise, Firstar has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Firstar of expenses incurred or paid by a director, officer or controlling person or Firstar in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Firstar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (5) Firstar hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                 (6) Firstar hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                 (7) Firstar hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Milwaukee and State of Wisconsin on November 21, 1994.

                                        FIRSTAR CORPORATION


                                        By: /s/ Roger L. Fitzsimonds
                                            ------------------------------
                                            Roger L. Fitzsimonds
                                            Chairman of the Board and
                                            Chief Executive Officer


                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 Signature                                  Title                           Date
 ---------                                  -----                           ----
 /s/ Roger L. Fitzsimonds                   Chairman of the Board, Chief    November 21, 1994
 ----------------------------------         Executive Officer and
 Roger L. Fitzsimonds                       Director


 /s/ John A. Becker                         President, Chief Operating      November 21, 1994
 ----------------------------------         Officer and Director
 John A. Becker

 /s/ William H. Risch                       Senior Vice President-Finance   November 21, 1994
 ----------------------------------
 William H. Risch                           and Treasurer

 /s/ Michael E. Batten            *         Director                        November 21, 1994
 ---------------------------------
 Michael E. Batten

                                            Director
 ----------------------------------
 Robert C. Buchanan

 /s/ George M. Chester, Jr.       *         Director                        November 21, 1994
 ---------------------------------
 George M. Chester, Jr.

 /s/ Roger H. Derusha             *         Director                        November 21, 1994
 ---------------------------------
 Roger H. Derusha

 /s/ James L. Forbes              *         Director                        November 21, 1994
 ---------------------------------
 James L. Forbes

 /s/ Holmes Foster                *         Director                        November 21, 1994
 ---------------------------------
 Holmes Foster

 Signature                                  Title                           Date
 ---------                                  -----                           ----
 /s/ Joseph F. Heil, Jr.          *         Director                        November 21, 1994
 ---------------------------------
 Joseph F. Heil, Jr.

                                            Director
 ----------------------------------
 John H. Hendee, Jr.

 /s/ Jerry M. Hiegel              *         Director                        November 21, 1994
 ---------------------------------
 Jerry M. Hiegel

                                            Director
 ----------------------------------
 Joseph F. Hladky, III

 /s/ James H. Keyes               *         Director                        November 21, 1994
 ---------------------------------
 James H. Keyes

 /s/ Sheldon B. Lubar             *         Director                        November 21, 1994
 ---------------------------------
 Sheldon B. Lubar

 /s/ Daniel F. McKeithan, Jr.     *         Director                        November 21, 1994
 ---------------------------------
 Daniel F. McKeithan, Jr.

 /s/ George W. Mead, II                     Director                        November 21, 1994
 ----------------------------------
 George W. Mead, II

 /s/ Guy A. Osborn                          Director                        November 21, 1994
 ----------------------------------
 Guy A. Osborn

 /s/ Judith D. Pyle               *         Director                        November 21, 1994
 ---------------------------------
 Judith D. Pyle

                                            Director
 ----------------------------------
 Clifford V. Smith, Jr.

 /s/ William W. Wirtz             *         Director                        November 21, 1994
 ---------------------------------
 William W. Wirtz


                                        By:  /s/ Howard H. Hopwood III
                                             --------------------------
                                             Howard H. Hopwood III
                                             Attorney-in-Fact


__________________________

*Pursuant to authority granted by powers of attorney filed with the Registration Statement.

                                 EXHIBIT INDEX

                                                                                                                Sequential
                  Exhibit No.      Exhibit                                                                      Page Number
                  -----------      -------                                                                      -----------
                  2(a)             Agreement and Plan of Reorganization  dated as of July 31, 1994, among
                                   Firstar   Corporation,  Firstar  Corporation  of  Illinois  and  First
                                   Colonial Bankshares Corporation (Included as  Appendix B of the  Proxy
                                   Statement-Prospectus;  Registrant agrees  to furnish  supplementally a copy of any omitted schedule to the Commission upon request.)
                  2(b)             Plan  of Merger  dated as  of July  31,  1994, between  First Colonial
                                   Bankshares Corporation and Firstar  Corporation of Illinois and joined in by  Firstar Corporation for  certain limited purposes  (Included as
                                   Exhibit A of Appendix B of the Proxy Statement-Prospectus)
                  3(a)             Restated Articles of Incorporation, as amended, of Firstar
                  3(b)             Form  of the Articles  of Amendment to Firstar's  Restated Articles of
                                   Incorporation creating the Series D Convertible Preferred Stock
                  4(a)             Indenture dated as  of June 1, 1986,  between Firstar Corporation  and
                                   Chemical  Bank,  as Trustee,  relating  to  Firstar Corporation's  10%
                                   Notes due 1996  (Exhibit 4(b) to Amendment  No. 1 to Registration  No.
                                   33-5932; incorporated herein by reference)
                  4(b)             Indenture dated  as of May 1,  1988, between  Firstar Corporation  and
                                   Chemical Bank,  as Trustee, relating to  Firstar Corporation's 10-1/4%
                                   Notes due 1998 (Exhibit  4(a) to Amendment No.  1 to Registration  No.
                                   33-21527; incorporated herein by reference)
                  4(c)             Shareholder  Rights Plan of Firstar Corporation (Exhibit 4 of Form 8-K
                                   dated January 19, 1989; incorporated herein by reference)
                  4(d)             Form of  Mandatory Stock Purchase  Agreement dated as  of October  17,
                                   1984   (Exhibit   10.1   to   Registration   Statement   No.  2-61745;
                                   incorporated herein by reference)
                  4(e)             Form  of 14% Subordinated  Capital Note due October  17, 1996 (Exhibit
                                   10.2  to Registration  Statement No.  2-61745; incorporated  herein by reference)
                  4(f)             Form  of Assignment  and  Assumption Agreement  among  First Colonial,
                                   Firstar and each of the obligors named on the signature pages thereof
                  4(g)             Form of Amended and Restated Deposit Agreement among  Firstar, Firstar
                                   Trust Company, as depositary and the  holders from time to time of the
                                   Depositary Receipts issued thereunder (to be filed by amendment)
                  4(h)             Form of Depositary Receipt (to be filed by amendment)
                  5                Opinion of Howard H. Hopwood III, Esq.
                  8                Form of Tax Opinion of Vedder, Price, Kaufman & Kammholz
                  12               Statement Regarding Computation of Ratios
                  23(a)            Consent of  KPMG Peat Marwick  LLP addressed to Board  of Directors of
                                   First Colonial Bankshares Corporation

                                                                                                                Sequential
                  Exhibit No.      Exhibit                                                                      Page Number
                  -----------      -------                                                                      -----------
                  23(b)            Consent of KPMG  Peat Marwick LLP  addressed to Board of  Directors of
                                   Firstar Corporation
                  23(c)            Consent of Howard H. Hopwood III, Esq. (included in Exhibit 5)
                  23(d)            Consent of Vedder, Price, Kaufman & Kammholz (included in Exhibit 8)
                  23(e)            Consent of Donaldson, Lufkin & Jenrette (to be filed by amendment)
                  24               Powers of Attorney
                  99               Form of Proxy for the First Colonial Special Meeting of Stockholders





                                       2